As filed with the Securities and Exchange Commission on February 8, 2013

Registration No. 333-186252

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hologic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3844	04-2902449
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

35 Crosby Drive

Bedford, Massachusetts 01730

(781) 999-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn P. Muir

Chief Financial Officer

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

(781) 999-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Philip J. Flink, Esquire

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

(617) 856-8200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Cruiser, Inc.(1)	Delaware	3844	04-3602309
Cytyc Corporation(1)	Delaware	3844	26-1261379
Cytyc Interim, Inc.(1)	Delaware	3844	04-3569083
Cytyc International, Inc.(1)	Delaware	3844	04-3559485
Cytyc Prenatal Products Corp.(1)	Delaware	3844	77-0054952
Cytyc Surgical Products III, LLC(1)	Delaware	3844	77-0463392
Direct Radiography Corp.(1)	Delaware	3844	51-0372091
Gen-Probe Incorporated(1)	Delaware	3844	33-0044608
Gen-Probe Sales & Service, Inc.(1)	Delaware	3844	33-0767987
Gen-Probe International, Inc.(1)	Delaware	3844	90-0687100
Gen-Probe Holdings, Inc.(1)	Delaware	3844	20-4384230
Gen-Probe Transplant Diagnostics, Inc.(1)	Delaware	3844	06-1712805
Gen-Probe GTI Diagnostics Holding Company(1)	Delaware	3844	26-2814515
Gen-Probe GTI Diagnostics, Inc.(1)	Wisconsin	3844	39-1430953
Gen-Probe Prodesse, Inc.(1)	Wisconsin	3844	39-1775094
Interlace Medical, Inc.(1)	Delaware	3844	56-2524653
Sentinelle Medical USA Inc.(1)	Nevada	3844	26-1395463
SST Merger Corp.(1)	Delaware	3844	26-0579652
Suros Surgical Systems, Inc.(1)	Delaware	3844	35-2115487
Third Wave Agbio, Inc.(1)	Delaware	3844	39-1941663
Third Wave Technologies, Inc.(1)	Delaware	3844	39-1791034
BioLucent, LLC(1)	Delaware	3844	94-3368267
Cytyc Development Company LLC(1)	Delaware	3844	04-3557402
Cytyc Limited Liability Company(1)	Delaware	3844	83-0341254
Hologic Limited Partnership(1)	Massachusetts	3844	54-2074352
Cytyc Surgical Products, Limited Partnership(1)	Massachusetts	3844	77-0339123
Cytyc Surgical Products II, Limited Partnership(1)	Massachusetts	3844	41-1816094

*	The 6.25% Senior Notes due 2020 were issued by Hologic, Inc. The additional registrants are guarantors.
(1)	The address and telephone number of each of these additional registrant guarantors’ principal executive offices is the same as Hologic, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2013

PROSPECTUS

Hologic, Inc.

Offer to Exchange up to

$1,000,000,000 Outstanding 6.25% Senior Notes due 2020 Issued on August 1, 2012 (CUSIP Nos. 436440 AD3, U38284 AA0, 436440 AE1) for

Like Principal Amount of 6.25% Senior Notes due 2020 (CUSIP No. 436440 AF8), which have been Registered Under the Securities Act of 1933, as amended (the “Securities Act”)

We are offering to exchange our 6.25% Senior Notes due 2020, or the “new notes,” for our currently outstanding 6.25% Senior Notes due 2020, or the “old notes.” The new notes are substantially identical to the old notes, except that the new notes have been registered under the federal securities laws and will not bear any legend restricting their transfer, will bear a different CUSIP number than the old notes and will not be entitled to certain registration rights and related provisions for additional interest applicable to the old notes. The new notes will represent the same debt as the old notes, and we will issue the new notes under the same indenture. The new notes will be guaranteed, jointly and severally, fully and unconditionally, subject to customary release provisions, by Hologic, Inc. and each of our existing and future U.S. subsidiaries that guarantee any of our senior secured credit facilities.

Terms of the 6.25% Senior Notes due 2020 offered in the Exchange Offer

•

The terms of the new notes are substantially identical to the terms of the old notes that were issued August 1, 2012, except that the new notes will be registered under the Securities Act and will not contain transfer restrictions, registration rights or provisions for additional interest.

Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, which is 21 business days after the exchange offer is commenced, unless extended.

•	We are offering to exchange up to $1,000,000,000 of our old notes for new notes with substantially identical terms which have been registered under the Securities Act and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•

The exchange of old notes for new notes should not be a taxable event for U.S. federal income tax purposes. See the discussion below under the caption “Material U.S. Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences to you of the exchange offer.

•	The exchange offer is subject to the conditions set forth under “The Exchange Offer—Conditions to the Exchange Offer.”

•	We will not receive any proceeds from the exchange offer.

•	There is no existing public market for the old notes or the new notes and we do not intend to apply for listing of the new notes on any securities exchange or automated quotation system.

•

Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that, subject to some exceptions, the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided you are not an affiliate of ours.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Except in very limited circumstances, current and future holders of old notes who do not participate in the exchange offer will not be entitled to any future registration rights, and will not be permitted to transfer their old notes absent an available exemption from registration. Except in very limited circumstances, upon completion of the exchange offer, we will have no further obligation to register and currently do not anticipate that we will register old notes under the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities. Under the registration rights agreement we have agreed that, for a period of up to the earlier of (i) 180 days after the effective date of the registration statement of which this prospectus forms a part (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which such broker-dealers no longer own any of the old notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors ” beginning on page 13 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it.

We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation.

The information in this prospectus is current only as of the date on its cover, and may change after that date. The information in any document incorporated by reference in this prospectus is current only as of the date of any such document. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct—nor do we imply those things by delivering this prospectus or selling securities to you.

This prospectus incorporates important business and financial information about Hologic, Inc. that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Hologic, Inc., 35 Crosby Drive, Bedford, Massachusetts 01730, Attention: Mark J. Casey, Chief Administrative Officer and General Counsel, Telephone Number: (781) 999-7300. To obtain timely delivery of documents or information, we must receive your request no later than five (5) business days before the expiration date of the exchange offer.

The section “Description of the New Notes” of this prospectus contains more detailed information regarding the terms and conditions of the new notes. Unless the context indicates otherwise, the words “we,” “our,” “ours,” and “us” refer to Hologic, Inc., a Delaware corporation. In this prospectus, unless the context otherwise requires, we refer to the unregistered 6.25% senior notes due 2020, issued on August 1, 2012, as the “old notes,” and we refer to the registered 6.25% senior notes due 2020 as the “new notes.” The 6.25% senior notes due 2020 are sometimes referred to herein as the “notes,” which term, except with respect to discussions of income tax consequences and unless the context otherwise requires, includes the new notes and the old notes.

i

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

We are required to file annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us. The SEC’s web site is at http://www.sec.gov.

We also make available free of charge on our internet website at http://www.hologic.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below that Hologic, Inc. has previously filed with the SEC:

•	Hologic, Inc.’s Annual Report on Form 10-K for the year ended September 29, 2012 filed on November 28, 2012;

•	Hologic, Inc.’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2012 filed on February 7, 2013;

•	Hologic, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 16, 2013; and

•

Hologic, Inc.’s Current Reports on Form 8-K filed on November 13, 2012 (pursuant to Item 5.02 and the related exhibits only), January 4, 2013, January 22, 2013 and January 28, 2013 and our Current Reports on Form 8-K/A filed on October 15, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or Form 8-K/A).

In addition, we incorporate by reference in this prospectus any future filings made by Hologic, Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the termination of the offering of the securities offered by this prospectus.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

Attention: Mark J. Casey

Chief Administrative Officer and General Counsel

Telephone Number: (781) 999-7300

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of the federal securities laws. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	the effect of the continuing worldwide macroeconomic uncertainty on our business and results of operation;

•	the coverage and reimbursement decisions of third-party payors relating to the use of our products and treatments;

•	the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on our business and results of operation;

•	the anticipated impact of the U.S. excise tax on the sale of most medical devices, effective January 1, 2013, on our business and results of operation;

•	the impact and anticipated benefits of the acquisition of Gen-Probe and the challenges associated with successfully integrating and operating the Gen-Probe business;

•	the impact and anticipated benefits of other recently completed acquisitions and acquisitions we may complete in the future;

•	our ability to consolidate certain of our manufacturing operations on a timely basis without disrupting our business and to achieve anticipated cost synergies in connection therewith;

•	our goal of expanding our market positions;

•	the development of new competitive technologies and products;

•	regulatory approval and clearances for our products;

•	production schedules for our products;

•	the anticipated development of our markets and the success of our products in these markets;

•	the anticipated performance and benefits of our products;

•	business strategies;

•	estimated asset and liability values;

•	the impact and costs and expenses of any litigation we may be subject to now or in the future;

•	our compliance with covenants contained in our indebtedness;

•	anticipated trends relating to our financial condition or results of operations; and

•	our capital resources and the adequacy thereof.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based. Factors that could cause or contribute to differences in our future financial results include the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, or SEC, including those set forth under “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 29, 2012, which is incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

TRADEMARK NOTICE

Hologic is a trademark of Hologic, Inc. Other trademarks, logos, and slogans registered or used by Hologic and its divisions and subsidiaries in the United States and other countries include, but are not limited to, the following: APTIMA, APTIMA COMBO 2, Cervista, Cytyc, Dimensions, Fluoroscan, Gen-Probe, Healthcome, Interlace, Invader, LIFECODES, LORAD, MyoSure, NovaSure, PANTHER, PROCLEIX, Rapid fFN, Sentinelle, TCT, ThinPrep, and TIGRIS.

MARKET AND INDUSTRY DATA

This prospectus and the information incorporated by reference into it includes information with respect to market share and industry conditions, which are based upon internal estimates and various third-party sources. While management believes that such data is reliable, we have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

NOTICE TO HOLDERS OUTSIDE THE UNITED STATES

This prospectus is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in Member States of the European Economic Area. This prospectus does not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange the old notes and/or the new notes, as applicable, in any circumstances in which such offer or solicitation is unlawful. Each holder of old notes tendering for new notes will be deemed to have represented, warranted and agreed that, if it is a person resident in a Member State of the European Economic Area, it is a “qualified investor” for the purposes of Article 2(1)(e) of Directive 2003/71/EC as amended by Directive 2010/73/EU.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This is only a summary and therefore does not contain all the information that may be important to you in deciding whether or not to participate in this exchange offer. You should carefully read the entire prospectus (including the information set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus), the accompanying letter of transmittal, our consolidated financial statements and the other information incorporated by reference in this prospectus before deciding whether or not to participate in this exchange offer. The new notes will be issued by Hologic, Inc., a Delaware corporation (“Hologic”), and will be jointly and severally guaranteed by each of our existing and future domestic restricted subsidiaries that are guarantors under the indenture governing the notes (the “guarantors”).

OUR COMPANY

We are a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Our core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. We sell and service our products through a combination of direct sales and service forces and a network of independent distributors and sales representatives.

Our breast health products include a broad portfolio of breast imaging and related products and accessories, including digital and film-based mammography systems, magnetic resonance imaging, or MRI, breast coils, computer-aided detection, or CAD, for mammography and MRI, minimally invasive breast biopsy devices, breast biopsy site markers, breast biopsy guidance systems, breast imaging comfort pads, and breast brachytherapy products. Our most advanced breast imaging platform, Dimensions, utilizes a new technology called tomosynthesis to produce three dimensional, or 3D, images, as well as conventional two dimensional, or 2D, full field digital mammography images. In the U.S., our Dimensions product was approved in December 2008 by the Food and Drug Administration, or FDA, for providing conventional 2D images. In February 2011, we received approval from the FDA to enable the 3D tomosynthesis capability of our Dimensions system.

We offer a wide range of diagnostic products which are used primarily to aid in the diagnosis of human diseases and screen donated human blood. Our molecular diagnostics products include our APTIMA family of assays, our proprietary Invader chemistry and advanced instrumentation (PANTHER, TIGRIS and HTA). The APTIMA family of assays is used to detect the common sexually transmitted diseases, or STDs, chlamydia and gonorrhea, certain high-risk strains of the human papillomavirus, or HPV, and Trichomonas vaginalis, the parasite that causes trichomoniasis. Our Invader chemistry comprises molecular diagnostic reagents used for a variety of DNA and RNA analysis applications, including Cervista HPV high risk, or HR, and Cervista HPV 16/18 products to assist in the diagnosis of HPV, as well as other products to diagnose cystic fibrosis, cardiovascular risk and other diseases. Our diagnostics products also include the ThinPrep System, which is primarily used in cytology applications such as cervical cancer screening, and the Rapid Fetal Fibronectin Test, which assists physicians in assessing the risk of pre-term birth. In blood screening, we develop and manufacture the PROCLEIX family of assays, which are used to detect the human immunodeficiency virus, or HIV, the hepatitis C virus, or HCV, the hepatitis B virus, or HBV, and the West Nile virus, or WNV, in donated human blood. These blood screening products are marketed worldwide by our blood screening collaborator, Novartis Vaccines and Diagnostics, Inc., or Novartis, under Novartis’ trademarks.

Our GYN surgical products include the NovaSure Endometrial Ablation System, or NovaSure, and the MyoSure Hysteroscopic Tissue Removal System, or MyoSure. The NovaSure system involves a minimally invasive procedure for the treatment of heavy menstrual bleeding. The MyoSure system is a tissue removal device that is designed to provide transcervical or incision-less removal of fibroids and polyps within the uterus.

Our skeletal health products include dual-energy X-ray bone densitometry systems, an ultrasound-based osteoporosis assessment product, and our Fluoroscan mini C-arm imaging products.

We were incorporated in Massachusetts in October 1985 and reincorporated in Delaware in March 1990.

CORPORATE INFORMATION

Our principal executive offices are located at 35 Crosby Drive, Bedford, Massachusetts 01730, our telephone number is (781) 999-7300 and our internet website is located at http://www.hologic.com. Information contained in or accessible through our website is not part of this prospectus.

THE EXCHANGE OFFER

Old Notes	6.25% Senior Notes due 2020, which we issued on August 1, 2012. The old notes were issued under the indenture, dated as of August 1, 2012.

New Notes	6.25% Senior Notes due 2020, the issuance of which has been registered under the Securities Act. The form and the terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes.

Exchange Offer for Notes	We are offering to issue up to $1,000,000,000 aggregate principal amount of new notes in exchange for a like principal amount of old notes to satisfy our obligations under the exchange and registration rights agreement that we entered into when the old notes were issued in a transaction consummated in reliance upon the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, which is 21 business days after the exchange offer is commenced, unless we extend or earlier terminate the exchange offer.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2013, which is 21 business days after the exchange offer is commenced, unless we extend or earlier terminate the exchange offer. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	We are not required to accept for exchange, or to issue new notes in exchange, for any old notes and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or the guarantors’ ability to proceed with the exchange offer;

•	we do not receive all of the governmental approvals that we believe are necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	Unless you comply with the procedure described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending (i) the certificates for your old notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to Wells Fargo Bank, National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but:

•	the old notes are not immediately available;

•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

then you may tender old notes by following the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material U.S. Federal Income Tax Considerations	The exchange of old notes for the new notes in connection with the exchange offer should not be a taxable sale or exchange for U.S. federal income tax purposes. Consequently, a holder should not recognize gain or loss upon receipt of the new notes in the exchange offer, the holder’s basis in the new notes should be the same as its basis in the corresponding old notes immediately before the exchange and the holder’s holding period in the new notes should include its holding period in the old notes. See the discussion below under the caption “Material U.S. Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretation by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, as long as:

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act;

•	you are acquiring the new notes in your ordinary course of business;

•	neither you, nor, to your actual knowledge, any other person receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution of the new notes;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the new notes issued in the exchange offer; and

•	if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities (and not directly from us or any of our affiliates), and you will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes (See “Plan of Distribution”).

If you do not meet these requirements, your resale of the new notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer a new note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See “The Exchange Offer—Consequences of Exchanging Old Notes.”

Broker-Dealers	Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of such broker-dealer’s market-making activities or other trading activities acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities. Under the registration rights agreement we have agreed that, for a period of up to the earlier of (i) 180 days after the effective date of the registration statement of which this prospectus forms a part and (ii) the date on which such broker-dealers no longer own any of the old notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” beginning on page 117 for more information.

Registration Rights Agreement for the Old Notes	When we issued the old notes on August 1, 2012, we entered into a registration rights agreement with the guarantors and the purchasers of the old notes party thereto. Under the terms of the registration rights agreement, we and the guarantors agreed to:

•	file the exchange offer registration statement with the SEC no later than January 28, 2013;

•	use all commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than April 28, 2013;

•

use all commercially reasonable efforts to commence the exchange offer promptly and no later than 10 business days after the effective time of the registration statement, hold the exchange offer open for at least 20 business days, and consummate the exchange offer promptly following the expiration of the exchange offer;

•

file a shelf registration statement for the resale of the old notes if we cannot effect an exchange offer within the time periods listed above, and in certain other circumstances, and use all commercially reasonable efforts to keep such shelf registration statement continuously effective for a period ending on the earlier of the time when the old notes are freely tradeable pursuant to Rule 144 under the Securities Act or such time as there are no longer any Registrable Securities (as defined in the registration rights agreement) outstanding; and

•

if we fail to meet our registration obligations under the registration rights agreement, we will pay special interest in addition to the base interest on the affected Registrable Securities then outstanding at a per annum rate of 0.25% for the first 90 days immediately following the occurrence of such default, at a per annum rate of 0.50% for the second 90 days, at a per annum rate of 0.75% for the third 90 days and at a per annum rate of 1.0% thereafter.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the old notes under the Securities Act, and holders of old notes that do not exchange old notes for new notes in the exchange offer will no longer have registration rights with respect to the old notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by such holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Failing to Exchange Old Notes” and “Registration Rights Agreement.”

SUMMARY DESCRIPTION OF THE NEW NOTES

The summary below describes the principal terms of the new notes. The terms and conditions described below are subject to important limitations and exceptions. You should read this summary in conjunction with the section entitled “Description of the New Notes” contained in this prospectus which contains a more detailed description of the terms and conditions of the new notes.

Issuer	Hologic, Inc.

Total Amount of Notes Offered	$1.0 billion aggregate principal amount of 6.25% Senior Notes due 2020.

Maturity	August 1, 2020.

Interest	6.25% per annum, payable semi-annually in arrears in cash on February 1 and August 1 of each year, commencing on February 1, 2013.

Form and Terms	The new notes will be substantially identical to the old notes except that:

•	the new notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer;

•	the new notes will bear a different CUSIP number from the old notes; and

•	you will not be entitled to any exchange or registration rights with respect to the new notes, and the new notes will not provide for special interest in connection with registration defaults.

The new notes will evidence the same debt as the old notes and the same indenture will govern both the old and new notes.

Guarantees	The notes will be fully and unconditionally guaranteed on a senior basis by each of our existing and subsequently acquired or organized U.S. subsidiaries that is a guarantor of our senior secured credit facilities. See “Description of the New Notes—Guarantees.”

Ranking	The notes will be our and the guarantors’ senior unsecured obligations. The notes will rank equally in right of payment with all of our existing and future unsubordinated indebtedness, senior in right of payment to any future subordinated indebtedness and effectively junior to our existing and future secured indebtedness, including indebtedness outstanding under our senior secured credit facilities to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The guarantees will be the guarantors’ senior unsecured obligations. The guarantees will rank equally in right of payment with all existing and future unsubordinated indebtedness of each guarantor, senior in right of payment to any future subordinated indebtedness of each guarantor and effectively junior to all existing and future secured indebtedness of each guarantor to the extent of the value of the collateral securing such indebtedness.

At December 29, 2012:

•

we and the guarantors had outstanding approximately $2.48 billion aggregate principal of secured debt that ranked effectively senior to the notes to the extent of the value of the collateral securing such debt; and

•

our subsidiaries that have not guaranteed the notes had approximately $135.2 million of outstanding liabilities, including trade payables but excluding intercompany liabilities, that ranked effectively senior to the notes.

Optional Redemption	Prior to August 1, 2015, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings at a redemption price of 106.250%, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, prior to August 1, 2015, we may redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole premium” as described in this prospectus.

On or after August 1, 2015, we may redeem all or a portion of the notes at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

See “Description of the New Notes—Optional Redemption.”

Change of Control Offer	If we experience certain change of control events, we must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date. See “Description of the New Notes—Repurchase of Notes Upon a Change of Control.”

Asset Sale Offer	If we, or any of our restricted subsidiaries, sell assets under certain circumstances we must offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date. See “Description of the New Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Restrictive Covenants	The notes will be issued under an indenture containing covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

•	incur indebtedness or issue certain preferred equity;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	make certain investments;

•	agree to payment restrictions affecting the restricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;

•	enter into transactions with our affiliates;

•	create liens;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge or sell substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications, including the suspension or revision of certain of these covenants upon the notes receiving an investment grade credit rating. See “Description of the New Notes—Certain Covenants.”

No Prior Market; No Listing	The new notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. An active trading market for the new notes may not develop, and there can be no assurance as to the liquidity of any market that may develop for the new notes.

RISK FACTORS

You should refer to the section of this prospectus entitled “Risk Factors” beginning on page 13 and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to participate in the exchange offer, including factors affecting forward-looking statements.

For additional information regarding the notes, see the “Description of the New Notes” section of this prospectus.

RISK FACTORS

Before you decide to exchange your old notes in the exchange offer, you should understand the risks involved. You should carefully consider the risks described below as well as the risks incorporated by reference into this prospectus. Other risks and uncertainties not presently known to us or that we currently deem immaterial may also materially adversely affect us. If any of such risks actually occur, the value of the new notes could decline substantially and you may lose all or part of your investment. In these “Risk Factors”, unless otherwise indicated or the context otherwise requires, the words “Hologic,” “we,” “us,” “our” and “ours” refer to Hologic and its subsidiaries.

Risks Relating to the New Notes

If an active trading market for the new notes does not exist, you may not be able to resell them.

The new notes will constitute new issues of securities and there is no established trading market for the notes. We have not applied and do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation systems. As a result, we cannot assure you as to the liquidity of any trading market for the new notes.

We also cannot assure you that you will be able to sell your new notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your new notes at their fair market value, or at all. The liquidity of, and trading market for, the new notes may also be adversely affected by, among other things, prevailing interest rates, our operating performance and financial condition, the interest of securities dealers in making a market, and the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the new notes will be subject to disruptions. Any disruptions may have a negative effect on holders, regardless of our prospects and financial performance.

Risk Relating to the Notes and our Indebtedness

The notes are unsecured and effectively subordinated to our and the guarantors’ senior secured indebtedness.

Our obligations under the notes and the guarantors’ obligations under the guarantees of the notes are not secured by any of our or our subsidiaries’ assets. Our borrowings under our senior secured credit facilities and the related guarantees are secured by a pledge of substantially all of our and the guarantors’ assets. As a result, the notes and the guarantees are effectively subordinated to all of our and the guarantors’ secured indebtedness and other obligations to the extent of the value of the assets securing such obligations.

At December 29, 2012, we and the guarantors had outstanding approximately $2.48 billion aggregate principal of secured debt that ranked effectively senior to the notes to the extent of the value of the collateral securing such debt. In addition, the indenture governing the notes permits us and our subsidiaries to incur additional secured indebtedness, subject to certain restrictions.

If we and the guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of our and the guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, our outstanding convertible notes, and all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You therefore may not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes.

The notes and the guarantees are structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

Not all of our subsidiaries guarantee the notes. The notes and the guarantees are structurally subordinated to the indebtedness and other liabilities of any non-guarantor subsidiary and holders of the notes will not have any claim as a creditor against any non-guarantor subsidiary. Accordingly, claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. In addition, subject to certain limitations, the indenture governing the notes permits non-guarantor subsidiaries to incur additional indebtedness and does not limit their ability to incur liabilities not constituting indebtedness. Our non-guarantor subsidiaries generated approximately 19.9% of our consolidated net revenues in the three months ended December 29, 2012 and, as of December 29, 2012, held approximately 18.5% of our consolidated assets (excluding goodwill, intangible assets and intercompany receivables) and had approximately $135.2 million in total outstanding liabilities (excluding intercompany payables) that rank effectively senior to the notes.

We incurred significant indebtedness in order to finance the acquisition of Gen-Probe, which limits our operating flexibility, and could adversely affect our operations and financial results and prevent us from fulfilling our obligations, including the notes.

As of December 29, 2012, following the acquisition of Gen-Probe, we had approximately $5.2 billion aggregate principal of indebtedness. We also have other contractual obligations and deferred tax liabilities. This significant level of indebtedness and our other obligations may:

•	make it more difficult for us to satisfy our obligations with respect to our outstanding indebtedness, including the notes;

•	increase our vulnerability to general adverse economic and industry conditions, including increases in interest rates;

•

require us to dedicate a substantial portion of our cash flow from operations to interest and principal payments on our indebtedness, which will reduce the availability of our cash flow to fund working capital, capital expenditures, expansion efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, general corporate purposes or acquisitions.

In addition, the terms of our financing obligations require us to meet certain financial covenants that are customary with these types of credit facilities, which are described in Note 5 “Borrowings and Credit Arrangements” in the accompanying notes to the consolidated financial statements contained in Item 15 of our Annual Report on Form 10-K for the year ended September 29, 2012 and Note 5 “Borrowings and Credit Arrangements” in the accompanying notes to the consolidated financial statements contained in Item 1 of our Quarterly Report on Form 10-Q for the three months ended December 29, 2012, which are incorporated by reference in this prospectus. If we are unable to comply with these covenants, we could default under the credit facilities, which could cause us to be unable to borrow additional amounts under the credit facilities and may result in the acceleration of the maturity of our outstanding indebtedness under the facilities. If the maturities were accelerated, we may not have sufficient funds available for repayment, and if we were unable to borrow further under the facilities, we may not be able to make investments in our business to support our strategy or we may end up in bankruptcy proceedings, or other processes, in which our business would be negatively impacted. In addition, our shareholders could be adversely impacted as shareholder value could decrease to a point of limited return. Each scenario would result in significant negative implications to our liquidity and results of operations.

Further, the terms of our financing obligations contain covenants that restrict our ability, and that of our subsidiaries, to engage in certain transactions and may impair our ability to respond to changing business and economic conditions, including, among other things, limitations on our ability to:

•	incur indebtedness or issue certain preferred equity;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	make certain investments;

•	agree to payment restrictions affecting the restricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;

•	enter into transactions with our affiliates;

•	create liens;

•	designate our subsidiaries as unrestricted subsidiaries;

•	consolidate, merge or sell substantially all of our assets; and

•	use the proceeds of permitted sales of our assets.

Our senior secured credit facilities also require us to satisfy certain financial covenants. Our ability to comply with these provisions may be affected by general economic conditions, political decisions, industry conditions and other events beyond our control. Our failure to comply with the covenants contained in the credit facilities, including financial covenants, could result in an event of default, which could materially and adversely affect our results of operation and financial condition.

If there were an event of default under one of our debt instruments or a change of control, the holders of the debt could cause all amounts outstanding with respect to that debt to be due and payable immediately and may be cross-defaulted to other debt, including the notes. Our assets or cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default or change of control, and there is no guarantee that we would be able to repay, refinance or restructure the payments on such debt. See “Description of Other Indebtedness.”

If the notes are rated as investment grade by either Standard & Poor’s or Moody’s, certain covenants contained in the indenture will be suspended, and you will lose the protection of these covenants during any such suspension period.

The indenture contains certain covenants that will be suspended if the notes are rated investment grade by either Standard & Poor’s Rating Services (“S&P”) or Moody’s Investor Services, Inc. (“Moody’s”) for so long as the notes maintain such a rating from one of these rating agencies. The covenants that will be suspended include the restrictions on our and our restricted subsidiaries’ ability to:

•	incur indebtedness or issue certain preferred equity;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	make certain investments;

•	agreement to payment restrictions affecting the restricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;

•	enter into transactions with our affiliates;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge or sell substantially all of our assets.

In addition, the covenant with respect to limitations on liens will be modified to make it less restrictive.

Because these restrictions will be suspended or will be modified if the notes are rated investment grade, we will be able to incur additional debt and consummate transactions during any such suspension period that may impair our ability to satisfy our obligations with respect to the notes.

We may not be able to generate sufficient cash flow to service all of our indebtedness and other obligations, including under the notes.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures, strategic transactions and expansion efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not be able to generate sufficient cash flow from operations, and we can give no assurance that future borrowings will be available to us in amounts sufficient to enable us to pay our indebtedness as such indebtedness matures and to fund our other liquidity needs. If this occurs, we will need to refinance all or a portion of our indebtedness on or before maturity, and there can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms, or at all. We may need to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, or obtaining additional equity or debt financing. These financing strategies may not be affected on satisfactory terms, if at all. Our ability to refinance our indebtedness or obtain additional financing, or to do so on commercially reasonable terms, will depend on, among other things, our financial condition at the time, restrictions in agreements governing our indebtedness, and other factors, including the condition of the financial markets and the markets in which we compete.

If we do not generate sufficient cash flow from operations, and additional borrowings, refinancings or proceeds from asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including under the notes.

The notes will mature after our other indebtedness currently outstanding.

The notes will mature on August 1, 2020. Our senior credit facilities will mature prior to August 1, 2020 and each holder of our outstanding convertible notes may require us to repurchase such holder’s notes prior to such date. In connection with any repurchase of such convertible notes, we will also be obligated to satisfy certain related deferred tax liabilities.

Therefore, we will be required to repay all of such indebtedness and other obligations before we are required to repay a portion of the interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay or refinance such amounts.

Under certain circumstances, a court could cancel the notes or the related guarantees under fraudulent conveyance laws.

Our issuance of the notes and the related guarantees may be subject to further review under federal or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might avoid (that is, cancel) our and the guarantors’ obligations under the notes and the related guarantees. The court might do so if it found that, when the notes and/or the related guarantees were issued, (i) we received less than reasonably equivalent value or fair consideration and (ii) we either (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we would incur debts beyond our ability to pay. The court could also avoid the notes and the related guarantees, without regard to factors (i) and (ii), if it found that we issued the notes and the related guarantees with actual intent to hinder, delay or defraud our creditors. The guarantees could be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

In addition, a court could avoid any payment by us or any guarantor pursuant to the notes, and require the return of any payment or the return of any realized value to us or the guarantor, as the case may be, or to a fund for the benefit of the creditors of us or the guarantor. In addition, under the circumstances described above, a court could subordinate rather than avoid obligations under the notes or the guarantees. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the notes from another guarantor or from any other source.

The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.

The indenture governing the notes limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

If a court avoided our obligations under the notes and the obligations of all the guarantors under their guarantees, you would cease to be our creditor or a creditor of the guarantors under their guarantees and likely have no source from which to recover amounts due under the notes. Even if the guarantee of a guarantor is not avoided as a fraudulent transfer, a court may subordinate the guarantee to that guarantor’s other debt. In that event, the guarantees would be structurally subordinated to all of that guarantor’s other debt.

We may not have the ability to raise the funds necessary to pay the change of control repurchase price or the repurchase price for notes surrendered in connection with our offer to repurchase notes following certain dispositions of assets as required by the indenture governing the notes and as may be required under other agreements governing our indebtedness.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase the notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. Upon the occurrence of certain specific asset dispositions, we will be required to offer to repurchase all outstanding notes, and any other indebtedness governed by a debt agreement containing a similar provision, at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

However, it is possible that we will not have sufficient funds at the time of the change of control or asset disposition to pay the related repurchase price. Our failure to pay the related repurchase price to holders surrendering their notes for repurchase would result in an event of default under the indenture governing the notes. In addition, the occurrence of a change of control would also constitute a default under the agreements governing our senior secured credit facilities. Our failure to repurchase any notes submitted in a change of control or asset sale offer could constitute an event of default under our other indebtedness, even if the change of control or asset sale itself would not cause a default under such indebtedness.

A default under our senior secured credit facilities would result in a default under the indenture governing the notes, in addition to a default under the indentures governing our outstanding convertible notes if the lenders accelerate the indebtedness under our senior secured credit facilities. If certain specific kinds of change of control events were to occur or we dispose of certain assets, we cannot assure you that we would have sufficient funds to repurchase any securities that we would be required to offer to repurchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such repurchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness or certain reorganizations and restructurings, may not constitute a change of control that would require us to offer to repurchase the notes under the indenture governing the notes. See “Description of the New Notes—Repurchase of Notes Upon a Change of Control.”

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A change of control, as defined below under “Description of the New Notes—Certain Definitions,” will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all our assets to another individual, group or entity may be uncertain.

The market price of the notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the price of the notes will rise or fall. Trading prices of the notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high-yield notes, will also have an impact on the trading prices of the notes.

Risks Relating to the Exchange Offer

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act.

In addition, we have the right, pursuant to the registration rights agreement related to the notes, to suspend the use of the registration statement in certain circumstances. In the event of such a suspension you would not be able to sell the new notes under the registration statement.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of old notes. As old notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding old notes will decrease. This decrease could reduce the liquidity of the trading market for the old notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding old notes following the exchange offer.

For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Failing to Exchange Old Notes” and “Material U.S. Federal Income Tax Considerations.”

The consummation of the exchange offer may not occur.

We will exchange up to the aggregate principal amount of old notes for new notes that are tendered in compliance with, and pursuant to, the terms and conditions of the exchange offer described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the exchange offer. We may, however, waive these conditions at our sole discretion prior to the expiration date. See “The Exchange Offer—Conditions to the Exchange Offer.”

Late deliveries of old notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its old notes.

Holders of old notes are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer—Procedures for Tendering Old Notes.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure. See “The Exchange Offer—Consequences of Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased old notes for its own account as part of market-making or trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells new notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Relating to our Business

The continuing worldwide macroeconomic uncertainty may adversely affect our business and prospects.

Market acceptance of our medical products in the United States and other countries is dependent upon the medical equipment purchasing and procurement practices of our customers, patient demand for our products and procedures and the reimbursement of patients’ medical expenses by government healthcare programs and third-party payors. The continuing uncertainty surrounding world financial markets and continuing weak worldwide macroeconomic conditions, including as a result of actual or potential debt default by certain European countries, have caused and may continue to cause the purchasers of medical equipment to decrease their medical equipment purchasing and procurement activities. Additionally, constrictions in world credit markets have caused and may continue to cause our customers to experience increased difficulty securing the financing necessary to purchase our products. Economic uncertainty as well as increasing health insurance premiums and co-payments may continue to result in cost-conscious consumers making fewer elective trips to their physicians and specialists, which in turn would adversely affect demand for our products and procedures. Furthermore, governments and other third-party payors around the world facing tightening budgets could move to further reduce the reimbursement rates or the scope of coverage offered, which could adversely affect sales of our products. If the current adverse macroeconomic conditions continue, our business and prospects may be negatively impacted.

Sales and market acceptance of our products is dependent upon the coverage and reimbursement decisions made by third-party payors. The failure of third-party payors to provide appropriate levels of coverage and reimbursement for the use of our products and treatments facilitated by our products could harm our business and prospects.

Sales and market acceptance of our medical products and the treatments facilitated by our products in the United States and other countries is dependent upon the coverage decisions and reimbursement policies established by government healthcare programs and private health insurers. Market acceptance of our products and treatments has and will continue to depend upon our customers’ ability to obtain an appropriate level of coverage for, and reimbursement from third-party payors for, these products and treatments. In the U.S., CMS establishes coverage and reimbursement policies for healthcare providers treating Medicare and Medicaid beneficiaries. Under current CMS policies, varying reimbursement levels have been established for our products and treatments. Coverage policies for Medicare patients may vary by regional Medicare carriers in the absence of a national coverage determination and reimbursement rates for treatments may vary based on the geographic price index. Coverage and reimbursement policies and rates applicable to patients with private insurance are dependent upon individual private payor decisions which may not follow the policies and rates established by CMS. The use of our products and treatments outside the United States is similarly affected by coverage and reimbursement policies adopted by foreign governments and private insurance carriers.

Significant reductions in reimbursement rates proposed or implemented for the use of any our products have had and may continue to have a material adverse effect on the sales of those products. On an annual basis, CMS publishes reimbursement rates for laboratory services, physician, hospital and ambulatory surgical center payments. CMS published final 2013 rates on November 1, 2012. The CMS reimbursement rates for 2013 included a general reduction of 27% in the SGR factor. This factor is used by CMS in a formula to determine doctor reimbursements and, if implemented, would correspondingly affect the reimbursement for the use of our products. This reduction went into effect on January 1, 2013.

Currently, there is not an established CPT code, reimbursement rate or official coverage for the use of 3D mammography (breast tomosynthesis) as it was only approved by the FDA in February 2011 in connection with our PMA application for our Dimensions system. We are working with governmental authorities, professional societies, healthcare providers, insurance companies and other third-party payors in efforts to secure reimbursement for the use of 3D mammography. However, we can give no assurance that these efforts will be successful. Failure to obtain, or delays in obtaining, adequate reimbursement for the use of 3D tomosynthesis would adversely affect sales of our Dimensions 3D systems.

The adoption of healthcare reform in the United States and the uncertainty surrounding the implementation of these reforms could harm our business and prospects.

The healthcare industry has undergone significant change driven by various efforts to reduce costs, trends toward managed care, cuts in Medicare, consolidation of healthcare distribution companies and collective purchasing arrangements by office-based healthcare practitioners. The effect of the implementation of the Patient Protection and Affordable Care Act and Health Care and Education Affordability Reconciliation Act of 2010, enacted into law in the U.S. in March 2010, on our business is uncertain. Among other things, the law requires the medical device industry to subsidize healthcare reform in the form of a 2.3% excise tax on U.S. sales of certain medical devices, effective January 1, 2013. We expect that this excise tax will apply to the majority, if not all, of our products sold in the U.S. U.S. net product sales represent, and will likely continue to represent a substantial majority of our net revenues. Our U.S. product sales represented 70%, 73%, and 76% of our net product sales for the three months ended December 29, 2012 and the years ended September 29, 2012 and September 24, 2011, respectively. The law also includes new regulatory mandates and other measures designed to constrain medical costs, as well as stringent new reporting requirements of financial relationships between device manufactures and physicians and hospitals. We expect compliance with the new healthcare legislation, including with these new reporting requirements and the new excise tax, to impose significant additional administrative and financial burdens on us. Various healthcare reform proposals have also emerged at the state level. The healthcare reform legislation and these proposals could reduce medical procedure volumes and impact the demand for our products or the prices at which we sell our products. In addition, the excise tax will increase our costs of doing business. The impact of this healthcare reform legislation and these proposals could harm our business and prospects, results of operations and/or financial condition. Healthcare reform proposals and medical cost containment measures in the United States and in many foreign countries could:

•	limit the use of our products and treatments;

•	reduce reimbursement available for such use;

•	further tax the sale or use of our products;

•	adversely affect the use of new therapies for which our products may be targeted; and

•	further increase the administrative and financial burden of compliance.

These reforms, cost containment measures and new taxes, including the uncertainty in the medical community regarding their nature and effect, could also have an adverse effect on our customers’ purchasing decisions regarding our products and treatments and could harm our business, result of operations, financial condition and prospects.

Changes in laws affecting the healthcare industry could adversely affect our revenues and profitability.

We operate in a highly regulated industry. As a result, governmental actions may adversely affect our business, operations or financial condition, including:

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new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to health care availability, method of delivery and payment for health care products and services;

•	changes in the FDA and foreign regulatory approval processes that may delay or prevent the approval of new products and treatments and result in lost market opportunity;

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changes in FDA and foreign regulations that may require additional safety monitoring, labeling changes, restrictions on product distribution or use, or other measures after the introduction of our products and treatments to market, which could increase our costs of doing business, adversely affect the future permitted uses of approved products or treatments, or otherwise adversely affect the market for our products and treatments; and

•	new laws, regulations and judicial decisions affecting pricing or marketing practices.

We anticipate that governmental authorities will continue to scrutinize our industry closely and that additional regulation by governmental authorities may cause increased compliance costs, exposure to litigation and other adverse effects to our operations.

Guidelines, recommendations and studies published by various organizations can reduce the use of our products.

Professional societies, government agencies, practice management groups, private health/science foundations, and organizations involved in healthcare issues may publish guidelines, recommendations or studies to the healthcare and patient communities. Recommendations of government agencies or these other groups/organizations may relate to such matters as usage, cost-effectiveness, and use of related therapies. Organizations like these have in the past made recommendations about our products and those of our competitors. Recommendations, guidelines or studies that are followed by healthcare providers and insurers could result in decreased use of our products. For example, in November 2012, the American Congress of Obstetrics and Gynecologists, known as the ACOG, released updates in which they have recommended less frequent cervical cancer screening similar to guidelines released by ACOG in November 2009 and guidelines released in March 2012 by the U.S. Preventative Services Task Force, known as the USPSTF, and the American Cancer Society.

Our long-term success will depend upon our ability to successfully develop and commercialize new products and treatments and enhance our existing products and treatments.

We are devoting significant resources to our continuing research and development programs which are designed to develop new products and treatments and to enhance and improve our existing products and treatments. The successful development of our products and product enhancements is subject to numerous risks, both known and unknown, including:

•	unanticipated delays in development, clinical trials or the approval or clearance process by the FDA or other applicable regulatory authority;

•	access to capital;

•	budget overruns;

•	third-party intellectual property;

•	technical problems; and

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other difficulties that could result in the abandonment or substantial change in the design, development and commercialization of these new products, including, for example, changes requested by the FDA in connection with pre-market approval applications for products or 510(k) clearance.

Given the uncertainties inherent with product development, introduction, and enhancement our efforts may not be completed on a timely basis or within budget, if at all. Our failure to develop new products and product enhancements on a timely basis or within budget, if at all, could harm our business and prospects.

If we cannot maintain our current corporate collaborations and enter into new corporate collaborations, our product development could be delayed. In particular, any failure by us to maintain our blood screening collaboration with Novartis could have a material adverse effect on our business.

Gen-Probe has relied, to a significant extent, on corporate collaborators for funding the development of and marketing for certain of its products. In addition, we expect to rely on our corporate collaborators for the commercialization of certain products. If any of our corporate collaborators were to breach or terminate its agreement with us or otherwise fail to conduct its collaborative activities successfully and in a timely manner, the development or commercialization and subsequent marketing of the products contemplated by the collaboration could be delayed or terminated. We cannot control the amount and timing of resources our corporate collaborators devote to our programs or potential products.

The continuation of any of these collaboration agreements depends upon their periodic renewal by us and our collaborators. For example, in January 2009 Gen-Probe extended the term of its blood screening collaboration with Novartis to June 30, 2025, subject to earlier termination under certain limited circumstances specified in the collaboration agreement. The collaboration was previously scheduled to expire by its terms in 2013.

If any of our current collaboration agreements are terminated, or if we are unable to renew those collaborations on acceptable terms, we may be required to devote additional internal resources to product development or marketing or to terminate some development programs or seek alternative corporate collaborations. We may not be able to negotiate additional corporate collaborations on acceptable terms, if at all, and these collaborations may not be successful. In addition, in the event of a dispute under our current or any future collaboration agreements, such as our agreements with Novartis, court or arbitrator may not rule in our favor and our rights or obligations under an agreement subject to a dispute may be adversely affected, which may have an adverse effect on our business or operating results.

If we or our contract manufacturers are unable to manufacture our products in sufficient quantities, on a timely basis, at acceptable costs and in compliance with regulatory and quality requirements, our ability to sell our products will be harmed.

The manufacture of many of our products is highly complex and requires precise high quality manufacturing that is difficult to achieve. We have in the past and may in the future experience difficulties in manufacturing our products on a timely basis and in sufficient quantities. These difficulties have primarily related to delays and difficulties associated with ramping up production of newly introduced products and may result in increased delivery lead-times and increased costs of manufacturing these products. In addition, production of these newer products may require the development of new manufacturing technologies and expertise, which we may be unable to develop. Our failure, including the failure of our contract manufacturers, to achieve and maintain the required high manufacturing standards could result in further delays or failures in product testing or delivery, cost overruns, product recalls or withdrawals, increased warranty costs or other problems that could harm our business and prospects.

In determining the required quantities of our products and the manufacturing schedule, we must make significant judgments and estimates based on historical experience, inventory levels, current market trends and other related factors. Because of the inherent nature of estimates, there could be significant differences between our estimates and the actual amounts of products we and our distributors require, which could harm our business and results of operations.

Blood screening and clinical diagnostic products are regulated by the FDA as well as other foreign medical regulatory bodies. In some cases, such as in the United States and the EU, certain products may also require individual lot release testing. Maintaining compliance with multiple regulators, and multiple centers within the FDA, adds complexity and cost to our manufacturing processes. In addition, our manufacturing facilities and those of our contract manufacturers are subject to periodic regulatory inspections by the FDA and other regulatory agencies, and these facilities are subject to FDA requirements relating to the Quality System Regulation. We or our contractors may fail to satisfy these regulatory requirements in the future, and any failure to do so may prevent us from selling our products.

Our business could be harmed if our products contain undetected errors or defects or do not meet applicable specifications.

We are continuously developing new products and improving our existing products. Our existing and newly introduced products can contain undetected errors or defects. In addition, these products may not meet their performance specifications under all conditions or for all applications. If, despite internal testing and testing by customers, any of our products contain errors or defects or fail to meet applicable specifications, then we may be required to enhance or improve those products or technologies. We may not be able to do so on a timely basis, if at all, and may only be able to do so at considerable expense. In addition, any significant reliability problems could result in adverse customer reaction, negative publicity, mandatory or voluntary recalls or legal claims and could harm our business and prospects.

Our products may be subject to recalls even after receiving FDA clearance or approval, which could harm our business and prospects.

The FDA and similar governmental bodies in other countries have the authority to require the recall of medical products in the event of material deficiencies or defects in design or manufacture. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors or design defects, including defects in labeling. Any recall could harm the reputation of our products and adversely affect our business and prospects. In the past, Gen-Probe voluntarily recalled products, which, in each case, required it to identify a problem and correct it. In May 2011, Gen-Probe voluntarily recalled certain Elucigene test kits for the detection of genetic mutations associated with cystic fibrosis because of issues Gen-Probe identified during quality control stability testing. All affected customers and appropriate regulatory authorities were advised of the voluntary recall and Gen-Probe made a substitute product available. The affected product is CE marked, but is not cleared by the FDA and is not available for sale in the United States. In addition, in May 2011 Gen-Probe initiated a second voluntary recall of certain Elucigene branded tests in Canada upon determination that such products were not properly registered with Health Canada. In April 2012, Gen-Probe voluntarily recalled certain lots of LIFECODES PAK (platelet antibody) products after determining that the negative controls in the assays were increasing signals over time, leading to the potential for decreased product performance.

Our products may be subject to a future government-mandated recall or further voluntary recalls, and any such recalls could divert managerial and financial resources, be more difficult and costly to correct, result in the suspension of sales of certain of our products and/or harm our reputation and financial results.

Interruptions, delays, shutdowns or damage at our manufacturing facilities could harm our business.

We and our contract manufacturers manufacture our products at a relatively limited number of different facilities located throughout the world. An interruption in manufacturing capabilities at any of these facilities, as a result of equipment failure or other reasons, could reduce, delay or prevent the production of our products. Our manufacturing facilities are subject to the risk of catastrophic loss due to unanticipated events, such as fires, earthquakes, explosions, floods or weather conditions. Our manufacturing facilities may experience plant shutdowns, strikes or other labor disruptions, or periods of reduced production as a result of equipment failures, loss of power, gray outs, delays in deliveries or extensive damage to any of our facilities, which could harm our business and prospects. Because some of our manufacturing operations are located outside the United States, including in Germany, Canada, Costa Rica, the United Kingdom and China, those manufacturing operations are also subject to additional challenges and risks associated with international operations described below.

Our delay or inability to obtain any necessary United States or foreign regulatory clearances or approvals for our newly developed products and treatments or product enhancements could harm our business and prospects.

Our products and treatments are subject to a high level of regulatory oversight. Our delay or inability to obtain any necessary United States or foreign regulatory clearances or approvals for our newly developed products or product enhancements could harm our business and prospects. The process of obtaining clearances and approvals can be costly and time-consuming. In addition, there is a risk that any approvals or clearances, once obtained, may be withdrawn or modified.

Medical devices cannot be marketed in the United States without 510(k) clearance or premarket approval by the FDA. Any modifications to a device that has received a pre-market approval that affect the safety or effectiveness of the device require a pre-market approval supplement or possibly a separate pre-market approval, either of which is likely to be time-consuming, expensive and uncertain to obtain. If the FDA requires us to seek one or more pre-market approval supplements or new pre-market approvals for any modification to a previously approved device, we may be required to cease marketing or to recall the modified device until we obtain approval, and we may be subject to significant criminal and/or civil sanctions, including but not limited to, regulatory fines or penalties.

Medical devices sold in the United States must also be manufactured in compliance with FDA Good Manufacturing Practices, which regulate the design, manufacture, packing, storage and installation of medical devices. Moreover, medical devices are required to comply with FDA regulations relating to investigational research and labeling. States may also regulate the manufacture, sale and use of medical devices, particularly those that employ x-ray technology. Our products are also subject to approval and regulation by foreign regulatory and safety agencies.

Delays in receipt of, or failure to obtain, clearances or approvals for future products could delay or preclude realization of product revenues from new products or result in substantial additional costs which could decrease our profitability. In August 2010, the FDA issued two reports outlining potential changes to the 510(k) regulatory process. In addition, in January 2011, the FDA issued an implementation plan containing 25 specific actions to be implemented in 2011 relating to the 510(k) regulatory process and associated administrative matters. The FDA also deferred action on several other initiatives, including the creation of a new class of devices that would be subject to heightened review processes, until the Institute of Medicine released a related report on the 510(k) regulatory process in July 2011. The FDA is reviewing the Institute of Medicine’s report as well as public input to determine what, if any, recommendations the FDA will adopt with respect to the 510(k) regulatory process. Many of the actions proposed by the FDA could result in significant changes to the 510(k) regulatory process, which would likely complicate the process of obtaining clearance for products by the FDA. In September 2012, the European Commission proposed new regulations for medical devices. The proposed new regulations cover in one regulation devices that are currently the subject of two separate directives, the Active Implantable Medical Devices Directive and the Medical Devices Directive. The adoption of these regulations may impact our international operations through a broadened scope of medical device oversight and/or regulatory reach. Compliance with the new European Commission regulations, if and when adopted, may impose additional administrative and financial burdens on us.

The markets for our newly developed products and treatments and newly introduced enhancements to our existing products and treatments may not develop as expected.

The successful commercialization of our newly developed products and treatments and newly introduced enhancements to our existing products and treatments are subject to numerous risks, both known and unknown, including:

•	uncertainty of the development of a market for such product or treatment;

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trends relating to, or the introduction or existence of, competing products, technologies or alternative treatments or therapies that may be more effective, safer or easier to use than our products, technologies, treatments or therapies;

•	the perceptions of our products or treatments as compared to other products and treatments;

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recommendation and support for the use of our products or treatments by influential customers, such as hospitals, radiological practices, breast surgeons and radiation oncologists and treatment centers;

•	the availability and extent of data demonstrating the clinical efficacy of our products or treatments;

•	competition, including the presence of competing products sold by companies with longer operating histories, more recognizable names and more established distribution networks; and

•	other technological developments.

Often, the development of a significant market for a product or treatment will depend upon the establishment of a reimbursement code or an advantageous reimbursement level for use of the product or treatment. Moreover, even if addressed, such reimbursement codes or levels frequently are not established until after a product or treatment is developed and commercially introduced, which can delay the successful commercialization of a product or treatment.

If we are unable to successfully commercialize and create a significant market for our newly developed products and treatments and newly introduced enhancements to our existing products and treatments our business and prospects could be harmed.

The markets for our Dimensions 3D tomosynthesis system may not develop as expected.

The markets for our Dimensions 3D tomosynthesis system and related products may not continue to develop as expected. There is a significant installed base of conventional digital and screen-film mammography products in hospitals and radiological practices. The use of our Dimensions 3D tomosynthesis system in many cases would require these potential customers to either modify or replace their existing x-ray imaging equipment. As our

Dimensions 3D tomosynthesis systems are generally more expensive than conventional mammography products, we believe that a major factor in the market’s acceptance of Dimensions 3D tomosynthesis systems has been and will continue to be based upon the benefits of tomosynthesis as compared to less expensive technologies. Moreover, as a new technology, there is currently limited, if any, reimbursement for the use of 3D tomosynthesis. We believe that our ability to continue to gain market acceptance of the Dimensions 3D tomosynthesis system and follow-on products depends on our ability to demonstrate the clinical efficacy and cost-effectiveness of the Dimensions 3D tomosynthesis system and to secure reimbursement to support the use of 3D tomosynthesis. We are seeking to work with healthcare providers, insurance companies and other third-party payors in connection with our efforts to promote, and to secure reimbursement for, the use of 3D tomosynthesis. However, we can give no assurance that these efforts will be successful. The markets for our Dimensions 3D tomosynthesis system and related products have and will continue to be affected by published studies and reports relating to the comparative efficacy of tomosynthesis, as well as decisions relating to the reimbursement of healthcare providers for the use of the system. The publication of an adverse study, or an adverse decision relating to the reimbursement of the use of tomosynthesis, would likely significantly impair the adoption of this technology and harm our business. Sales of our Dimensions 3D tomosynthesis system may also be adversely affected by increased competition. Several companies, including Siemens, Giotto, Philips and Planmed, have recently introduced 3D tomosynthesis systems in certain foreign countries. We also are aware that other companies, several of which have substantially greater resources than we have, such as GE and Siemens, are developing 3D tomosynthesis systems for approval in the U.S. Because the markets for our Dimensions 3D tomosynthesis system and related products are relatively new, it is likely that our evaluation of the potential markets for these products will materially vary with time.

Our business may be harmed by the acquisition of Gen-Probe, our other prior acquisitions or acquisitions we may complete in the future.

We have acquired a number of businesses, technologies, product lines and products, and may make additional acquisitions in the future. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory, including antitrust, approvals. We may not be able to identify and successfully complete acquisition transactions. Any acquisition we may complete may be made at a substantial premium over the fair value of the net assets of the acquired company. Further, the long-term success of our acquisitions and any additional acquisitions we may complete in the future will depend upon our ability to realize the anticipated benefits from combining the acquired businesses with our business. We may fail to realize anticipated benefits for a number of reasons, including the following:

•	problems may arise with our ability to successfully integrate the acquired businesses, which may result in us not operating as effectively and efficiently as expected, and may include:

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diversion of management time, as well as a shift of focus from operating the businesses to issues related to integration and administration or inadequate management resources available for integration activity and oversight;

•	failure to retain and motivate key employees;

•	failure to successfully oversee international sales efforts and inability to prevent FCPA violations;

•	failure to successfully obtain appropriate regulatory approval or clearance for products under development;

•	failure to successfully manage relationships with customers, distributors and suppliers;

•	failure of customers to accept new products;

•	failure to effectively coordinate sales and marketing efforts;

•	failure to combine product offerings and product lines quickly and effectively;

•	failure to effectively enhance acquired technology and products or develop new products relating to the acquired businesses;

•	potential difficulties and inefficiencies in managing and operating businesses in multiple locations or operating businesses in which we have either limited or no direct experience;

•	potential difficulties integrating financial reporting systems;

•	potential difficulties in the timely filing of required reports with the SEC; and

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potential difficulties in implementing controls, procedures and policies, including disclosure controls and procedures and internal controls over financial reporting, appropriate for a larger public company at companies that, prior to the acquisition of such companies, had lacked such controls, procedures and policies, which may result in ineffective disclosure controls and procedures or material weaknesses in internal controls over financial reporting;

•	we may not be able to achieve the expected synergies from an acquisition or it may take longer than expected to achieve those synergies;

•	an acquisition may result in future impairment charges related to a decline in the fair value of the acquired business as compared to the price we paid for such acquisition;

•	an acquisition may involve restructuring operations or reductions in workforce which may result in substantial charges to our operations;

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our current and prospective customers and suppliers may experience uncertainty associated with an acquisition, including with respect to current or future business relationships with us and may attempt to negotiate changes in existing business;

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an acquisition may involve unexpected costs or liabilities, including as a result of pending and future shareholder lawsuits relating to acquisitions or exercise by shareholders of their statutory appraisal rights, or the effects of purchase accounting may be different from our expectations;

•	an acquisition may involve significant deferred or contingent payments that may adversely affect our future liquidity or capital resources; and

•	the acquired businesses may be adversely affected by future legislative, regulatory, or tax decisions and/or changes as well as other economic, business and/or competitive factors.

Our failure to realize the anticipated benefits from combining acquired businesses could harm our business and prospects.

If we are successful in pursuing future acquisitions, we may be required to expend significant funds, incur additional debt or other obligations, or issue additional securities, which may negatively affect our operating results and financial condition. If we spend significant funds or incur additional debt or other obligations, our ability to obtain financing for working capital or other purposes could decline, and we may be more vulnerable to economic downturns and competitive pressures. We cannot guarantee that we will be able to finance additional acquisitions or that we will realize any anticipated benefits from acquisitions that we complete.

We have incurred and expect to incur additional significant acquisition-related costs in connection with the acquisition of Gen-Probe.

We have incurred and expect to incur additional significant costs associated with our acquisition of Gen-Probe and combining the operations of the two companies. The substantial majority of the expenses resulting from the acquisition were comprised of transaction costs related to investment banker fees and other professional services as well as systems consolidation costs and business integration and employment-related costs, including costs for severance, retention and other restructuring activities. Additional unanticipated costs may be incurred in the integration of the two companies’ businesses. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

Our business may be harmed by the contingent earn out obligations we incurred in connection with our acquisitions or acquisitions we may complete in the future.

In connection with certain of our acquisitions, we have incurred the obligation to make contingent earn out payments tied to performance criteria, principally revenue growth of the acquired businesses over a specified period. We also expect that acquisitions we may complete in the future may contain contingent earn out payments, and these payments could be significant. In certain circumstances, such as a change of control, a portion of these obligations may be accelerated. In addition, contractual provisions relating to these contingent earn out obligations may include covenants to operate the acquired businesses in a manner that may not otherwise be most advantageous to us. These provisions may also result in the risk of litigation relating to the calculation of the amount due or our operation of the acquired business. Such litigation could be expensive and divert management attention and resources. Our obligation to make contingent payments may also result in significant operating expenses. Depending upon the particular facts and circumstances giving rise to the payment and our previous estimates, all or a portion of these payments may be required to be expensed by us when accrued. For example, our contingent earn out obligations payable in connection with the TCT and Healthcome acquisitions will be fully expensed as accrued because our obligation to make these payments is conditioned on the continued employment of certain key employees of TCT and Healthcome. We can give no assurance that we will have sufficient funds to pay our contingent obligations when due, or that such obligations, including the associated covenants relating to the operation of the acquired business, will not otherwise adversely affect our business, liquidity, capital resources or results of operations.

It may be difficult for us to implement our strategies for improving growth.

Some of the markets in which we compete have been flat or declining over the past several years. To address this issue, we are pursuing a number of strategies to improve our growth, including:

•	expanding our product offerings;

•	allocating research and development funding to products with higher growth prospects;

•	developing new applications for our technologies;

•	strengthening our presence in selected geographic markets;

•	acquiring technologies and businesses that complement or augment our existing products and services;

•	implementing targeted customer initiatives; and

•	supporting cross-selling opportunities of products and services to take advantage of the breadth of our product offerings.

We may not be able to successfully implement these strategies, and these strategies may not result in the growth of our business.

Consolidation in the healthcare industry could lead to increased demands for price concessions or the exclusion of some suppliers from certain of our significant market segments, which could harm our business and prospects.

The cost of healthcare has risen significantly over the past decade and numerous initiatives and reforms by legislators, regulators and third-party payors to curb these costs have resulted in a consolidation trend in the healthcare industry, including hospitals and clinical laboratories. This consolidation has resulted in greater pricing pressures, decreased average selling prices, and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks and large single accounts continue to consolidate purchasing decisions for some of our hospital customers. We expect that market demand, government regulation, third-party reimbursement policies, government contracting requirements, and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers and competitors, which may reduce competition and continue to exert further downward pressure on the prices of our products and adversely impact our business, financial condition or results of operations. In particular, we are dependent upon a relatively small number of large clinical laboratory customers in the United States for a significant portion of our sales of diagnostics products. Due in part to a trend toward consolidation of clinical laboratories in recent years and the relative size of the largest United States laboratories, it is likely that a significant portion of these sales will continue to be concentrated among a relatively small number of large clinical laboratories.

Our business is dependent on technologies we license, and if we fail to maintain these licenses or license new technologies and rights to particular nucleic acid sequences for targeted diseases in the future, we may be limited in our ability to develop new products.

Our business is dependent on licenses from third parties for some of our key technologies. For example, our patented TMA technology is based on technology we licensed from Stanford University. In addition, we have acquired exclusive worldwide diagnostic rights to the PCA3 gene from DiagnoCure, Inc. We anticipate that we will enter into new licensing arrangements in the ordinary course of business to expand our product portfolio and access new technologies to enhance our products and develop new products. Many of these licenses will provide us with exclusive rights to the subject technology or disease marker. If our license with respect to any of these technologies or markers is terminated for any reason, we may not be able to sell products that incorporate the technology. Similarly, we may lose competitive advantages if we fail to maintain exclusivity under an exclusive license.

Our ability to develop additional diagnostic tests for diseases may depend on the ability of third parties to discover particular sequences or markers and correlate them with disease, as well as the rate at which such discoveries are made. Our ability to design products that target these diseases may depend on our ability to obtain the necessary rights from the third parties that make any of these discoveries. In addition, there are a finite number of diseases and conditions for which our NAT diagnostic assays may be economically viable. If we are unable to access new technologies or the rights to particular sequences or markers necessary for additional diagnostic products on commercially reasonable terms, we may be limited in our ability to develop new diagnostic products.

Our products and manufacturing processes will require access to technologies and materials that may be subject to patents or other intellectual property rights held by third parties. We may need to obtain additional intellectual property rights in order to commercialize our products. We may be unable to obtain such rights on commercially reasonable terms or at all, which could adversely affect our ability to grow our business.

Our business could be harmed if we are unable to protect our proprietary technology.

We have relied primarily on a combination of trade secrets, patents, and copyrights to protect our products and technology. Despite these precautions, unauthorized third parties may infringe our intellectual property, or copy or reverse engineer portions of our technology. The pursuit and assertion of a patent right, particularly in areas like nucleic acid diagnostics and biotechnology, involve complex determinations and, therefore, are characterized by substantial uncertainty. We do not know if current or future patent applications will be issued with the full scope of the claims sought, if at all, or whether any patents that do issue will be challenged or invalidated. The patents that we own or license could also be subject to interference proceedings or similar disputes over the priority of the inventions, and an unfavorable outcome could require us to cease using the related technology or to attempt to license rights to the technology from the prevailing party. In addition, the laws governing patentability and the scope of patent coverage continue to evolve, particularly in biotechnology. As a result, patents might not issue from certain of our patent applications or from applications licensed to us.

We have obtained or applied for corresponding patents and patent applications in several foreign countries for some of our patents and patent applications. There is a risk that these patent applications will not be granted or that the patent or patent application will not provide significant protection for our products and technology.

The rights provided by a patent are finite in time. Over the coming years, certain patents relating to current products will expire in the U.S. and abroad thus allowing third parties to utilize certain of our technologies.

Our competitors may independently develop similar technology that our patents do not cover. In addition, because patent applications in the United States are not generally publicly disclosed until eighteen months after the application is filed, applications may have been filed by third parties that relate to our technology. Moreover, there is a risk that foreign intellectual property laws will not protect our intellectual property rights to the same extent as intellectual property laws in the U.S. Even if our proprietary information is protected by patents or otherwise, the initiation of actions to protect our proprietary information could be costly and divert the efforts and attention of our management and technical personnel, and the outcome of such litigation is often uncertain. As a result of these uncertainties, we could also elect to forego such litigation or settle such litigation without fully enforcing our proprietary rights. In the absence of significant patent protection, we may be vulnerable to competitors who attempt to copy our products, processes or technology.

Our business could be harmed if we infringe upon the intellectual property rights of others.

There has been substantial litigation regarding patent and other intellectual property rights in the medical device, diagnostic products and related industries. We are and have been involved in patent litigation, and may in the future be subject to further claims of infringement of intellectual property rights possessed by third parties.

In connection with claims of patent infringement, we may seek to enter into settlement and/or licensing arrangements. There is a risk in these situations that no license will be available or that a license will not be available on reasonable terms. Alternatively, we may decide to litigate such claims or to design around the patented technology. These actions could be costly and would divert the efforts and attention of our management and technical personnel. As a result, any infringement claims by third parties or claims for indemnification by customers resulting from infringement claims, whether or not proven to be true, may harm our business and prospects.

Our international operations and foreign acquisitions expose us to additional operational challenges that we might not otherwise face.

We are subject to a number of additional risks and expenses due to our international operations, including our operations in China. Any of these risks or expenses could harm our operating results. These risks and expenses include:

•	difficulties in staffing and managing operations in multiple locations as a result of, among other things, distance, language and cultural differences;

•	protectionist laws and business practices that favor local companies;

•	difficulties in the collection of trade accounts receivable;

•	difficulties and expenses related to implementing internal controls over financial reporting and disclosure controls and procedures;

•	expenses associated with customizing products for clients in foreign countries;

•	possible adverse tax consequences;

•	the inability to obtain favorable third-party reimbursements;

•	the inability to obtain required regulatory approvals;

•	governmental currency controls;

•	multiple, conflicting and changing government laws and regulations (including, among other things, antitrust and tax requirements, international trade regulations and the FCPA);

•	reduced protection for intellectual property rights in some countries;

•	political and economic changes and disruptions, export/import controls and tariff regulations;

•	the inability to effectively obtain or enforce intellectual property rights and otherwise protect against clone or “knock off” products; and

•	the lack of ability to enforce non-compete agreements with former owners of acquired businesses competing with us in China and other foreign countries.

We utilize distributors for a portion of our sales, the loss of which could harm our revenues in the territory serviced by these distributors.

We rely on strategic relationships with a number of key distributors for sales and service of our products. For example, in our diagnostics business we are dependent on Novartis to distribute the blood screening products we manufacture. Commercial blood screening product sales to Novartis accounted for 36% of Gen-Probe’s total product sales of $298.0 million for the first six months of Gen-Probe’s fiscal 2012 and 35% of Gen-Probe’s total product sales of $562.6 million for Gen-Probe’s fiscal 2011. In January 2009, Gen-Probe extended the term of its blood screening collaboration with Novartis to June 30, 2025, subject to earlier termination under certain limited circumstances specified in the collaboration agreement. If our relationship with Novartis or any of our other strategic relationships are terminated and not replaced, our revenues and/or ability to service our products in the territories serviced by these distributors could be adversely affected. If any of our distribution or marketing agreements are terminated, particularly our collaboration agreement with Novartis, or if we elect to distribute new products directly, we will have to invest in additional sales and marketing resources, including additional field sales personnel, which would significantly increase future selling, general and administrative expenses. We may not be able to enter into new distribution or marketing agreements on satisfactory terms, or at all. If we fail to enter into acceptable distribution or marketing agreements or fail to successfully market our products, our product sales will decrease. We may also be exposed to risks as a result of transitioning a territory from a distributor sales model to a direct sales model, such as difficulties maintaining relationships with specific customers, hiring appropriately trained personnel or ensuring compliance with local product registration requirements, any of which could result in lower revenues than previously received from the distributor in that territory.

Fluctuations in the exchange rates of European currencies and the other foreign currencies in which we conduct our business, in relation to the U.S. dollar, could harm our business and prospects.

We maintain sales and service offices outside the United States, have manufacturing facilities outside the United States in Canada, China, Costa Rica, England and Germany, and conduct business worldwide. The expenses of our international offices are denominated in local currencies, except at our Costa Rica subsidiary, where the majority of business is conducted in U.S. dollars. Our foreign sales may be denominated in local currencies, the Euro or U.S. dollar. Historically, a majority of our sales of capital equipment to international dealers have been denominated in U.S. dollars; however, in the second half of fiscal 2010 we began to invoice more of our European sales in the Euro.

Fluctuations in foreign currency exchange rates could affect our revenues, cost of goods and operating margins and could result in exchange losses. In addition, currency devaluation can result in a loss if we hold deposits of that currency. In the last few years we have not hedged foreign currency exposures, but we may in the future hedge foreign currency denominated sales. There is a risk that any hedging activities will not be successful in mitigating our foreign exchange risk exposure and may adversely impact our financial condition and results of operations.

We rely on one or only a limited number of suppliers for some key components or subassemblies for our products. This reliance could harm our business and prospects.

We rely on one or only a limited number of suppliers for some key raw materials, components or subassemblies for our products. Obtaining alternative sources of supply of these components could involve significant delays and other costs and regulatory challenges, and may not be available to us on reasonable terms, if at all. The failure of a component supplier or contract assembler to provide sufficient quantities, acceptable quality and timely components or assembly service at an acceptable price, or an interruption of supplies from such a supplier could harm our business and prospects. Any disruption of supplies of key components could delay or reduce shipments, which could result in lost or deferred sales.

Our current supplier of certain key raw materials for certain of our amplified NAT diagnostic assays, pursuant to a fixed-price contract, is Roche Molecular Biochemicals. We have a supply and purchase agreement for oligonucleotides for HPV with Roche Molecular Systems. Each of these entities is an affiliate of Roche Diagnostics GmbH, which is one of our primary competitors in molecular diagnostics.

We have only one third-party manufacturer for each of our molecular diagnostics instrument product lines, which exposes us to increased risks associated with production delays, delivery schedules, manufacturing capability, quality control, quality assurance and costs.

We have one third-party manufacturer for each of our molecular diagnostics instrument product lines. KMC Systems, Inc., or KMC Systems, is the only manufacturer of the TIGRIS instrument; Stratec Biomedical Systems AG, or Stratec, is the only manufacturer of the PANTHER instrument; and Tecan Group Ltd., or Tecan, is the only manufacturer of the Cervista High Throughput Automation System. We are dependent on these third-party manufacturers, and this dependence exposes us to increased risks associated with production delays, delivery schedules, manufacturing capability, quality control, quality assurance and costs.

We have no firm long-term commitments from KMC Systems, Stratec, Tecan or any of our other contract manufacturers to supply products to us for any specific period, or in any specific quantity, except as may be provided in a particular purchase order. If KMC Systems, Stratec, Tecan or any of our other third-party manufacturers experiences delays, disruptions, capacity constraints or quality control problems in its development or manufacturing operations or becomes insolvent or otherwise fails to supply us with products in sufficient quantities, then instrument shipments to our customers could be delayed, which would decrease our revenues and harm our competitive position and reputation. Further, because we place orders with our manufacturers based on forecasts of expected demand for our instruments, if we inaccurately forecast demand we may be unable to obtain adequate manufacturing capacity or adequate quantities of components to meet our customers’ delivery requirements, or we may accumulate excess inventories.

We may in the future need to find new contract manufacturers to replace existing suppliers, increase our volumes or reduce our costs. We may not be able to find contract manufacturers that meet our needs, and even if we do, qualifying a new contract manufacturer and commencing volume production is expensive and time consuming. If we are required or elect to change contract manufacturers, we may lose revenues and our customer relationships may suffer.

We may experience unexpected problems and expenses associated with our planned consolidation of operations and facilities that could materially harm our business and prospects.

We continually review our operations and facilities in an effort to reduce costs and increase efficiencies and currently plan to consolidate several of our operations and facilities, including:

•	the consolidation of our selenium panel coating production line, currently located in Germany, into our digital detector manufacturing facility in Newark, Delaware;

•

the consolidation of our breast biopsy operations, including manufacturing, research and development and sales support, currently located in Indianapolis, Indiana, into our Costa Rica manufacturing facility and our headquarters facilities in Massachusetts; and

•	the consolidation of our Madison, Wisconsin molecular diagnostics operations into our Gen-Probe facilities in San Diego, California.

We expect these consolidations to be completed over various periods of time through calendar 2014.

Uncertainty is inherent within the consolidation process, and unforeseen circumstances, costs and expenses could offset the anticipated benefits, disrupt operations, including the timely delivery of products and service to customers, and impact product quality. In addition, we may fail to retain key employees who possess specific knowledge or expertise and who we are depending upon for the timely and successful transition, we may not be able to attract a sufficient number of skilled workers at the new locations to handle the additional production and other demands, and the relocation may absorb significant management and key employee attention and resources. If any of these risks materialize, our business, result of operations, financial condition and prospects may be adversely affected.

We face intense competition from other companies and may not be able to compete successfully.

A number of companies have developed, or are expected to develop, products that compete or will compete with our products. Some of our competitors are large companies that may enjoy significant competitive advantages over us, including:

•	significantly greater name recognition;

•	larger or more established distribution networks;

•	additional product lines, and the ability to offer rebates or bundle products to offer discounts or incentives to gain a competitive advantage;

•	higher levels of automation and more substantial installed bases of such equipment;

•	more extensive research, development, sales, marketing, manufacturing and financial capabilities; and

•	greater financial resources allowing them to continue to improve their technology in order to compete in an evolving industry.

The markets in which we sell our products are intensely competitive, subject to rapid technological change and may be significantly affected by new product introductions and other market activities of industry participants, and these competitive pressures may reduce our gross margins. Other companies may develop products that are superior to or less expensive, or both, than our products. Improvements in existing competitive products or the introductions of new competitive products may reduce our ability to compete for sales, particularly if those competitive products demonstrate better safety or effectiveness, clinical results, ease of use or lower costs.

The current environment of managed care, economically-motivated buyers, consolidation among healthcare providers, increased competition and declining reimbursement rates, together with current global economic conditions and healthcare reform measures, may put additional competitive pressure on us, including on our average selling prices, overall procedure rates and market sizes.

If we are unable to compete effectively against existing and future competitors and existing and future alternative treatments, our business and prospects could be harmed.

Because Gen-Probe has historically depended on a small number of customers for a significant portion of its product sales, the loss of any of these customers or any cancellation or delay of a large purchase by any of these customers could significantly reduce our revenues.

Historically, a limited number of customers have accounted for a significant portion of Gen-Probe’s product sales, and Gen-Probe does not have any long-term commitments with these customers, other than pursuant to its collaboration agreement with Novartis. Product sales from Gen-Probe’s blood screening collaboration with Novartis accounted for 36% of its total product sales of $298.0 million for the first six months of Gen-Probe’s fiscal 2012 and 35% of its total product sales of $562.6 million for Gen-Probe’s fiscal 2011. Gen-Probe’s blood screening collaboration with Novartis is largely dependent on two significant customers in the United States, The

American Red Cross and Creative Testing Solutions, although Gen-Probe does not receive any revenues directly from those entities. Novartis was Gen-Probe’s only customer that accounted for greater than 10% of its total revenues during the first six months of its fiscal 2012 and 2011. We anticipate that our operating results will continue to depend, to a significant extent, upon revenues from a small number of customers. The loss of any of our key customers, or a significant reduction in sales volume or pricing to those customers, could significantly reduce our revenues.

Our success depends upon our ability to adapt to rapid changes in technology and customer requirements.

The markets for our products have been characterized by rapid technological change, frequent product introductions and evolving customer requirements. These trends will likely continue into the foreseeable future. Our success depends, in part, upon our ability to enhance our existing products, successfully develop new products that meet increasingly challenging customer requirements and gain market acceptance. If we fail to do so our products may be rendered obsolete or uncompetitive by new industry standards or changing technology.

We will likely continue to incur significant research and development expenses, which may reduce our profitability.

Historically, we have incurred significant costs in connection with the development and improvement of our products and technologies. We expect that research and development expenditures will remain high as we seek to expand our product offerings and continue to develop and improve products and technologies. As a result, we will need to continue to generate significant revenues to maintain current levels of profitability. We may not be able to generate sufficient revenues to maintain current levels of profitability in the future.

Our results of operations are subject to significant quarterly variation.

Our results of operations have been and may continue to be subject to significant quarterly variation. Our results for a particular quarter may also vary due to a number of factors, including:

•	the overall state of healthcare and cost containment efforts;

•	the timing and level of reimbursement for our products domestically and internationally;

•	the development status and demand for our products;

•	the development status and demand for therapies to treat the health concerns addressed by our products and treatments;

•	economic conditions in our markets;

•	foreign exchange rates;

•	the timing of orders;

•	the timing of expenditures in anticipation of future sales;

•	the mix of products we sell and markets we serve;

•	regulatory approval of products;

•	the introduction of new products and product enhancements by us or our competitors;

•	pricing and other competitive conditions;

•	unanticipated expenses;

•	complex revenue recognition rules pursuant to U.S. generally accepted accounting principles, which we refer to as U.S. GAAP;

•	asset impairments;

•	contingent consideration charges;

•	restructuring and consolidation charges; and

•	seasonality of sales of certain of our products.

Customers may also cancel or reschedule shipments. Production difficulties could also delay shipments. Any of these factors also could harm our business and prospects.

Recent changes to reclassify full-field digital mammography to permit 510(k) clearance could increase competition for our digital mammography products.

The FDA has changed the classification of 2D digital mammography systems from Class III to Class II. As a result, these 2D digital mammography systems will require a 510(k) submission rather than a PMA, which will make it easier for other mammography vendors to gain approval of such systems in the United States. As a result, we anticipate that competition in the digital mammography market will intensify as more companies and products enter this market.

Some of our activities may subject us to risks under federal and state laws prohibiting “kickbacks” and false or fraudulent claims.

We are subject to the provisions of a federal law commonly known as the Medicare/Medicaid anti-kickback law, and several similar state laws, which prohibit payments intended to induce physicians or others either to refer patients or to acquire or arrange for or recommend the acquisition of healthcare products or services. While the federal law applies only to referrals, products or services for which payment may be made by a federal healthcare program, state laws often apply regardless of whether federal funds may be involved. These laws constrain the sales, marketing and other promotional activities of manufacturers of medical devices by limiting the kinds of financial arrangements, including sales programs, that may be used with hospitals, physicians, laboratories and other potential purchasers of medical devices. Other federal and state laws generally prohibit individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, or are for items or services that were not provided as claimed. Anti-kickback and false claims laws prescribe civil and criminal penalties (including fines) for noncompliance that can be substantial. Similarly, our international operations are subject to the provisions of the FCPA, which prohibits U.S. companies and their representatives from offering, promising, authorizing, or making payments to foreign officials for the purpose of influencing any act or decision of such official in his or her official capacity, inducing the official to do any act in violation of his or her lawful duty, or to secure any improper advantage in obtaining or retaining business. In many countries, the healthcare professionals we regularly interact with may meet the definition of a foreign official for purposes of the FCPA. While we continually strive to comply with these complex requirements, interpretations of the applicability of these laws to marketing practices is constantly evolving and even an unsuccessful challenge could cause adverse publicity and be costly to respond to, and thus could harm our business and prospects. Moreover, our failure to comply with domestic or foreign laws could result in various adverse consequences, including possible delay in approval or refusal to approve a product, recalls, seizures, withdrawal of an approved product from the market, and the imposition of civil or criminal sanctions.

New regulations related to “conflict minerals” may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

On August 22, 2012, the SEC adopted a new rule requiring disclosures of specified minerals, known as conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured by public companies. The new rule, which is effective for calendar 2013 and requires a disclosure report to be filed by May 31, 2014, will require companies to diligence, disclose and report whether or not such minerals originate from the Democratic Republic of Congo or an adjoining country. The new rule could affect sourcing at competitive prices and availability in sufficient quantities of certain minerals used in the manufacture of our products, including tantalum, tin, gold and tungsten. The number of suppliers who provide conflict-free minerals may be limited. In addition, there may be material costs associated with complying with the disclosure requirements, such as costs related to determining the source of certain minerals used in our products, as well as costs of possible changes to products, processes, or sources of supply as a consequence of such verification activities. Since our supply chain is complex, we may not be able to sufficiently verify the origins of the relevant minerals used in our products through the due diligence procedures that we implement, which may harm our reputation. In addition, we may encounter challenges to satisfy those customers who require that all of the components of our products be certified as conflict-free, which could place us at a competitive disadvantage if we are unable to do so.

Security breaches and other disruptions could compromise our information, expose us to liability and harm our reputation and business.

In the ordinary course of our business we collect and store sensitive data, including intellectual property, personal information, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees in our data centers and on our networks. The secure maintenance and transmission of this information is critical to our operations and business strategy. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential information. Computer hackers may attempt to penetrate our computer systems and, if successful, misappropriate personal or confidential business information. In addition, an associate, contractor, or other third-party with whom we do business may attempt to circumvent our security measures in order to obtain such information, and may purposefully or inadvertently cause a breach involving such information. Any such compromise of our data security and access, public disclosure, or loss of personal or confidential business information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations, damage our reputation and customers’ willingness to transact business with us, and subject us to additional costs and liabilities which could adversely affect our business.

We are subject to the risk of product liability claims relating to our products.

Our business involves the risk of product liability and other claims inherent to the medical device business. If even one of our products is found to have caused or contributed to injuries or deaths, we could be held liable for substantial damages. We maintain product liability insurance subject to deductibles and exclusions. There is a risk that the insurance coverage will not be sufficient to protect us from product and other liability claims, or that product liability insurance will not be available to us at a reasonable cost, if at all. An under-insured or uninsured claim could harm our business and prospects. In addition, claims could adversely affect the reputation of the related product, which could damage that product’s competitive position in the market.

The sale and use of our diagnostic products could also lead to the filing of product liability claims if someone were to allege that one of our products contained a design or manufacturing defect that resulted in the failure to detect a disorder for which it was being used to screen, inaccurate test results or caused injuries to a patient. Any product liability claim brought against us, with or without merit, could result in an increase in our product liability insurance rates or the inability to secure additional coverage in the future. Also, even a meritless or unsuccessful product liability claim could be time consuming and expensive to defend, which could result in a diversion of management’s attention from our business and could adversely affect the perceived safety and efficacy of our products, and could harm our business and prospects.

We use hazardous materials and products.

Our research and development and manufacturing processes involve the controlled use of hazardous materials, such as toxic and carcinogenic chemicals and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state and local regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of this type of accident, we could be held liable for any resulting damages, and any such liability could be extensive. We are also subject to substantial regulation relating to occupational health and safety, environmental protection, hazardous substance control, and waste management and disposal. The failure to comply with such regulations could subject us to, among other things, fines and criminal liability.

We may incur losses in excess of our insurance coverage.

Our insurance coverage includes product liability, property, fire, terrorism and business interruption policies. Our insurance coverage contains policy limits, specifications and exclusions. We believe that our insurance coverage is consistent with general practices within our industry. Nonetheless, we may incur losses of a type for which we are not covered by insurance or which exceed the limits of liability of our insurance policies. In that event, we could experience a significant loss which could have a material adverse impact on our financial condition.

Our future success depends on the continued services of key personnel.

The loss of any of our key personnel, particularly key research and development personnel, could harm our business and prospects and could impede the achievement of our research and development, operational or strategic objectives. Our success also depends upon our ability to attract and retain other qualified managerial and technical personnel. Competition for such personnel, particularly software engineers and other technical personnel is intense. We may not be able to attract and retain personnel necessary for the development of our business.

Our failure to manage current or future alliances or joint ventures effectively may harm our business and prospects.

We have entered into alliances, joint ventures or other business relationships. Alliances with certain partners or companies could make it more difficult for us to enter into advantageous business transactions or relationships with others. Moreover, we may not be able to:

•	identify appropriate candidates for alliances or joint ventures;

•	assure that any alliance or joint venture candidate will provide us with the support we anticipated;

•	successfully negotiate an alliance or joint venture on terms that are advantageous to us; or

•	successfully manage any alliance or joint venture.

Furthermore, any alliance or joint venture may divert management time and resources. Entering into a disadvantageous alliance or joint venture, failing to manage an alliance or joint venture effectively, or failing to comply with the obligations associated with an alliance or joint venture, could harm our business and prospects.

An adverse change in the projected cash flows from our business units or the business climate in which they operate, including the continuation of the current financial and economic uncertainty, could require us to record an impairment charge, which could have an adverse impact on our operating results.

At least annually, we review the carrying value of our goodwill, and for other long-lived assets when indicators of impairment are present, to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment of the value of these assets. Conditions that could indicate impairment and necessitate an evaluation of these assets include, but are not limited to, a significant adverse change in the business climate or the legal or regulatory environment within which we operate. In addition, the deterioration of a company’s market capitalization significantly below its net book value is an indicator of impairment. We assess goodwill for impairment at the reporting unit level and in evaluating the potential impairment of goodwill, we make assumptions regarding the amount and timing of future cash flows, terminal value growth rates and appropriate discount rates. As a result of this assessment, we recorded significant impairment charges for goodwill and intangible assets in fiscal 2009 and 2010.

During the fourth quarter of fiscal 2012, we performed our annual impairment test of goodwill for our reporting units, and recorded a $5.8 million goodwill impairment charge for our MammoSite reporting unit. All other reporting units passed step 1 of the goodwill impairment test. Although we use reasonable methodologies for developing assumptions and estimates underlying the fair value calculations used in our impairment tests, these estimates are uncertain by nature and can vary from actual results. It is possible that the continuation of the current global financial and economic uncertainty could negatively affect our anticipated future cash flows, or the discount rates used to value the cash flows for each reporting unit, to such an extent that we could be required to perform an interim impairment test in fiscal 2013.

The acquisition of Gen-Probe is expected to have a dilutive effect on our earnings per share calculated in accordance with U.S. GAAP, which may adversely affect the market price of our common stock following the acquisition.

The acquisition of Gen-Probe is expected to have a dilutive effect on our earnings per share calculated in accordance with U.S. GAAP primarily due to the amortization of the intangible assets in connection with the acquisition. These expectations are based on preliminary estimates, which may materially change as a result of the completion of the allocation of the purchase price for the acquisition. We could also encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the acquisition. Any of these factors could cause further dilution to our earnings per share or cause a decrease in the price of our common stock.

Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of our common stock following the acquisition of Gen-Probe.

In accordance with U.S. GAAP, we have accounted for the acquisition using the purchase method of accounting, resulting in charges to our earnings that could adversely affect the market value of our common stock. Under the purchase method of accounting, we allocated the total purchase price to the assets acquired and liabilities assumed from Gen-Probe based on their estimated fair values as of the acquisition date, and recorded any excess of the purchase price over those fair values as goodwill. For certain tangible and intangible assets, recording their fair values as of the acquisition date results in incurring significant additional depreciation and/or amortization expense that exceeds the combined amounts recorded by us and Gen-Probe prior to the acquisition. This increased expense is recorded over the estimated useful lives of the underlying assets. In addition, to the extent the carrying value of goodwill or intangible assets post-acquisition were to become impaired, we may be required to incur charges relating to the impairment of those assets.

Our effective tax rate may fluctuate and we may incur obligations in tax jurisdictions in excess of amounts that have been accrued.

We are subject to income taxes and non-income based taxes in both the United States and various foreign jurisdictions. We take certain income tax return positions for which we provide additional taxes if it is more-likely-than-not that they will not withstand a tax authority’s challenge. We are subject to ongoing tax audits in various jurisdictions, and tax authorities may disagree with certain positions we have taken and assess additional taxes. We regularly evaluate the audits likely outcomes in order to determine the appropriateness of our tax provision and tax reserves. However, we cannot give assurance that we will accurately predict the audits’ outcomes, which could have a material impact on our operating results and financial condition.

Our effective tax rate may be lower or higher than prior years due to numerous factors, including a change in our geographic profitability mix and changes in tax laws. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current expectations, which could have a material impact on our business and operating results.

Changes in tax laws or tax rulings could materially impact our effective tax rate. U.S. law makers are considering several U.S. corporate tax reform proposals including those that may reduce or eliminate U.S. income tax deferral on unrepatriated foreign earnings and eliminate tax incentives such as the domestic manufacturing deduction in exchange for a lower U.S. statutory tax rate.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. See “Registration Rights Agreement.” Old notes tendered by you and accepted by us in exchange for the new notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our capitalization. Any tendered but unaccepted old notes will be returned to you and will remain outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 29, 2012. You should read this table in conjunction with the sections of this prospectus entitled “Risk Factors,” “Use of Proceeds,” and “Selected Historical Financial Data” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our Annual Report on Form 10-K for the year ended September 29, 2012 and our consolidated financial statements and related notes as of September 29, 2012 and September 24, 2011 and for each of the three years in the period ended September 29, 2012 contained in our Current Report on Form 8-K filed January 28, 2013, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 and our consolidated financial statements and related notes contained in Item 1 of our Quarterly Report on Form 10-Q for the three months ended December 29, 2012, which are incorporated by reference in this prospectus.

As of December 29, 2012
Actual
(in thousands)
Cash and cash equivalents	$718,471

Long-term debt (including current portion)
Revolving Credit Facility(1)	—
Term Loan A Facility (principal $987,500)	979,669
Term Loan B Facility (principal $1,496,250)	1,482,049
Notes	1,000,000
Convertible notes (principal $1,725,000)(2)	1,574,304
Capital lease obligations	17,292

Total debt	5,053,314

Shareholders’ equity	2,984,376

Total capitalization	$8,037,690

(1)	We have a $300 million revolving credit facility, which is undrawn. See “Description of Other Indebtedness.”
(2)

Our convertible notes are recorded net of the unamortized discount. The face values as of December 29, 2012 of our convertible notes were $775.0 million for the 2007 Notes, $450.0 million for the 2010 Notes and $500.0 million for the 2012 Notes. In addition, holders of the 2007 Notes may require us to repurchase their notes on December 13, 2013, and on each of December 15, 2017, 2022, 2027 and 2032; holders of the 2010 Notes may require us to repurchase their notes on each of December 15, 2016, 2020, 2025, on December 13, 2030 and on December 14, 2035; and holders of the 2012 Notes may require us to repurchase their notes on each of March 1, 2018, 2022, 2027 and 2032, and on March 2, 2037. In each case, the repurchase price would be equal to 100% of the principal amount of the convertible notes being repurchased, plus accrued and unpaid interest. For a description of the 2007 Notes, the 2010 Notes, and the 2012 Notes, see “Description of Other Indebtedness.”

SELECTED HISTORICAL FINANCIAL DATA

The following selected financial data should be read in conjunction with the sections of this prospectus entitled “Risk Factors,” “Use of Proceeds,” and “Capitalization” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our Annual Report on Form 10-K for the year ended September 29, 2012 and our consolidated financial statements and related notes as of September 29, 2012 and September 24, 2011 and for each of the three years in the period ended September 29, 2012 contained in our Current Report on Form 8-K filed January 28, 2013, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 and our consolidated financial statements and related notes contained in Item 1 of our Quarterly Report on Form 10-Q for the three months ended December 29, 2012, which are incorporated by reference in this prospectus. In the fourth quarter of fiscal 2012, we acquired Gen-Probe Incorporated. In the second, third and fourth quarters of fiscal 2011, we acquired Interlace Medical, Inc., TCT International Co., Ltd. and Beijing Healthcome Technology Company, Ltd., respectively. In the fourth quarter of fiscal 2010, we acquired Sentinelle Medical Inc. In the first and fourth quarters of fiscal 2008, we acquired Cytyc Corporation and Third Wave Technologies, Inc., respectively. Results of operations for each of these businesses are included in our consolidated financial statements from the date of acquisition.

	Three Months Ended December 29, 2012(7)	Fiscal Years Ended
		September 29, 2012(6)	September 24, 2011(5)	September 25, 2010(3)	September 26, 2009(2)	September 27, 2008(1)
		(In thousands, except per share data)
Consolidated Statement of Operations Data
Total revenues	$631,362	$2,002,652	$1,789,349	$1,679,552	$1,637,134	$1,674,499
Total costs and expenses	$568,133	$1,888,935	$1,414,904	$1,609,615	$3,653,808	$1,872,041
Net income (loss)	$3,118	$(73,634)	$157,150	$(62,813)	$(2,216,642)	$(415,588)
Basic net income (loss) per common share	$0.01	$(0.28)	$0.60	$(0.24)	$(8.64)	$(1.69)
Diluted net income (loss) per common share	$0.01	$(0.28)	$0.59	$(0.24)	$(8.64)	$(1.69)

Consolidated Balance Sheet Data
Working capital	$108,483	$901,665	$833,450	$656,969	$489,335	$352,703
Total assets	$10,468,555	$10,477,108	$6,008,780	$5,625,834	$5,684,226	$8,126,812
Long-term debt obligations, less current portion(4)	$4,251,547	$4,986,345	$1,506,448	$1,467,519	$1,536,887	$1,769,005
Total stockholders’ equity	$2,984,376	$2,961,031	$2,936,895	$2,698,549	$2,725,977	$4,895,936

(1)	Included in total costs and expenses in fiscal 2008 were charges of $370.0 million and $195.2 million for in-process research and development from the Cytyc and Third Wave acquisitions, respectively.
(2)	Included in total costs and expenses in fiscal 2009 was an aggregate goodwill impairment charge of $2.34 billion comprised of $1.17 billion for GYN Surgical, $908.3 million for Diagnostics and $265.9 million for Breast Health.
(3)	Included in total costs and expenses in fiscal 2010 were impairment charges of $143.5 million for intangible assets and $76.7 million for goodwill, both of which related to our MammoSite reporting unit within our Breast Health reportable segment. Also included in total costs and expenses was $11.4 million of net charges for litigation-related settlements.
(4)	Long-term obligations are net of unamortized debt discounts of $131.7 million, $188.8 million, $236.4 million, $277.9 million, $351.1 million and $418.8 million at December 29, 2012 and for fiscal years 2012, 2011, 2010, 2009, and 2008 respectively.
(5)	Included in total costs and expenses in fiscal 2011 was a net gain on the sale of intellectual property of $84.5 million, and included in net income in fiscal 2011 was a debt extinguishment loss of $29.9 million.
(6)	Included in total costs and expenses in fiscal 2012 were aggregate charges for contingent consideration of $119.5 million related to certain of our acquisitions, aggregate restructuring and divestiture charges of $36.6 million and acquisition transaction costs related to the Gen-Probe acquisition of $34.3 million. Included in net loss was a debt extinguishment loss of $42.3 million.
(7)	Included in total costs and expenses were charges for contingent consideration of $39.5 million and a net gain on the sale of intellectual property of $53.9 million.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the computation of our ratio of earnings to fixed charges for each of the periods indicated (in thousands, except ratio).

	Supplemental Pro Forma Year Ended September 29, 2012(b)	Three Months Ended December 29, 2012	Fiscal Year Ended
			September 29, 2012	September 24, 2011	September 25, 2010	September 26, 2009	September 27, 2008
Earnings:
Income (loss) before provision for income taxes	$(322,020)	$(7,353)	$(61,661)	$227,386	$(54,991)	$(2,154,130)	$(327,272)
Fixed charges	296,421	73,654	146,348	121,472	133,603	142,400	140,311
Interest capitalized during the period	—	—	—	—	(25)	(372)	(533)
Amortization of capitalized interest	134	34	134	93	—	—	—

Total earnings (losses)	$(25,465)	$66,335	$84,821	$348,951	$78,587	$(2,012,102)	$(187,494)

Fixed charges:
Interest expense	$289,671	$72,081	$140,287	$114,846	$127,107	$134,957	$133,043
Interest capitalized during the period	—	—	—	—	25	372	533
Estimate of interest within rental expense	6,750	1,573	6,061	6,626	6,471	7,071	6,735

Total fixed charges	$296,421	$73,654	$146,348	$121,472	$133,603	$142,400	$140,311

Ratio of earnings to fixed charges(a)	—	—	—	2.87	—	—	—

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of our income (loss) before provision for income taxes plus our fixed charges. Fixed charges consist of interest expense, amortization of debt discount and debt issuance costs and an estimate of the interest portion of rental expense. Interest expense recorded on uncertain tax positions has been recorded in the provision for income taxes and therefore has been excluded from the calculation.

(a)	In the three months ended December 29, 2012, and fiscal 2012, 2010, 2009 and 2008, we incurred losses from pre-tax continuing operations, and as a result, our earnings were insufficient to cover our fixed charges by $7.3 million, $61.5 million, $55.0 million, $2.15 billion and $327.8 million, respectively. On a pro forma basis for fiscal 2012, our pro forma earnings were insufficient to cover pro forma fixed charges by $321.9 million.

(b)	The supplemental pro forma information has been adjusted to give pro forma effect to our acquisition of Gen-Probe Incorporated, which was completed on August 1, 2012, as if it occurred on September 25, 2011 (the first day of fiscal 2012) and includes adjustments that are (1) directly attributable to the acquisition and related debt financing, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.

DESCRIPTION OF THE EXCHANGE OFFER

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we completed the issuance of the old notes on August 1, 2012, we entered into a registration rights agreement with the purchasers of the old notes. Under the registration rights agreement, we agreed to file the exchange offer registration statement with the SEC no later than January 28, 2013, use all commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than April 28, 2013, and use all commercially reasonable efforts to commence the exchange offer promptly and no later than 10 business days after the effective time of the registration statement, hold the exchange offer open for at least 20 business days, and consummate the exchange offer promptly following the expiration of the exchange offer. The registration rights agreement provides that we will be required to pay additional interest to the holders of the old notes if we fail to comply with such filing, effectiveness and offer consummation requirements. See “Registration Rights Agreement” for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

The exchange offer is not being made to holders of old notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on August 1, 2012, and is available from us upon request.

Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Registration Rights Agreement” and “Plan of Distribution.”

Terms of the Exchange Offer; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we will accept for exchange old notes that are validly tendered prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                     , 2013 (which is 21 business days after the exchange offer is commenced). We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $1,000,000,000 aggregate principal amount of old notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes known to us on the date of this prospectus.

We expressly reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of original principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. No dissenter’s rights or rights of appraisal exist with respect to the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the

Exchange Offer” below. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

Your tender to us of old notes as set forth below and our acceptance of old notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” prior to the expiration date. In addition:

•	certificates for old notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal, or

•

a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described beginning on page 47 must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal, or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by an “Eligible Institution,” a firm which is a member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent (for example, the Securities Transfer Agent’s Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program). An Eligible Institution includes firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office in the United States and certain other eligible guarantors. If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either at or before the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either at or before the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OLD NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes validly tendered and not validly withdrawn prior to the expiration date, unless we terminate the exchange offer. We will issue the new notes promptly after the expiration of the exchange offer. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in a principal amount equal to that of the surrendered old notes. The new notes will bear interest from August 1, 2012. If your old notes are accepted for exchange, you will receive interest on the new notes and not on the old notes, provided that you will receive interest on the old notes and not the new notes if and to the extent the record date for such interest payment occurs prior to completion of the exchange offer. Any old notes not tendered will remain outstanding and continue to accrue interest according to their terms.

In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of the following before the expiration date (or within the time periods specified in the guaranteed delivery procedures, if applicable):

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange and as such holder has indicated in a letter of transmittal, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender old notes. Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer, a tender may be effected if:

•

prior to the expiration date, the exchange agent receives from an Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes; and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for the old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We will make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or the guarantor’s ability to proceed with the exchange offer;

•	we do not receive all of the governmental approvals that we believe are necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

Registered & Certified Mail:	Regular Mail or Overnight Delivery:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building—12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by Wells Fargo Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. Costs incurred with third parties directly related to the exchange will be expensed as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered;

•

certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under this exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failing to Exchange Old Notes

The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your old notes. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Holders of old notes that do not exchange old notes for new notes in the exchange offer will no longer have any registration rights with respect to their old notes (except in the case of participating broker-dealers as provided in the registration rights agreement). See “Plan of Distribution” for restrictions on tendering old notes and reselling the new notes.

Consequences of Exchanging Old Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the new notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act;

•	the holder is acquiring the new notes in its ordinary course of business;

•

neither the holder, nor, to the actual knowledge of such holder, any other person receiving new notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the new notes;

•	if the holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of the new notes issued in the exchange offer; and

•	if the holder is a broker-dealer, such broker-dealer will receive the new notes for its own account in exchange for old notes and:

•	such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (and not directly from us or any of our affiliates), and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any new notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of old notes) by delivery of the prospectus relating to the exchange offer.) See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that it meets each of these conditions and agree to these terms.

However, because the SEC has not considered the exchange offer for our old notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer a new note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders old notes in the exchange offer for the purpose of participating in a distribution or that is a broker-dealer who purchased the old notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•

may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (May 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders offering or selling the new notes. We currently do not intend to register or qualify the offer or sale of the new notes in any state where we would not otherwise be required to qualify.

REGISTRATION RIGHTS AGREEMENT

We have filed the registration statement of which this prospectus forms a part, which we refer to as the “exchange offer registration statement,” and are conducting the exchange offer in accordance with our obligations under a registration rights agreement (the “registration rights agreement”), dated as of August 1, 2012, among Hologic, the guarantors and the purchasers of the old notes party thereto.

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as a holder of the old notes. A copy of the registration rights agreement has been filed as an exhibit to our Current Report on Form 8-K filed on August 1, 2012, which is incorporated by reference in this prospectus.

Under the terms of the registration rights agreement, we and the guarantors agreed to:

•	file the exchange offer registration statement with the SEC no later than January 28, 2013;

•	use all commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than April 28, 2013;

•

use all commercially reasonable efforts to commence the exchange offer promptly and no later than 10 business days after the effective time of the registration statement, hold the exchange offer open for at least 20 business days, and consummate the exchange offer promptly following the expiration of the exchange offer;

For a discussion on the resale of the new notes please see “Plan of Distribution”

Shelf Registration

If:

•

before the exchange offer is completed, existing law or SEC interpretations are changed such that the new notes received by holders other than Restricted Holders (as defined below) in the exchange offer are not transferable by each such holder without restriction under the Securities Act;

•	the exchange offer registration statement does not become effective before April 28, 2013 and the exchange offer has not been completed within 30 business days of such effective time; or

•

any holder of Registrable Securities (as defined below) notifies the Company prior to the 20th business day following the completion of the exchange offer that: (A) it is prohibited by law or SEC policy from participating in the exchange offer, (B) it may not resell the new notes to the public without delivering a prospectus and this prospectus supplement is not appropriate or available for such resale or (C) it is a broker-dealer and owns old notes acquired directly from the Company or an affiliate of the Company, then we and the guarantors shall file under the Securities Act, by the later of 30 days after the time such obligation to file arises and January 28, 2013, a “shelf” registration statement providing for the public resale of the Registrable Securities. We and the guarantors agree to use our commercially reasonable efforts to (A) cause the shelf registration statement to become or be declared effective on or prior to the date that is the later of (x) 90 days after the obligation to file such shelf registration statement arises and (y) April 28, 2013 and (B) keep such shelf registration statement continuously effective for a period ending on the earlier of the time when the old notes are freely tradeable pursuant to Rule 144 under the Securities Act or such time as there are no longer any Registrable Securities outstanding. No holder shall be entitled to be named as a selling securityholder in the shelf registration statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder has returned a completed and signed notice and questionnaire to us as required in the registration rights agreement. We and the guarantors agree, after the effective time of the shelf registration statement and promptly upon the request of any holder of Registrable Securities that is not then named as a selling securityholder, to use all commercially reasonable efforts to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the shelf registration statement; provided, however, that nothing in this sentence shall relieve any such holder of the obligation to return a completed and signed notice and questionnaire to us. In limited circumstances we may suspend the use or the effectiveness of the shelf registration statement, or extend the time period in which we are required to file the shelf registration statement, for up to 45 consecutive days, 90 days in the aggregate, in any 12-month period.

For the purposes of the registration rights agreement, “Registrable Securities” means each old note until the earliest to occur of the date on which such old note:

1.	is exchanged for a new note in an exchange offer;

2.	is sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by an effective shelf registration statement;

3.	is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such old note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by us or pursuant to the indenture; or

4.	ceases to be outstanding.

For the purposes of the registration rights agreement, “Restricted Holder” means (i) a holder that is our affiliate within the meaning of Rule 405 under the Securities Act, (ii) a holder who acquires new notes outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing new notes and (iv) a holder that is a broker-dealer, but only with respect to new notes received by such broker-dealer pursuant to an exchange offer in exchange for Registrable Securities acquired by the broker-dealer directly from us or any of our affiliates.

Additional Interest

The registration rights agreement provides that if:

•	we and the guarantors have not filed the exchange offer registration statement or a shelf registration statement on or before the date on which such registration statement is required to be filed;

•

such exchange offer registration statement or shelf registration statement has not become effective or been declared effective by the SEC on or before the date on which such registration statement is required to become or be declared effective;

•	the exchange offer has not been completed within 30 business days after the effective time of the exchange offer registration statement (if the exchange offer is then required to be made); or

•

any exchange offer registration statement or shelf registration statement is filed and declared effective but shall thereafter either be withdrawn by us or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except in limited circumstances provided in the registration rights agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each a “Registration Default”), then as liquidated damages for such Registration Default, special interest in addition to the base interest shall accrue on the affected Registrable Securities then outstanding at a per annum rate of 0.25% for the first 90 days, at a per annum rate of 0.50% for the second 90 days, at a per annum rate of 0.75% for the third 90 days and at a per annum rate of 1.0% thereafter. Special interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time.

All references in the indenture, in any context, to any interest or other amount payable on or with respect to the notes shall be deemed to include any special interest pursuant to the registration rights agreement.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions” below. In this description, the “Company,” “we,” “our,” “ours,” and “us” refers only to Hologic, Inc. (and any successor obligor on the notes) and not to any of its subsidiaries.

The Company will issue the new notes under an indenture, dated as of August 1, 2012 (as amended or supplemented from time to time, the “indenture”), among the Company, the Restricted Subsidiaries named as Guarantors therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the notes include those stated in the indenture and those that will be made a part of the indenture pursuant to the Trust Indenture Act. The term “notes” shall include the new notes and the old notes that remain outstanding following the exchange offer. The term “Guarantee” shall include the Guarantee of the new notes and the Guarantee of the old notes that remain outstanding following the exchange offer.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture, the section entitled “Registration Rights Agreement” in this prospectus, and the registration rights agreement in their entirety because they, and not this description, define your rights as a holder of the notes. Copies of the indenture and registration rights agreement are available without charge upon request to the Company at the address indicated under “Incorporation by Reference; Additional Information.”

The New Notes Versus the Old Notes

The new notes are substantially identical to the old notes, except that the new notes have been registered under the federal securities laws and will not bear any legend restricting their transfer, will bear a different CUSIP number than the old notes and will not be entitled to certain registration rights and related provisions for additional interest applicable to the old notes. The new notes will represent the same debt as the old notes, and we will issue the new notes under the same indenture. The new notes will be guaranteed, jointly and severally, fully and unconditionally, subject to customary release provisions, by Hologic, Inc. and all each of our existing and future U.S. subsidiaries that guarantee any of our senior secured credit facilities.

Basic Terms of the New Notes

The new notes:

•

are our senior unsecured obligations, ranking equally in right of payment with all of our existing and future unsubordinated indebtedness, senior in right of payment to any future subordinated indebtedness and effectively junior to our existing and future secured indebtedness (see “Description of Other Indebtedness” and “—Ranking”);

•	are limited to an aggregate principal amount of $1.0 billion issuable in this exchange offer;

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	mature on August 1, 2020;

•	will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form (see “Book-Entry; Delivery and Form”); and

•

bear interest at a rate of 6.25%, payable semi-annually in arrears in cash on February 1 and August 1 of each year, commencing on February 1, 2013, to those persons who were holders of record at the close of business on the January 15 or July 15 immediately preceding the relevant interest payment date.

Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

The Trustee will initially act as paying agent and registrar for the new notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. The Company may change any paying agent or registrar without notice to holders of the new notes, and the Company may act as paying agent or registrar.

All of the notes will be treated as a single class and will vote together as one class on all matters with respect to the notes under the indenture.

Additional Notes

Subject to the covenants described below, the Company may issue additional notes under the indenture having the same terms in all respects as the notes (except the issue date, issue price and the date of the first payment of interest on the additional notes if the additional notes are issued after the first payment of interest on the notes); provided that if the additional notes are not fungible with the notes offered by this prospectus for U.S. federal income tax purposes, such additional notes will have a different CUSIP. The notes and any additional notes would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the notes.

Ranking

The notes will rank:

•	equally in right of payment with all other existing and future unsubordinated Indebtedness of the Company;

•	senior in right of payment to any future subordinated Indebtedness of the Company;

•

effectively junior to all secured Indebtedness of the Company, including Indebtedness outstanding under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such Indebtedness; and

•	structurally junior to all liabilities of all Non-Guarantor Subsidiaries.

Each Subsidiary Guarantee will be a senior unsecured obligation of the Subsidiary Guarantor that will rank:

•	equally in right of payment with all other existing and future unsubordinated Indebtedness of the Subsidiary Guarantor;

•	senior in right of payment to any future subordinated Indebtedness of the Subsidiary Guarantor; and

•	effectively junior to all existing and future secured Indebtedness of the Subsidiary Guarantor to the extent of the value of the collateral securing such Indebtedness.

At December 29, 2012, the Company and the Subsidiary Guarantors had outstanding approximately $2.48 billion aggregate principal of secured Indebtedness that ranked effectively senior to the notes to the extent of the value of the collateral securing such Indebtedness and our subsidiaries that have not guaranteed the notes had approximately $135.2 million of outstanding liabilities, including trade payables but excluding intercompany liabilities, that ranked effectively senior to the notes.

Guarantees

Payment of the notes and the other Indenture Obligations will be guaranteed by the Subsidiary Guarantors jointly and severally, fully and unconditionally, on a senior unsecured basis. The Subsidiary Guarantors will constitute all the Subsidiaries of the Company that are guarantors of the Company’s obligations under the Senior Secured Credit Facilities as of the date of this prospectus.

If any Subsidiary of the Company that is not a Subsidiary Guarantor (other than a Receivables Entity) becomes a guarantor or obligor in respect of any Triggering Indebtedness, then within 20 Business Days of such event the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall Guarantee the notes and the Indenture Obligations, fully and unconditionally, on a senior unsecured basis.

Notwithstanding the foregoing, a Subsidiary Guarantee of a Subsidiary Guarantor will be released:

•	upon a sale or disposition of such Subsidiary in a transaction that is permitted under the indenture such that such Subsidiary ceases to be a Subsidiary;

•	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture;

•

if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described below under the caption “—Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the indenture are discharged in accordance with the terms of indenture; or

•

in respect of any Subsidiary that becomes a Subsidiary Guarantor on account of its being a guarantor or obligor in respect of Triggering Indebtedness as provided above, upon the release of such Subsidiary Guarantor’s guarantee under all applicable Triggering Indebtedness except a discharge upon payment thereof.

As of the date of this prospectus, the Company has entered into a definitive agreement to sell its LIFECODES business unit to Immucor, Inc. Under the terms of the agreement, Immucor, Inc. would acquire the following Subsidiary Guarantors: Gen-Probe GTI Diagnostics Holding Company, Gen-Probe GTI Diagnostics, Inc., Gen-Probe Holdings, Inc. and Gen-Probe Transplant Diagnostics, Inc. (collectively, the “LIFECODES Subsidiaries”). The sale of the LIFECODES business is subject to customary closing conditions, including expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon the closing of the sale, the LIFECODES Subsidiaries will cease to be subsidiaries of the Company and the Subsidiary Guarantees of the LIFECODES Subsidiaries will automatically be released in accordance with the terms of the indenture.

Not all of the Company’s Subsidiaries will Guarantee the notes. As of the date of this prospectus, the Company’s Foreign Subsidiaries, and certain immaterial domestic Subsidiaries, do not guarantee the notes or the other Indenture Obligations. In the event of a bankruptcy, liquidation or reorganization of any Non-Guarantor Subsidiary, the Non-Guarantor Subsidiary will be legally required to pay its debts and other obligations (including trade payables and lease obligations) before it will be able to distribute any of its assets to the Company. The notes will be effectively subordinated to all of the Indebtedness and other liabilities of our Non-Guarantor Subsidiaries. For the three months ended December 29, 2012, the Company’s Non-Guarantor Subsidiaries generated approximately 19.9% of the Company’s consolidated net revenues and, as of December 29, 2012, the Company’s Non-Guarantor Subsidiaries held approximately 18.5% of the Company’s consolidated assets (excluding goodwill, intangible assets and intercompany receivables) determined in accordance with GAAP and had approximately $135.2 million in total outstanding liabilities determined in accordance with GAAP (excluding intercompany payables). See “Risk Factors—Risks Relating to the Notes—The notes and the guarantees are structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.”

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the indenture, will not result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable Federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its

Subsidiary Guarantee will have a claim for contribution from any other Subsidiary Guarantor to the extent that the amount it pays or distributes under its Subsidiary Guarantee exceeds the amount it would have been required to contribute if all Subsidiary Guarantors made a pro rata contribution based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall also have a subrogation claim against the Company. However, under the terms of the Subsidiary Guarantees, such contribution or subrogation claims may not be asserted prior to the payment in full of the notes. The Company also may, at any time, cause a Subsidiary to become a Subsidiary Guarantor by executing and delivering a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally, on a senior basis.

Optional Redemption

Except as set forth in the immediately succeeding three paragraphs, the notes may not be redeemed at the option of the Company.

At any time or from time to time on or after August 1, 2015, the Company, at its option, may redeem the notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on August 1 of the years indicated below (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such record date):

Year	Optional Redemption Price
2015	103.125%
2016	102.083%
2017	101.042%
2018 and thereafter	100.000%

At any time or from time to time prior to August 1, 2015, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the notes (including additional notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.250% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such record date); provided that (1) at least 65% of the aggregate principal amount of notes issued under the indenture, including additional notes (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

At any time or from time to time prior to August 1, 2015, the Company may also redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of thereof, plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a “Make-Whole Redemption Date”) (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such record date).

“Applicable Premium” means, with respect to any note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of such note at August 1, 2015 (exclusive of accrued and unpaid interest to the Make-Whole Redemption Date), such redemption price being set forth in the applicable table appearing above under the caption “—Optional Redemption,” plus (2) all scheduled interest payments due on such note from the Make-Whole Redemption Date through August 1, 2015 (exclusive of accrued and unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points, over (B) the principal amount of such note.

“Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to August 1, 2015; provided, however, that if the period from such Make-Whole Redemption Date to August 1, 2015, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to August 1, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice of Redemption

If the Company redeems less than all of the notes at any time, the Trustee will select the notes to be redeemed by lot, on a pro rata basis or by any other method the Trustee deems to be fair and appropriate (or, in the case of new or old notes issued in global form based on the method required by DTC or, if it is not so required, a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

The Company will redeem notes of original principal amount of $2,000 or less in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The Company may provide in the notice that payment of the redemption price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another Person. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the redemption price on such date, interest ceases to accrue on the notes or portions thereof called for such redemption.

Repurchase of Notes Upon a Change of Control

If a Change of Control Repurchase Event occurs, each holder of notes will have the right to require the Company to repurchase all or any part (in minimum denominations of original principal amount of $2,000 and integral multiples of $1,000) of such holder’s notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the indenture, except that the Company shall not be obligated to repurchase the notes pursuant to this covenant in the event that the Company has exercised the right to redeem all of the notes as described above under the caption “—Optional Redemption”. In the Change of Control Offer, the Company will offer to repurchase all of the notes at a repurchase price (the “Change of Control Repurchase Price”) in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (the “Change of Control Repurchase Date”) (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been repurchased prior to such date). The Change of Control Repurchase Date will be a date fixed by the Company to be a Business Day no earlier than 30 nor later than 60 days from the date notice of the Change of Control Offer is mailed; provided that the Change of Control Repurchase Date may not occur prior to the effectiveness of the Change of Control.

Within 30 days after any Change of Control Repurchase Event or, at the Company’s option, prior to such Change of Control but after it is publicly announced, provided that a definitive agreement is in place for such Change of Control, the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each holder of notes, by first-class mail, postage prepaid, at its address appearing in the note register. The notice must state, among other things,

•	that a Change of Control Repurchase Event has occurred or may occur and the date of such event;

•	the Change of Control Repurchase Price and the Change of Control Repurchase Date;

•	that any note not tendered will continue to accrue interest;

•

that, unless the Company defaults in the payment of the Change of Control Repurchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Repurchase Date; and

•	other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Repurchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Repurchase Price when due will give the Trustee and the holders of the notes the rights described under “—Events of Default.”

In addition to the Company’s obligations under the indenture with respect to the notes in the event of a Change of Control Repurchase Event, the Senior Secured Credit Facilities contains an event of default upon a change of control (as defined therein) that would obligate the Company to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. As a result, the Company may not have sufficient funds to be able to repurchase the notes and satisfy the Company’s obligations under the Company’s other indebtedness following a Change of Control Repurchase Event. See “Risk Factors—We may not have the ability to raise the funds necessary to pay the change of control repurchase price or the repurchase price for notes surrendered in connection with our offer to repurchase notes following certain dispositions of assets as required by the indenture governing the notes and as may be required under other agreements governing our indebtedness.”

The Company may exercise its optional right to redeem all or a portion of the notes, at specified redemption prices, even if a Change of Control Offer is made. On or after August 1, 2018, the redemption price for the notes will be lower than the price the Company would have to pay if holders were to require it to repurchase the notes at the Change of Control Repurchase Price upon the occurrence of a Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s assets. The phrase “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. Therefore, in such event, if holders of the notes elected to exercise their rights under the indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret such phrase.

The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction does not constitute a Change of Control.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly surrendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company.

Certain Covenants

The indenture contains covenants including, among others, those summarized below.

Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred pursuant to the Senior Secured Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $3.30 billion;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (2);

(3) Indebtedness of the Company pursuant to the notes (but excluding any additional notes) and Indebtedness of any Subsidiary Guarantor pursuant to a Subsidiary Guarantee of the notes;

(4) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by, or merged into, the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition or merger (and such Incurrence) and after giving effect thereto on a pro forma basis, either

(i) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition or merger (and such Incurrence) or (ii) the Company would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a), pursuant to this clause (6) or pursuant to clause (3), (4), (5) or (12) of this paragraph (b);

(7) Hedging Obligations directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the indenture or entered into in the ordinary course of business and not for speculative purposes;

(8) obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, stay, customs, appeal, replevin or surety bonds, performance, completion or similar guarantees or similar obligations of, or provided by, the Company or any Restricted Subsidiary in connection with pledges, deposits or payments made in the ordinary course of business, including in connection with, or to secure, statutory, regulatory or similar obligations, including under health, safety or medical obligations;

(9) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries (a) arising from bonds or otherwise issued to the adverse party in connection with the settlement or appeal of any Adverse Proceedings or (b) arising from agreements providing for indemnification, adjustment of purchase price, earn-out (or other contingent purchase price) or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Restricted Subsidiary pursuant to such agreements, in connection with any acquisition consummated prior to the Issue Date or otherwise permitted under the indenture or permitted dispositions of any business, assets or Restricted Subsidiary of the Company or any of its Restricted Subsidiaries;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including automated clearinghouse (ACH) transfers) in the ordinary course of business; provided that such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its Incurrence;

(11) Indebtedness consisting of any Guarantee by (i) the Company or a Subsidiary Guarantor of Indebtedness or other Obligations of the Company or any of the Restricted Subsidiaries, (ii) a Foreign Subsidiary of Indebtedness or other Obligations of another Foreign Subsidiary or (iii) a Non-Guarantor Subsidiary of Indebtedness or other Obligations of another Non-Guarantor Subsidiary, the Company or any other Subsidiary, in each case so long as the Incurrence of such guaranteed Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (a) if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness so guaranteed and (b) if the Guarantee is by a Non-Guarantor Subsidiary and is of Triggering Indebtedness, such Subsidiary guarantees the notes;

(12) (i) Capital Lease Obligations, (ii) Attributable Debt and (iii) Purchase Money Indebtedness, and Refinancing Indebtedness in respect of clause (i), (ii) or (iii), in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (12), does not exceed the greater of $150.0 million or 1.5% of Total Assets;

(13) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

(14) Indebtedness of Foreign Subsidiaries and Non-Guarantor Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (14), does not exceed the greater of $250.0 million or 2.5% of Total Assets;

(15) Indebtedness of the Company or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Senior Secured Credit Facilities in a principal amount not in excess of the stated amount of such letter of credit;

(17) Foreign Jurisdiction Deposits;

(18) Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (11) of the definition of “Permitted Investment”;

(19) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (6) of the first paragraph of “—Events of Default”;

(20) Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees of the Company and/or its Restricted Subsidiaries, in an aggregate amount not to exceed $10.0 million at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees of the Company and/or its Restricted Subsidiaries;

(21) Indebtedness consisting of obligations to make payments to current or former officers, directors, current or former consultants or employees of the Company and/or its Restricted Subsidiaries or their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of, Capital Stock of the Company to the extent permitted under clause (b)(7) of the covenant described below under the caption “—Limitations on Restricted Payments”; and

(22) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries then outstanding and Incurred pursuant to this clause (22), does not exceed the greater of $350.0 million or 3.5% of Total Assets.

(c) For purposes of determining compliance with this covenant:

(1) all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as Incurred under clause (1) of paragraph (b) above and may not be reclassified;

(2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to any of clauses (b)(1) through (b)(22) above may later be reclassified (except as specified in clause (1) above) as having been Incurred pursuant to paragraph (a) or any other of clauses (b)(1) through (b)(22) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) or one of clauses (b)(1) through (b)(22) above, as the case may be, if it were Incurred at the time of such reclassification);

(3) the Company will be entitled (except as specified in clause (1) above) to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4) accrual of interest, the increase of accreted value and the payment of interest and dividends in the form of additional Indebtedness (including any payment in kind or PIK payment), Disqualified Stock or Preferred Stock, as applicable, of the same type as the underlying obligation shall not be deemed to be Incurrence of Indebtedness; provided that, in each case, any such additional Indebtedness shall be included in the definition of Consolidated Total Indebtedness.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

(e) The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

(f) The indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly incur any Indebtedness (including Permitted Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or the applicable Subsidiary Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be; provided (i) that this sentence shall not apply to Indebtedness Incurred under clause (1) of paragraph (b) above; (ii) unsecured Indebtedness or Indebtedness that is not Guaranteed shall not be treated as subordinated or junior to any other Indebtedness merely because such Indebtedness is unsecured or not Guaranteed; and (iii) Indebtedness shall not be treated as subordinated or junior in right of payment to any other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Restrictions on Sale Leaseback Transactions. Neither the Company nor any Restricted Subsidiary will enter into any Sale Leaseback Transaction with respect to any asset unless:

(a) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale Leaseback Transaction pursuant to the covenant described above under the caption “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described below under the caption “—Limitation on Liens”;

(b) the gross proceeds received by the Company or any Restricted Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(c) the Company applies the proceeds of such transaction in compliance with the covenant described below under the caption “—Limitation on Sales of Assets and Subsidiary Stock”.

Upon the occurrence of a Suspension Event, clause (c) of this covenant shall be suspended during the related Suspension Period, as described under “—Covenant Suspension Upon Investment Grade Rating.”

Limitations on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) the Company’s Capital Stock or any Capital Stock of any Restricted Subsidiary (other than (a) Capital Stock of any Wholly Owned Subsidiary of the Company or (b) purchases, redemptions, defeasances or other acquisitions made by a Restricted Subsidiary of its Capital Stock on a pro rata basis from all holders of its Capital Stock) or options, warrants or other rights (whether cash settled, net-share settled or physically settled) to acquire such Capital Stock;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at, or within 365 days of, the Stated Maturity thereof; or

(4) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (1) through (4) above being referred to as “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, the Company’s Consolidated Fixed Charge Coverage Ratio is equal to or greater than 2.0 to 1.0;

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made on or after the Issue Date (including Restricted Payments permitted by clauses (1), (7), (8) and (10) of paragraph (b) below, but excluding all other Restricted Payments permitted by paragraph (b) below) does not exceed the sum, without duplication, of:

(A) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on June 24, 2012 and ending on the last day of the Company’s last fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property (other than cash) and marketable securities received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company (other than from any of its Subsidiaries), including the Fair Market Value of the common equity of any Person merging with the Company, or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock as set forth below in clause (2) of paragraph (b) below);

(C) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and only to the extent such borrowing is repaid);

(D) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate Net Cash Proceeds received by the Company from their original issuance (other than from any of its Subsidiaries) (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and only to the extent such borrowing is repaid);

(E) 100% of the aggregate amount received in cash and the Fair Market Value of property (other than cash) and marketable securities received by the Company after the Issue Date by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries, (ii) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (iii) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Company for such period; and

(F) upon a redesignation of an Unrestricted Subsidiary designated as such after the Issue Date as a Restricted Subsidiary, 100% of the lesser of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary immediately following such redesignation, and (ii) the aggregate amount of the Company’s Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (3) and were not previously repaid or otherwise reduced.

(b) Notwithstanding the foregoing, and in the case of clauses (8), (10) and (13) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted or not precluded by the provisions of the indenture (the declaration after the Issue Date of such payment will be deemed a Restricted Payment under paragraph (a) above as of the date of declaration but the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) above);

(2) the making of a Restricted Payment in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company or of a substantially concurrent cash capital contribution received by the Company from its shareholders; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock or such capital contribution are excluded from clause (3)(B) of paragraph (a) above;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the Net Cash Proceeds from a substantially concurrent incurrence of Refinancing Indebtedness in respect thereof;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;

(5) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(6) the repurchase of Capital Stock deemed to occur upon exercise of stock options or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that shares of such Capital Stock represent all or a portion of (i) the exercise or purchase price of such options or other equity awards and (ii) the amount of withholding taxes owed by the recipient of such award in respect of such exercise, grant, vesting or lapse of restrictions;

(7) the repurchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company or its Restricted Subsidiaries from employees, former employees, directors, former directors, consultants or former consultants of the Company or any Restricted Subsidiary or their respective estate, spouse, former spouse or family member (or the payment of principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition or retirement), pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount of up to $15.0 million per calendar year (with any unused amount in any calendar year being carried forward and available in the next succeeding year only);

(8) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee pursuant to provisions similar to those described under the captions “—Repurchase of Notes Upon a Change of Control” and “—Limitation on Sales of Assets and Subsidiary Stock”; provided that prior to consummating, or concurrently with, any such repurchase, the Company has made the Change of Control Offer or the offer described below under the caption “—Limitation on Sales of Assets and Subsidiary Stock” and has repurchased all notes validly tendered for payment in connection with such offers;

(9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described above under the caption “—Limitation on Indebtedness”;

(10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (including any Disqualified Stock) of the Company or any of its Restricted Subsidiaries issued after the Issue Date; provided that, immediately after giving pro forma effect to the issuance of such Designated Preferred Stock (assuming the payment of dividends thereon even if permitted to accrue under the terms thereof), the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described above under the caption “—Limitation on Indebtedness”;

(11) cash payments in the form of cash settlements with respect to a Spread Overlay Agreement in accordance with the terms thereof, and only to the extent required thereby, so long as the Company receives contemporaneously with or within 90 days immediately preceding such distribution aggregate cash payments in connection with such Spread Overlay Agreement of not less than the amount of such distribution (to the extent constituting a Restricted Payment);

(12) payments or distributions to dissenting stockholders of a Person being acquired by, or merging into, the Company or any Restricted Subsidiary pursuant to applicable law, pursuant to or in connection with a consolidation, merger or acquisition of assets that complies, if applicable, with the provisions of the indenture; and

(13) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $250.0 million at the time of such Restricted Payment.

In the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, will classify such Restricted Payment (or any portion thereof) at the time of payment and will only be required to include the amount and type of such payment in one of the above clauses (provided that any payment originally classified as paid pursuant to any of clauses (b)(1) through (b)(13) above may later be reclassified as having been paid pursuant to paragraph (a) or any other of clauses (b)(1) through (b)(13) above to the extent that such reclassified payment could be paid pursuant to paragraph (a) or one of clauses (b)(1) through (b)(13) above, as the case may be, as if it were paid at the time of such reclassification).

It is understood that any deferred purchase price or earnout obligation payable by the Company or any Restricted Subsidiary pursuant to an agreement entered into prior to the Issue Date (as may be amended or modified from time to time, so long as any such amendment or modification is not materially adverse to the holders, as determined in good faith by the management of the Company) is not a Restricted Payment and shall be permitted under this covenant.

Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation, including the application of any remedy bars thereto, to any other obligation, shall not be deemed to constitute such an encumbrance or restriction), except:

(1) with respect to clauses (a), (b) and (c),

(A)(x) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or (y) an agreement in effect at or entered into on the Issue Date;

(B) any encumbrance or restriction pursuant to the indenture, the notes and the Subsidiary Guarantees;

(C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(F) any encumbrance or restriction existing under or by reason of customary provisions contained in any Permitted License, contract, lease, sub-lease, joint venture agreement, Collaboration Agreement or similar agreement;

(G) any limitation or prohibition on the disposition or distribution of assets or property in asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

(H) any encumbrance or restriction existing under or by reason of Liens permitted to be Incurred under the provisions of the covenant described below under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(I) any encumbrance or restriction existing under or by reason of other Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described above under the caption “—Limitation on Indebtedness”; provided that, in the judgment of the Company, such incurrence will not materially impair the Company’s ability to make payments under the notes when due (as determined in good faith by the management of the Company);

(J) any encumbrance or restriction existing under or by reason of contractual requirements of a Restricted Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Restricted Subsidiary; and

(K) any encumbrance or restriction pursuant to any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses

(A) through (J) above; provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by the Company, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B) any encumbrance or restriction contained in Capital Lease Obligations, any agreement governing Purchase Money Indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, Purchase Money Indebtedness, security agreements or mortgages.

Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied,

(A) to the extent the Company elects (or is required by the terms of any Indebtedness), to (i) prepay, repay, redeem or purchase Indebtedness (under the Senior Secured Credit Facilities or otherwise permitted under the indenture) of the Company or a Subsidiary Guarantor that is secured by a Lien, (ii) prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of a Non-Guarantor Subsidiary, (iii) pay any Convertible Note Repayment Obligations then due and payable in respect of any Convertible Notes outstanding on the Issue Date (or in respect of any new Convertible Notes that are issued after the Issue Date in exchange for Convertible Notes outstanding on the Issue Date so long as such new Convertible Notes have a maturity date, or any other scheduled repurchase, put or redemption date or are convertible into cash in lieu of shares on a date, that is before the maturity date of the notes) as a result of the occurrence of a Convertible Note Repayment Event or to fund a Convertible Note Repayment Reserve for Convertible Notes outstanding on the Issue Date (or for any such new Convertible Notes) or (iv) prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor; provided that, in the case of this clause (iv), the Company shall (x) apply a pro rata portion (determined and as modified based on the provisions set forth in clause (b) below) of such Net Available Cash to redeem or repurchase the notes (a) as described above under the caption “—Optional Redemption” or (b) through open market purchases at a purchase price not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon, or (y) make an offer (in accordance with the procedures set forth in clauses (b) and (c) below) to all holders to purchase their notes at a purchase price not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon (in each case other than Indebtedness or other Obligations owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition and the receipt of such Net Available Cash;

(B) to the extent the Company elects (including with respect to the balance of such Net Available Cash after application (if any) in accordance with clause (A)), to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a

Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (i) used or useful in a Permitted Business or (ii) that replace the properties and assets that are the subject of such Asset Disposition, in each case, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that a binding commitment to make such Investment or capital expenditure within such one year period shall be treated as a permitted application of the Net Available Cash under this clause (B) from the date of such commitment, it being understood that (x) if such binding commitment is later canceled or terminated for any reason before such Net Available Cash is so applied and the Company fails to enter into another binding commitment within the later of (I) nine months of such cancellation, (II) termination of the prior binding commitment and (III) the end of such one year period or (y) irrespective of clause (x), such Investment or capital expenditure is not consummated within 18 months after the later of the receipt of the Net Available Cash from such Asset Disposition and the date of such Asset Disposition, then, in either case, such application shall not be treated as a permitted application of the Net Available Cash under this clause (B); and

(C) to the extent of the balance of such Net Available Cash after application (if any) in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to repurchase notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the indenture;

provided, however, that in connection with any prepayment, repayment or repurchase of Indebtedness made to satisfy clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $75.0 million (such amount not utilized, “Excess Proceeds”). Pending application of Excess Proceeds pursuant to this covenant (but without restricting or limiting the Company’s and the Restricted Subsidiaries’ ability to apply payments to reduce revolving credit indebtedness under clause (A) or (C) above), such Excess Proceeds shall be invested in Temporary Cash Investments or Investment Grade Securities or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) (i) that are assumed by the transferee of such assets and for which the Company and all of the Restricted Subsidiaries have been unconditionally released or (ii) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation;

(2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary within 180 days into cash, to the extent of cash received in that conversion;

(3) all Temporary Cash Investments;

(4) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $100.0 million or 1.0% of Total Assets; and

(5) all payments (including holdbacks) to which the Company or any Restricted Subsidiary may become entitled as a result of such Asset Disposition but only to the extent of the cash and Temporary Cash Investments placed in escrow for the benefit of the Company or such Restricted Subsidiary.

(b) In the event of an Asset Disposition that requires the purchase of notes (and other Senior Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase notes (and such other Senior Indebtedness) tendered pursuant to an offer by the Company for the notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase notes (and other Senior Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $75.0 million (which amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be reset at zero. Accordingly, to the extent that the aggregate amount of outstanding notes and other Senior Indebtedness of the Company tendered for repurchase is less than the aggregate amount of unapplied Net Available Cash, the Company may use any such remaining Net Available Cash for general corporate purposes of the Company and its Restricted Subsidiaries.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

(d) An offer to the holders of the notes under clause (a)(3)(A) or (a)(3)(C) may be made in advance of the consummation of an Asset Disposition, and conditioned upon the consummation of such Asset Disposition, if a definitive agreement has been executed for the Asset Disposition at the time of making such offer.

Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, (A) a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company and complies with clause (a)(1) above or (B) a resolution adopted by the majority of the disinterested directors of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction (x) has been approved by a majority of the disinterested directors of the Board of Directors of the Company and (y) complies with clause (a)(1) above.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1) Restricted Payments permitted to be made pursuant to the covenant described above under the caption “—Limitations on Restricted Payments” or Permitted Investments (other a Permitted Investment under clause (1) or (2) of the definition thereof);

(2) any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of the Company, and payments, awards, grants or issuances of Capital Stock or other securities pursuant thereto;

(3) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $10.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable fees or other reasonable compensation to, or the provision of customary benefits or indemnification arrangements to, consultants and former consultants, employees, directors and officers of the Company and its Restricted Subsidiaries whether arising under the Company’s or its Restricted Subsidiaries’ organizational documents or other applicable agreements or law;

(5) transactions between or among the Company and/or its Restricted Subsidiaries or among Restricted Subsidiaries;

(6) any transaction with the Company, a Restricted Subsidiary or any Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary or Person;

(7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(8) any agreement, document, instrument or arrangement as in effect on the Issue Date or any amendments, modifications, replacements, renewals or extensions of any such agreement (so long as such amendments, modifications, replacements, renewals or extensions are not less favorable in any material respect to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

(9) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Qualified Party stating that the consideration to be received or paid in such transaction is fair from a financial point of view;

(10) (x) transactions with consultants, customers, clients, suppliers, lessees, sublessees or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, (y) transactions arising under or pursuant to Permitted Licenses or (z) the entering into and consummation of Collaboration Agreements or similar arrangements in compliance with the terms of the indenture, so long as the terms of any such transaction are fair to the Company and the Restricted Subsidiaries in the good faith determination of the Company’s management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company’s management in good faith);

(11) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Subsidiary of the Company holds or acquires a minority ownership interest (whether by way of Capital Stock or otherwise); provided that no other Affiliate of the Company (other than a Restricted Subsidiary) owns the remaining interests;

(12) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or new agreement, taken as a whole, is not materially less favorable to the Company and its Restricted Subsidiaries than the agreement in effect on the Issue Date (as determined by the Company’s management in good faith);

(13) the provision of services to employees, directors or officers of, or consultants or former consultants to, the Company or any of its Restricted Subsidiaries of the nature provided by the Company or any of its Restricted Subsidiaries to customers in the ordinary course of business;

(14) transactions effected as a part of a Qualified Receivables Transaction;

(15) the payment of transaction fees, costs, expenses and all other amounts in connection with the Senior Secured Credit Facilities and the notes offered hereby;

(16) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because a director of such Person is also a director of the Company or any direct or indirect parent company of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(17) any Affiliate Transaction that is pursuant to an agreement, document or instrument entered into before such Person became an Affiliate of the Company and not in contemplation thereof; and

(18) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where (A) such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary and (B) such Person holds less than the majority of the principal amount of such Indebtedness or the number of outstanding shares of such Capital Stock.

Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the immediately preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitations on Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) as an “Unrestricted Subsidiary” under the indenture (a “Designation”) only if:

(i) no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(ii) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated;

(iii) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; and

(iv) either (x) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (y) if such Subsidiary has consolidated assets greater than $10,000, then such Designation would be permitted under the covenant described above under the caption “—Limitations on Restricted Payments”.

(b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect such Revocation:

(i)(x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described above under the caption “—Limitation on Indebtedness” or (y) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(ii) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the indenture; and

(iii) no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

Each Designation and Revocation must be evidenced by promptly delivering to the Trustee a board resolution of the Board of Directors of the Company giving effect to such Designation or Revocation, as the case may be, and an Officers’ Certificate certifying compliance with the preceding provisions. A Revocation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary.

Additional Guarantees. If any Subsidiary of the Company that is not a Subsidiary Guarantor (other than a Receivables Entity) becomes a guarantor or obligor in respect of any Triggering Indebtedness, then within 20 Business Days of such event the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Obligations under the notes, fully and unconditionally and on a senior basis.

Covenant Suspension Upon Investment Grade Rating

If at any time after the Issue Date a Suspension Event occurs, then:

(1) the covenants and provisions described above under the captions “—Certain Covenants—Limitation on Indebtedness”; “—Certain Covenants—Limitations on Restricted Payments”; “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries”; “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”; “—Certain Covenants—Limitation on Affiliate Transactions”; and “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and below under clause (3) of the first paragraph of the caption “—Consolidation, Merger and Sale of Assets” (collectively, the “Suspended Covenants”) shall each be suspended; and

(2) the covenant described above under the caption “—Certain Covenants—Limitation on Liens” shall be replaced in its entirety with the following covenant (the “Alternate Lien Covenant”):

“The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Restricted Property securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

“Restricted Property” means (a) any manufacturing facility (or portion thereof) owned or leased by the Company or any Restricted Subsidiary of the Company (other than a Foreign Subsidiary) and located within the continental United States that, in the good faith opinion of the Company’s Board of Directors, is of material importance to the Company’s business taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value of property, plant and equipment (before deducting accumulated depreciation) is less than 2% of the Company’s Consolidated Net

Tangible Assets measured as of the end of the most recent quarter for which financial statements are available; or (b) any Capital Stock of any Subsidiary of the Company owning a manufacturing facility (or a portion thereof) covered by clause (a). As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process administration, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.”

Additionally, at such time as the above-referenced covenants are suspended, the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period (as defined below) had not been in effect for any period, and such designation shall be deemed to have created a Restricted Payment as set forth above under the heading “—Limitation on Restricted Payments” following the Reversion Date (as defined below).

If the Suspended Covenants are suspended and the Alternate Lien Covenant is applicable for any period of time as a result of the occurrence of a Suspension Event (the “Suspension Period”), and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and the covenant described above under the caption “—Certain Covenants—Limitation on Liens” solely with respect to future events.

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness incurred pursuant to clause (b)(4) under “—Certain Covenants—Limitation on Indebtedness.” For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of clause (a) of “—Certain Covenants—Limitations on Restricted Payments,” calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to clause (b) of the “—Certain Covenants—Limitations on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (3) of clause (a) of such covenant on such Reversion Date. Affiliate Transactions entered into during the Suspension Period will be deemed to have been effected pursuant to clause (b)(8) under “—Certain Covenants—Limitation on Affiliate Transactions” on such Reversion Date. Liens incurred during the Suspension Period that were permitted pursuant to the Alternate Lien Covenant without equally and ratably securing the notes will be deemed to be a Permitted Lien under clause (7) of the definition thereof on such Reversion Date. For purposes of the “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” covenant, the amount of Excess Proceeds will be reset to zero on such Reversion Date.

In addition to the foregoing, in the event of any Reversion Date, no action taken or omitted to be taken by the Company or any of its Subsidiaries during the Suspension Period (that was permitted during the Suspension Period) shall give rise to a Default or Event of Default under the Indenture upon such Reversion Date as a result of the reinstatement of the Suspended Covenants or the covenant described above under the caption “—Certain Covenants—Limitation on Liens.”

Consolidation, Merger and Sale of Assets

The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all the assets of the Company and its Restricted Subsidiaries (taken as a whole) to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction for purposes of compliance with the covenants described above under the captions “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens”), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness” or (B) the Consolidated Fixed Charge Coverage Ratio for the Successor Company would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture, provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of, premium, if any, and interest on the notes.

No Subsidiary Guarantor may consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person unless:

(1) (a) the resulting, surviving or transferee Person shall (i) be the Company or a Subsidiary Guarantor or (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and (b) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the successor Person or any Subsidiary of the successor Person as a result of such transaction as having been Incurred by such successor Person or such Subsidiary at the time of such transaction for purposes of compliance with the covenants described above under the captions “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens”), no Default shall have occurred and be continuing; or

(2) such consolidation, merger, conveyance, transfer or lease complies with the covenant described above under the caption “—Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock.”

In addition, the Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the indenture.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to the Trustee any such information, documents or reports that are not so filed at the times specified for such filings under such sections. The Trustee will have no responsibility to determine if any such filing has occurred.

Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and report as required hereunder, the Company will be deemed to have cured such Default for purposes of clause (4) under “—Events of Default” upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to the Company of such failure from the Trustee or the holders of at least 25% of the principal amount of the notes.

Delivery of the reports, information and documents in accordance with the second immediately preceding paragraph shall satisfy the Company’s obligation to make such delivery, but, in the case of the Trustee, such delivery shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Events of Default

An “Event of Default” is defined in the indenture as:

(1) a failure to pay interest on the notes that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal of, or premium, if any, on, the notes when due upon maturity, redemption, required repurchase, acceleration or otherwise;

(3) a failure to comply with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets”;

(4) a failure to comply with any of the Company’s or the Subsidiary Guarantors’ other agreements contained in the indenture and applicable to the notes (other than a failure that is subject to the foregoing clause (1), (2) or (3)) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the notes;

(5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $100.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 30 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 30 days of the acceleration;

(6) one or more judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments became final and nonappealable;

(7) any Subsidiary Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Subsidiary Guarantee, and any such Default continues for 10 days; and

(8) certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Significant Subsidiaries.

The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to the Company), either the Trustee (if the Event of Default is known to the officers of the Trustee administering the indenture) or the holders of at least 25% of the outstanding principal amount of the notes may declare the principal amount of all of the notes to be due and payable immediately. However, at any time after the Trustee, or the holders, as the case may be, declares an acceleration with respect to the notes, but before the applicable Person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes may, under certain conditions, cancel such acceleration if the Company has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes or all such Events of Default have been waived as provided in the indenture. For information as to waiver of Defaults, see “—Modification and Waiver.” If an Event of Default specified in clause (8) above with respect to the Company occurs, all outstanding notes and other Indenture Obligations shall become due and payable without any further action or notice.

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes, unless such holders have offered to the Trustee security or indemnity acceptable to the Trustee. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes.

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy unless:

•	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes;

•

the holders of at least 25% in principal amount of the outstanding notes have made a written request to the Trustee to institute such proceeding as Trustee, and offered security or indemnity acceptable to the Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding notes a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are required to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

The Company is required to furnish to the Trustee annually a statement as to the absence of certain Defaults under the indenture. The indenture provides that the Trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal, any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

Modification and Waiver

The Company, the Subsidiary Guarantors and the Trustee may modify or amend the indenture without the consent of any Holder, to:

•	cure any ambiguity, defect, mistake or inconsistency in the indenture;

•	provide for uncertificated notes in addition to or in place of certificated notes;

•	comply with the provisions described above under the captions “—Consolidation, Merger and Sale of Assets” or “—Certain Covenants—Additional Guarantees”;

•	comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

•	secure the notes;

•	provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	conform the text of the indenture, the notes or the Subsidiary Guarantees to any provision of this “Description of the New Notes”, contained in this prospectus relating to the notes;

•	allow any Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the notes; and

•

to provide for the release of a Guarantee of the notes by a Restricted Subsidiary of the Company where such release is otherwise permitted under the indenture and would not result in a Default or an Event of Default.

The Company, the Subsidiary Guarantors and the Trustee may modify or amend the indenture with the consent of the holders of a majority of the principal amount of then outstanding notes (the holders of the new and old notes vote together as one class on all matters with respect to the notes). However, no such modification or amendment may, without the consent of each holder of notes:

•	change the due date of the principal of, or any installment of principal of or interest on, the notes;

•	reduce the principal amount of, or any premium or interest rate on, the notes;

•	change the place or currency of payment of principal of, or any premium or interest on, the notes;

•	reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed, in each case as described under “—Optional Redemption” above;

•

after the time an offer to purchase is required to have been made under “—Repurchase of Notes Upon a Change of Control” or “—Limitation on Sales of Assets and Subsidiary Stock,” reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

•	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes after the due date thereof; or

•

reduce the percentage in principal amount of the notes then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain Defaults.

The holders of a majority of the principal amount of then outstanding notes may waive future compliance by the Company with certain restrictive covenants of the indenture. The holders of at least a majority in principal amount of then outstanding notes may waive any past Default under the indenture, except a failure by the Company to pay the principal of, or any premium or interest on, the notes or a provision that cannot be modified or amended without the consent of the holders of all outstanding notes.

In determining whether the holders of the required principal amount of notes have concurred in any direction, notice, waiver or consent, notes owned by the Company or any Subsidiary, or by any Affiliate of the Company or any Subsidiary will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only notes that a responsible officer of the Trustee knows are so owned will be so disregarded.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or shareholder of the Company or any of the Subsidiary Guarantors will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the related Subsidiary Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes and the related Subsidiary Guarantees, except as to:

(1) the rights of holders of notes issued under the indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the indenture;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to most of the covenants under the indenture with respect to the outstanding notes (including the covenants requiring the Company to make offers to repurchase notes in connection with the occurrence of a Change of Control or an Asset Disposition), except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) will no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes:

(1) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the notes;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

(A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the holders of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds and the grant of any related liens to be applied to such deposit);

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the holders of notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then the Company’s obligations and the obligations of Subsidiary Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes which shall survive until all notes have been canceled) as to all outstanding notes issued thereunder when:

(a) either:

(1) all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) all notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and, in any case, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of such notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the Trustee for cancellation,

(b) in respect of clause (a)(2), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith),

(c) the Company or any Guarantor has paid all sums payable by it under the indenture, and

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the date of redemption, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Governing Law

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by the internal laws of the State of New York.

The Trustee

Wells Fargo Bank, National Association, is the Trustee under the indenture.

If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture will contain certain customary protective provisions for the benefit of the Trustee.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

“Acquired Non-Investment Grade Securities” shall mean any and all investment securities owned by any Restricted Subsidiary of Company, which are not Investment Grade Securities, to the extent that such investment securities were owned by such Subsidiary at the time such Subsidiary was acquired by the Company or any of its Restricted Subsidiaries (and were not acquired in contemplation of such Person’s acquisition by the Company or any Restricted Subsidiary) in accordance with the provisions of the indenture.

“Acquisition” means the acquisition by the Company of 100% of the Capital Stock of Gen-Probe through the merger of Gold Acquisition Corp., a Delaware corporation, with and into Gen-Probe with Gen-Probe continuing as the surviving corporation in accordance with the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger (together with all exhibits and schedules thereto) dated as of April 29, 2012 among the Company, Gen-Probe and Gold Acquisition Corp., a Delaware corporation, to consummate the Acquisition and the other transactions described therein or related thereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether now or hereafter pending or, to the knowledge of any authorized officer of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Restricted Subsidiaries or any property of the Company or any of its Restricted Subsidiaries.

“Affiliate” means, with respect to any specified Person: any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Receivables Entity or Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(b) for purposes of the covenant described above under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by the covenant described above under the caption “—Certain Covenants—Limitations on Restricted Payments” or that constitutes a Permitted Investment;

(c) a disposition of all or substantially all the assets of the Company in accordance with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets” or any disposition that constitutes a Change of Control pursuant to the indenture;

(d) a disposition of assets with a Fair Market Value of less than or equal to $10 million in any single transaction or series of related transactions;

(e) sales, leases or subleases or other dispositions of damaged, worn-out, surplus or obsolete equipment or assets (including real property) that, in the Company’s reasonable judgment, is or are no longer either used or useful in the business of the Company or its Subsidiaries;

(f) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(g) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(h) leases or subleases to third Persons (including to an Unrestricted Subsidiary) in the ordinary course of business;

(i) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(j) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(k) any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(l) foreclosures, condemnation, expropriation or any similar action on assets of the Company or any of the Restricted Subsidiaries;

(m) the sale or discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(n)(i) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business and (ii) Permitted Licenses;

(o) any surrender or waiver of contract rights or tort or other claims, in connection with the compromise, settlement, release or surrender thereof in connection with tort or other litigation claims or in bankruptcy or similar proceedings (and exclusive of factoring or similar arrangements);

(p) the unwinding of any Hedging Obligations;

(q) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)(i) the abandonment of intellectual property rights (including Permitted Licenses) that in the reasonable good faith determination of the Company are either not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or no longer economically practical to maintain, (ii) the transfer of intellectual property rights (including Permitted Licenses) in settlement of (x) any dispute or litigation with governmental regulatory authorities or otherwise to comply with any legal or regulatory requirement or (y) any dispute or litigation with third parties and (iii) the transfer of non-core intellectual property rights that do not materially interfere with the conduct of the Company’s or any of its Subsidiaries’ business or materially detract from the value thereof (in the case of this clause (iii), as determined in good faith by the management of the Company);

(s) a disposition of cash, Temporary Cash Investments or Investment Grade Securities;

(t) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(u) any disposition of any assets and/or Capital Stock acquired in connection with the Acquisition that the Company has determined are non-core; provided that the consideration received in respect thereof shall at least equal the Fair Market Value of such disposed assets or Capital Stock and the Company shall apply all cash proceeds therefrom as Net Cash Proceeds of an Asset Disposition;

(v) (A) the Company’s or a Restricted Subsidiary’s exercise of its rights and remedies in respect of (i) any contractual arrangements between K-V Pharmaceuticals Company (“KV”) and the Company or such Restricted Subsidiary with respect to the licensing of a drug known as “Makena” or any other contractual obligations in respect of Indebtedness owed by KV to the Company or such Restricted Subsidiary and (ii) Liens on KV’s rights under such license agreement and the intellectual property underlying Makena and other assets of KV securing such contractual obligations or (B) any sale, assignment, license or other disposition by the Company or a Restricted Subsidiary of the intellectual property and other assets (including contract rights) related to Makena, including, without limitation, upon or following the Company’s or such Restricted Subsidiary’s exercise of its rights and remedies in respect of the contractual arrangements and Liens referred to in clause (A) or other termination of such arrangements and Liens;

(x) the sale, transfer, liquidation or other disposition of Acquired Non-Investment Grade Securities; and

(y) any Sale Leaseback Transaction that complies with the covenant described above under the caption “—Certain Covenants—Restrictions on Sale Leaseback Transactions.”

For purposes of determining compliance with this definition, (A) Asset Dispositions need not be consummated solely by reference to one category of Asset Dispositions described above but are permitted to be incurred in part under any combination thereof and (B) in the event that an Asset Dispositions (or any portion thereof) meets the criteria of one or more of the categories of Asset Dispositions described above, the Company may, in its sole discretion, classify such item of Asset Dispositions (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify an Asset Disposition in more than one of the types of Asset Dispositions in one of the above clauses.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of days from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Below Investment Grade Rating Event” means the rating on the notes is lowered in respect of a Change of Control and the notes are rated below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60 day period, the rating of the notes is under publicly announced consideration for possible downgrade by both of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or, except for purposes of the definition of “Change of Control,” any duly authorized committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock or any other rights to subscribe to or otherwise acquire such Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

(B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction by reason of such holders owning stock in the Company immediately before the transaction;

(3) during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (i) who were members of the Board of Directors on the first day of such period, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (iii) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger and Sale of Assets”.

“Change of Control Repurchase Event” means (a) prior to the occurrence of a Suspension Event, a Change of Control and (b) after the occurrence of a Suspension Event, a Change of Control together with a Below Investment Grade Rating Event.

“Collaboration Agreement” means any collaboration, development, co-development, joint development, marketing, co-marketing or cross license agreement or any similar arrangement entered into between the Company or any Restricted Subsidiary and any third party (other than a Subsidiary).

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:

(1) expense and provision for taxes, paid or accrued,

(2) Consolidated Interest Expense and charges, deferred financing fees and milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(3) Consolidated Depreciation and Amortization Expense,

(4) non-cash expenses and charges and non-cash revenue loss recorded in respect of purchase accounting, and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations,

(5) any other non-cash charges except to the extent representing an accrual for future cash outlays,

(6) any unusual expenses or charges, including, without limitation, any restructuring, integration, transition and similar charges recognized during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Company and its Restricted Subsidiaries, including, without limitation, the sale or closing of facilities, severance and curtailments or modifications to pension and post-retirement employee benefit plans, retention payments in connection therewith, asset write-downs or asset disposals, write-downs for purchase and lease commitments, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related costs of exiting products or product lines,

(7) expenses and charges with respect to casualty events,

(8) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition permitted under the indenture,

(9) any contingent or deferred payments (including, but not limited to, severance, retention, earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any acquisition made prior to the Issue Date, the Acquisition or any future acquisition permitted under the indenture, and

(10) non-cash charges pursuant to Accounting Standards Codification 715-20, Defined Benefit Plans—General and 715-30, Defined Benefit Plans—Pension (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 158 or related interpretations or guidance), minus, to the extent included in Consolidated Net Income for such period, any other non-cash income or gain (except to the extent representing an accrual for future cash income) and any unusual income or gain, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis;

provided that to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of Accounting Standards Codification 815, Derivatives and Hedging (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 133 or related interpretations or guidance) shall be excluded in determining Consolidated EBITDA.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of the Company during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the

Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the Incurrence or repayment of any Indebtedness and the issuance, maturity, redemption, conversion, exchange or repurchase of any Disqualified Stock or preferred stock, as applicable, of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred on the first day of the applicable Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company, giving effect to any synergies and cost savings reasonably expected to be achieved as a result of such transaction, whether or not they could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto. In addition, for purposes of any calculation of this Consolidated Fixed Charge Coverage Ratio for any period (or portion thereof) ending on or prior to September 26, 2015, without duplication of the foregoing, the Company may give pro forma effect to any cost savings or synergies reasonably expected to be achieved (as certified in an Officers’ Certificate) as a result of the Acquisition to the extent such cost savings synergies are not already reflected in the Company’s Consolidated Adjusted EBITDA.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense for such period; plus

(2) the product of:

(A) the amount of all dividend payments on any series of Preferred Stock (including any Designated Preferred Stock) or Disqualified Stock of the Company or any Restricted Subsidiary (other than dividends paid or accrued in Qualified Capital Stock or dividends paid or accrued to the Company or a Wholly Owned Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication), and

(B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a) the interest expense, whether or not paid in cash, of the Company and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, capitalized interest and net payments, if any, pursuant to interest rate Hedging Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815, Derivatives and Hedging (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 133 or related interpretations or guidance), (ii) amortization of deferred financing fees, and (iii) expensing of bridge or other financing fees; plus,

(1) imputed interest attributable to Capital Lease Obligations of the Company and its Restricted Subsidiaries for such period, plus

(2) commissions, discounts, yield and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus

(3) amortization or write-off of debt discount or premium associated with Indebtedness of the Company and its Restricted Subsidiaries for such period, plus

(4) cash contributions to any employee stock ownership plan or similar trust made by the Company or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person in connection with Indebtedness incurred by such plan or trust for such period, plus

(5) all interest paid or payable with respect to discontinued operations of the Company or any of its Restricted Subsidiaries for such period, plus

(6) all interest on any Indebtedness of the Company or any of its Restricted Subsidiaries of the type described in clause (6) or (7) of the definition of “Indebtedness” for such period, less

(b)(1) interest income of the Company and its Restricted Subsidiaries for such period and (2) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes).

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded:

(1) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries;

(2) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions;

(3) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(A) of the first paragraph under the caption “—Certain Covenants—Limitations on Restricted Payments”, the undistributed earnings of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract or other undertaking to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its Property or to which such Person or any of its property is subject;

(4) any fees, expenses or losses recognized during such period, or any amortization thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring costs recognized during such period as a result of any such transaction;

(5) any non-cash charges incurred pursuant to any equity incentive plan or award;

(6) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes);

(7) any non-recurring or extraordinary gain or loss (including, without limitation, any gains or losses arising out of litigation settlements that arise out of litigation that exists on the Issue Date and is described in this prospectus); and

(8) any income (loss) for such period attributable to the exchange or early extinguishment of Indebtedness, together with any related provision for taxes on any such income.

There shall be excluded from Consolidated Net Income for any period (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets, (ii) any non-cash charges recorded in respect of intangible assets, including goodwill, and (iii) the purchase accounting effects of in process research and development expenses and adjustments to property, inventory, accounts receivable (including revenue not recognized as a result of the write up of accounts receivable) and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Subsidiaries), in the case of clause (iii), as a result of any acquisition consummated prior to the Issue Date, the Acquisition or any future acquisition permitted under the indenture, or the amortization or write-off of any amounts thereof.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by a Lien on the Property of the Company or any Restricted Subsidiary minus the amount of unrestricted cash and cash equivalents then held by the Company and its Restricted Subsidiaries (in an amount not to exceed $350.0 million) as of such date to (ii) Consolidated Adjusted EBITDA of the Company during the Four Quarter Period ending on or prior to such date, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio (including, but not limited to, those related to the Acquisition).

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis in accordance with GAAP required to be reflected as “indebtedness” on a consolidated balance sheet of the Company in accordance with GAAP (other than Indebtedness described in clause (4) of the definition of “Indebtedness” in respect of drawings thereunder to the extent such drawings are reimbursed within 10 Business Days after the date of such drawing) plus (ii) the principal amount of any obligations of any Person (other than the Company or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Company or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Company).

“Convertible Notes” means (i) the 2.00% Convertible Senior Notes due 2037 issued by the Company pursuant to (x) that certain indenture dated as of December 10, 2007 by and between Wilmington Trust Company, as trustee, and the Company (the “Base Indenture”) and (y) that certain First Supplemental Indenture dated as of December 10, 2007 by and between Wilmington Trust Company, as trustee, and the Company, (ii) the 2.00% Convertible Exchange Senior Notes due 2037 issued by the Company pursuant to the Base Indenture and that certain Second Supplemental Indenture dated as of November 23, 2010 by and between Wilmington Trust Company, as trustee and the Company, (iii) the 2.00% Convertible Senior Notes due 2042 issued by the Company pursuant to the Base Indenture and that certain Third Supplemental Indenture dated as of March 5, 2012 by and between Wilmington Trust Company, as trustee and the Company and (iv) any other series of convertible notes that may be issued to refinance such Convertible Notes or in exchange therefor.

“Convertible Note Repayment Event” means the repurchase, redemption, repayment, exchange or conversion of a Convertible Note by the Company under the terms of the applicable Convertible Note including, but not limited to, (i) the repurchase of Convertible Notes which the Company is required to repurchase at the option of the holder; (ii) the redemption of Convertible Notes which the Company has the option to call or otherwise redeem from the holder thereof, (iii) the payment by the Company of cash upon the conversion of any Convertible Notes in lieu of shares or (iv) the exchange of Convertible Notes by the Company in accordance with the terms of the applicable Convertible Notes.

“Convertible Note Repayment Obligations” means any cash payment paid or to be paid by the Company or any of its Subsidiaries (i) to a holder of a Convertible Note upon the occurrence of a Convertible Note Repayment Event and/or (ii) on account of any recapture taxes (or any other applicable taxes) due by the Company or any of its Subsidiaries in respect thereto, in each case, in connection with the redemption, repayment, repurchase, conversion or exchange thereof upon a Convertible Note Repayment Event.

“Convertible Note Repayment Reserve” means cash reserves which may be established by the Company, in its discretion, to fund future Convertible Note Repayment Obligations. The Convertible Note Repayment Reserve shall be invested in cash, Investment Grade Securities or Temporary Cash Investments held in an unrestricted general corporate deposit account of the Company.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated by the Company as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of or realization upon such Designated Noncash Consideration (or receipt of cash in respect thereof), which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to the covenant described above under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”.

“Designated Preferred Stock” means Preferred Stock of the Company that is issued for cash (other than to a Subsidiary of the Company) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issue date thereof, the cash proceeds of which are excluded from the calculation set forth in clauses (3)(B) and (3)(C) of the first paragraph and clause (b)(2) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Limitations on Restricted Payments”.

“Designation” has the meanings set forth above under the caption “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described above under the captions “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Repurchase of Notes Upon a Change of Control”; and provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be requested to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory regulations.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Event of Default” has the meaning set forth under “—Events of Default”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Subsidiary” means a Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for leases, as to which such principle in effect on the Issue Date shall apply), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession but excluding, for the avoidance of doubt, Regulation G and Item 10(e) of Regulation S-K promulgated by the Commission.

“Gen-Probe” means Gen-Probe Incorporated, a Delaware corporation.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (2) of the definition of “Permitted Investment”.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the indenture (but excluding, in each case, any accrued dividends);

(6) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(7) all Attributable Receivables Indebtedness;

(8) all obligations of the type referred to in clauses (1) through (7) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled; provided that to the extent such payment is fixed and determinable (and not otherwise contingent), the amount is paid within 90 days after the date such payment becomes fixed and determinable (and not otherwise contingent), and (ii) obligations incurred under ERISA or related to deferred employee or director compensation shall not constitute Indebtedness under the indenture.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

Solely for purposes of determining compliance with the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to repurchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indenture Obligations” means the obligations of the Company and any other obligor under the indenture or under the notes, including any Subsidiary Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture, the notes and the performance of all other obligations to the Trustee and the holders under the indenture and the notes, according to the respective terms thereof.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, (iv) any Designation of a Subsidiary as an Unrestricted Subsidiary or (v) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided the covenant described above under the caption “—Certain Covenants—Limitations on Restricted Payments.”

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investment Grade Securities” means:

(i) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Temporary Cash Investments),

(ii) investments in any fund that invests exclusively in investments of the type described in clause (i) of this definition which fund may also hold immaterial amounts of cash pending investment and/or distribution,

(iii) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding one year from the date of acquisition, and

(iv) securities that have a Moody’s rating of Baa3 or better and an S&P rating of BBB- or better and in each case with maturities not exceeding one year from the date of acquisition.

“Issue Date” means August 1, 2012.

“KV” shall have the meaning set forth in the definition of “Asset Disposition.”

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Makena Products and Interests” shall have the meaning attributed to “Makena” set forth in the definition of “Asset Disposition” and, for the avoidance of doubt, shall also include (i) any contract rights or licensing rights or other intellectual property owned by the Company and/or its Restricted Subsidiaries in connection therewith, (ii) any other contractual obligations owed to the Company and/or its Restricted Subsidiaries by KV in connection with the foregoing, (iii) any Liens of the Company and/or its Restricted Subsidiaries on KV’s rights under such license agreement and the intellectual property underlying Makena and other assets of KV securing such contractual obligations and (iv) any other rights and interests that the Company and/or its Restricted Subsidiaries may acquire in respect of Makena, including as a result of exercising its rights and remedies with respect to such Liens, licenses and contractual obligations.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, all purchase price adjustments, earn-outs and contingency payment obligations to which a seller may become entitled after the closing of such Asset Disposition and all holdbacks, in each case, only as and when received in cash, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, accounting, title and transfer or recording tax expenses, broker’s fees or commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes (whether on account of income, gains or otherwise) required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to the other parties to the applicable Collaboration Agreement or to the minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary; and

(6) the amount of any purchase price adjustment, contingent or deferred payment obligation, earn-out, non-compete payments and consulting payments or any other payment obligations that the Company and/or any Restricted Subsidiary is obligated to pay to another Person in connection with an Asset Disposition.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock (other than pursuant to any employee, director or consultant stock or stock option compensation plan), or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to above under the caption “—Certain Covenants—Limitations on Restricted Payments”, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage fees, consultation fees, underwriting discounts and commissions and other reasonable costs and expenses associated therewith, placement agent, arranger and commitment fees, ticking fees, taxes and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Subsidiary Guarantor.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including, without limitation, any other business acquired in connection with an acquisition permitted under the indenture and any services, activities or business incidental or directly related or similar thereto or any line of business that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Investment” means

(1) Investments in the Company or any Restricted Subsidiary;

(2) Investments in any Person which, (a) is, or as a result of such Investment becomes, a Restricted Subsidiary or (b) as a result of such Investment is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(3) Investments in any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”;

(4) Investments in the notes;

(5) Investments (x) in cash, Temporary Cash Investments, Investment Grade Securities and Acquired Non-Investment Grade Securities or (y) made by the Company and its Restricted Subsidiaries in connection with their respective qualified or non-qualified deferred compensation plans;

(6) Investments in existence on the Issue Date not otherwise constituting a Permitted Investment under clause (1) above, and any extension, modification or renewal of any such Investments existing or made pursuant to legally binding written contracts in existence on the Issue Date;

(7) loans and advances, and Guarantees of such loans and advances, to officers, directors consultants, employees, customers and suppliers in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $10.0 million;

(8) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(9) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(10) Investments in a Receivables Entity, or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest;

(11) Investments in any joint ventures in an amount outstanding at any one time not to exceed the greater of $100.0 million or 1.0% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) any Investments made solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that the amount thereof is excluded from clause (3)(B) of paragraph (a) under “—Certain Covenants—Limitations on Restricted Payments”;

(13) Investments in any Person to the extent such Investment represents the noncash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described above under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or (B) a disposition of assets not constituting an Asset Disposition (except as a result of clause (b) thereunder);

(14) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(15) Investments among the Company and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of the Company and its Subsidiaries;

(16) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(17) advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(18) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(19) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(20) lease, utility and other similar deposits in the ordinary course of business;

(21) Investments consisting of the licensing or contribution of intellectual property pursuant to manufacturing agreements, Collaboration Agreements or similar agreements or arrangements with other Persons;

(22) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or leases of personal property, in each case in the ordinary course of business;

(23) guarantees (including Guarantees) of Indebtedness permitted under the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness” and performance guarantees consistent with past practice;

(24) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(25) any Call Spread Overlay Agreements to the extent constituting an Investment;

(26) Investments acquired after the Issue Date arising as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Consolidation, Merger and Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(27) Investments consisting of Permitted Licenses;

(28) Investments related to the development or marketing of Makena Products and Interests in connection with (x) the sale of Makena Products and Interests or the sale, assignment, license or other disposition of any intellectual property and other assets (including contract rights) related to Makena Products and Interests which the Company or a Restricted Subsidiary may enter into with another Person following the Company’s or such Restricted Subsidiary’s exercise of such rights or (y) any settlement of any contractual arrangements with KV relating to Makena Products and Interests or any future transaction pursuant to which Makena Products and Interests is unwound; and

(29) (x) Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (29)(x) that are at that time outstanding, not to exceed the greater of $175.0 million or 1.75% of Total Assets, and (y) all other Investments (including, without limitation, in a

Permitted Business) in an aggregate amount, taken together with all other Investments made pursuant to this clause (29)(y) that are at that time outstanding, not to exceed the greater of $200.0 million or 2.0% of Total Assets.

In connection with any assets or property contributed or transferred to any Person as an Investment, the Fair Market Value of such assets or property shall be measured at the time of such Investment and shall not give effect to any subsequent changes in value.

“Permitted Licenses” means (i) any licenses, sublicenses or cross licenses (collectively, “licenses” for purposes of this paragraph) granted by the Company or a Restricted Subsidiary thereof to third parties or by a third party to the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) any licenses granted by the Company or a Restricted Subsidiary thereof to third parties in settlement of any dispute or litigation with third parties or governmental regulatory authorities or otherwise to comply with any legal or regulatory requirement; (iii) any licenses entered into with a third party in connection with any Collaboration Agreement or any distribution, supply or joint venture agreement or any similar arrangement; (iv) licenses granted by the Company or a Restricted Subsidiary thereof to third parties or by a third party to the Company or any of its Restricted Subsidiaries that do not materially interfere with the business as conducted on the Issue Date or any other business acquired in connection with any acquisition permitted under the indenture and any businesses similar, related, ancillary or incidental thereto, or that is an adjunct thereto, or a reasonable extension, development or expansion thereof; and (v) licenses of intellectual property to any Person for an application other than the application for which the Company or its Subsidiaries use such intellectual property or the transfer or licensing of any non-core intellectual property, in the case of each of clauses (i), (iv) and (v) above, which do not materially interfere with the conduct of the Company’s or any of its Restricted Subsidiaries’ business or detract from the value thereof.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, repairmen’s, materialmen’s, landlord’s and mechanics’ Liens, in each case for sums not yet more than 30 days overdue or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, defects or irregularities of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness;

(6)(i) Liens on assets of Foreign Subsidiaries or Non-Guarantor Subsidiaries securing Indebtedness of such Foreign Subsidiary or Non-Guarantor Subsidiary permitted to be Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”, (ii) Liens to secure Indebtedness permitted to be Incurred pursuant to clause (b)(1) of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness” and other Obligations in respect thereof, (iii) Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(12) (provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (b)(12)) of the covenant described above under the caption “—Certain Covenants—Limitation of Indebtedness”, (iv) Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(11) of the covenant described above under the caption “—Certain Covenants—Limitation of Indebtedness” (provided that the relevant Guarantee constituting such Indebtedness is Guaranteeing Indebtedness or other Obligations of the Company as a Guarantor that are secured as permitted hereby) and (v) Liens to secure any Indebtedness permitted to be Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness,” provided that, in the case of this clause (v), at the time of the Incurrence of such secured Indebtedness and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 3.5 to 1.0;

(7) Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (6)(ii));

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Non-Guarantor Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the indenture;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Company or the Subsidiary Guarantors, (b) Liens on the property of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor in favor of the Company or any other Restricted Subsidiary of the Company and (c) Liens on the property of any Subsidiary of the Company that is not a Restricted Subsidiary of the Company in favor of the Company or any of its Restricted Subsidiaries;

(14) (x) leases or subleases granted to third parties entered into in the ordinary course of business or consistent with past practice, in each case which do not materially interfere with the conduct of the business of the Company and the Restricted Subsidiaries and which do not secure any Indebtedness, (y) Liens arising under, pursuant to, as a result of or in connection with Permitted Licenses and (z) any other Liens (not securing Indebtedness) arising under, pursuant to, or as a result of, Collaboration Agreements or joint venture agreements;

(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default;

(16) Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) Liens on the Capital Stock of Unrestricted Subsidiaries;

(23) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s supplier at which such equipment is located;

(24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens (i) solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder or (ii) consisting of an agreement to dispose of any property permitted to be sold pursuant to the covenant described above under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(29) Liens on securities that are the subject of repurchase agreements permitted hereunder;

(30) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(31) Liens arising solely from precautionary UCC financing statements or similar filings;

(32) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary;

(33) three-way technology escrow agreements entered into in the ordinary course of business using reputable escrow agents in connection with the license, development and distribution agreements of the Company and the Restricted Subsidiaries, pursuant to which intellectual property of the Company and the Restricted Subsidiaries, as applicable, are placed in escrow for the benefit of the party to the agreement;

provided that (i) the escrowed technology or intellectual property is only released to the party to the agreement upon the bankruptcy, cessation of business, repudiation of material obligations or similar industry standard trigger events of the Company and the Restricted Subsidiaries and (ii) upon such release, the use of the party to the agreement is limited to its internal use only, consistent with the manner in which the technology or intellectual property was used by the Company and/or the Restricted Subsidiaries on behalf of the party to the agreement prior to the technology’s or intellectual property’s release from escrow;

(34) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6)(iii), (6)(v), (7), (8) or (9); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness described under clause 6(iii), (6)(v), (7), (8) or (9) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(35) Liens on the Makena Products and Interests (x) at the time the Company and/or its Restricted Subsidiaries acquire or otherwise become the owner(s) of the Makena Products and Interests or (y) provided in connection with (A) the sale, assignment, license or other disposition of any intellectual property and other assets related to Makena Products and Interests which the Company or a Restricted Subsidiary may enter into with another Person (other than a Subsidiary) following the Company’s or such Restricted Subsidiary’s exercise of such rights or (B) any settlement of any contractual arrangements with KV relating to Makena Products and Interests or any future transaction pursuant to which Makena Products and Interests are unwound; and

(36) other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens Incurred pursuant to this clause (36) and outstanding on the date such other Lien is Incurred, does not exceed the greater of $150.0 million or 1.5% of Total Assets.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Product” means any product developed, acquired, produced, marketed or promoted by the Company or any of its Subsidiaries in connection with the conduct of a Permitted Business.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than (a) Disqualified Stock and (b) Designated Preferred Stock.

“Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness permitted pursuant to clause (1) of paragraph (b) of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness” shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(1) with respect to S&P, any of the following categories (any of which may include a “+” or a “–”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(2) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or a “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradation, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and:

(1) in either of clause (a) or (b), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings); and

(2) in the case of clause (b),

(A) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(B) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, purchase, redeem, substitute, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. For the avoidance of doubt, such Indebtedness may be Incurred subsequent to the repayment or extinguishment of other Indebtedness that is being refinanced or replaced so long as the Incurrence of such Indebtedness was contemplated as of the date such other Indebtedness was repaid or extinguished. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (i) the Stated Maturity of the Indebtedness being Refinanced or (ii) the Stated Maturity of the notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or, if Incurred with original issue discount, an aggregate accreted value at the time of issuance) that is equal to or less than the aggregate principal amount (or, if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any accrued interest thereon, any premium (including any prepayment or redemption premium) and any defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes or Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the notes or Subsidiary Guarantees, as applicable, at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revocation” has the meaning set forth above under the caption “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale Leaseback Transaction” means the leasing by the Company or any Restricted Subsidiary of any asset, whether owned at the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A) any obligation of such Person to the Company or any Subsidiary;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture.

“Senior Secured Credit Facilities” means (i) the credit and guaranty agreement dated as of the Issue Date, among the Company, the Company’s subsidiaries that are guarantors thereof, and Goldman Sachs Bank USA, as administrative agent and collateral agent, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements, indentures or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise, and (ii) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Senior Secured Credit Facilities”, one or more (x) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory) or letters of credit, (y) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (z) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (whether or not upon termination, and whether or not with the original lenders or otherwise).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Spread Overlay Agreements” means one or more bond hedges, warrants or other similar derivative transactions entered into by the Company in connection with its issuance of Convertible Notes.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company or another Receivables Entity that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Indenture Obligations.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that guarantees the Company’s Indenture Obligations.

“Suspension Event” means such time as the notes shall have an Investment Grade Rating (pursuant to a rating from either S&P or Moody’s (or any substituted Rating Agency)) and the Company shall have delivered to the Trustee an Officers’ Certificate certifying that the foregoing condition has been satisfied.

“Temporary Cash Investments” means any of the following:

(1) United States dollars,

(2) pounds sterling, euro, any national currency of any participating member state in the European Union and Canadian dollars, and such local currencies as are held from time to time in the ordinary course of business,

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any member state in the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

(5) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(8) instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent required or advisable in connection with any business conducted by the Company or any Restricted Subsidiary organized or operating in such jurisdiction, and

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above.

Notwithstanding the foregoing, Temporary Cash Investments shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Triggering Indebtedness” means (i) the Senior Secured Credit Facilities or (ii) any other Indebtedness of the Company or any Restricted Subsidiary represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $50.0 million; provided that in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of the Company or any Restricted Subsidiary that is not a Foreign Subsidiary.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with the covenant described above under the caption “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company of which the Company owns all of the capital stock, other than directors’ qualifying shares, of such Restricted Subsidiary.

Book-Entry; Delivery and Form

Except as set forth below, the new notes will be issued in minimum denominations of original principal amount of $2,000 and integral multiples of $1,000 in excess of thereof, in the form of global notes and certificated notes, as further provided below.

The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for new notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of securities in certificated form.

In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC procedures provide that:

(1) upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the purchasers of the securities with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC.

Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “holders” thereof for any purpose.

Payments in respect of any global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. We and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

It is DTC’s practice, upon receipt of any payment in respect of securities, to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC.

Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the

Indirect Participants and will not be the responsibility of DTC, the trustee, or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions under applicable securities laws and the legends on the global notes, transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

DTC, Euroclear and Clearstream are under no obligation to perform the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of our or its respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

(1) (a) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes and (b) we fail to appoint a successor depositary within 90 days of the notice; or

(2) an Event of Default (as defined in the indenture) has occurred and is continuing to occur with respect to the notes.

Beneficial interests in a global note may only be exchanged for a certificated note upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Settlement and Payment

We will make payments in respect of the notes represented by the global notes by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a description of our other indebtedness. Including the $1.0 billion of notes, we had total recorded debt outstanding of $5.04 billion at December 29, 2012, which is comprised of the amounts outstanding under our Credit Agreement of $2.46 billion (principal $2.48 billion) and Convertible Notes of $1.57 billion (principal $1.725 billion).

Credit Agreement

Concurrent with closing the Gen-Probe acquisition, on August 1, 2012, we and certain domestic subsidiaries (the “Credit Guarantors”) entered into a credit and guaranty agreement (the “Credit Agreement”) with Goldman Sachs Bank USA, in its capacity as administrative and collateral agent, and the lenders party thereto.

The credit facilities under the Credit Agreement consist of:

•	$1.0 billion senior secured tranche A term loan (“Term Loan A”) with a final maturity date of August 1, 2017;

•	$1.5 billion secured tranche B term loan (“Term Loan B”) with a final maturity date of August 1, 2019; and

•	$300.0 million secured revolving credit facility (“Revolving Facility”) with a final maturity date of August 1, 2017.

Pursuant to the terms and conditions of the Credit Agreement, the lenders have committed to provide senior secured financing in an aggregate amount of up to $2.8 billion. On August 1, 2012 concurrently with the closing of the Gen-Probe acquisition, we borrowed $2.5 billion aggregate principal under the Credit Agreement.

The Credit Guarantors have guaranteed our obligations under the credit facilities, and the credit facilities are secured by first-priority liens on, and a first-priority security interest in, substantially all of our assets and the assets of the Credit Guarantors, including all of the capital stock of substantially all of the U.S. subsidiaries owned by us and the Credit Guarantors, 65% of the capital stock of certain of our first-tier foreign subsidiaries and all intercompany debt. The security interests are evidenced by a pledge and security agreement by and among Goldman Sachs Bank USA, as collateral agent, us and the Credit Guarantors and other related agreements, including certain intellectual property security agreements and mortgages.

We are required to make scheduled principal payments under Term Loan A in increasing amounts ranging from $12.5 million per three month period beginning October 31, 2012 to $50.0 million per three month period commencing October 31, 2015, and under Term Loan B in equal installments of $3.75 million per three month period beginning on October 31, 2012 and for 27 three month periods thereafter. The remaining balance for each term loan is due at maturity. Any amounts outstanding under the Revolving Facility are due at maturity. We are required to make principal repayments first, pro rata among the term loan facilities, and second to the Revolving Facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances, insurance recoveries and equity offerings. Subject to certain limitations, we may voluntarily prepay any of the credit facilities without premium or penalty.

All amounts outstanding under the Credit Agreement will bear interest, at our option, initially, with respect to all loans made under Term Loan A and the Revolving Facility: (i) at the Base Rate plus 2.00% per annum, or (ii) at the Adjusted Eurodollar Rate (i.e., the Libor rate) plus 3.00%, and with respect to loans made under Term Loan B: (i) at the Base Rate, with a floor of 2.00%, plus 2.50%, or (ii) at the Adjusted Eurodollar Rate, with a floor of 1.00% plus 3.50%. The applicable margin to the Base Rate or Eurodollar Rate on Term Loan A and the Revolving Facility are subject to specified changes depending on the total net leverage ratio as defined in the Credit Agreement. We are required to pay a quarterly commitment fee at an annual rate of 0.50% on the undrawn committed amount available under the Revolving Facility (which rate is subject to reduction depending on the total net leverage ratio as defined in the Credit Agreement).

The Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of the Company and the Credit Guarantors, subject to negotiated exceptions, to: incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, enter into sale-leaseback transactions, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses.

The credit facilities contain total net leverage ratio and interest coverage ratio financial covenants measured as of the last day of each fiscal quarter, beginning with our first quarter of fiscal 2013. The total net leverage ratio is 7.00:1.00 beginning on our fiscal quarter ending December 29, 2012, and then decreases over time to 4.00:1.00 for the quarter ending September 30, 2017 and each fiscal quarter thereafter. The interest coverage ratio is 3.25:1.00 beginning on our fiscal quarter ending December 29, 2012, and then increases over time to 3.75:1.00 for the fiscal quarter ending September 30, 2017 and each quarter thereafter. The total net leverage ratio is defined as the ratio of our consolidated net debt as of the quarter end to our consolidated adjusted EBITDA for the four-fiscal quarter period ending on the measurement date. The interest coverage ratio is defined as the ratio of our consolidated adjusted EBITDA for the prior four-fiscal quarter period ending on the measurement date to adjusted consolidated cash interest expense for the same measurement period. These terms, and the calculation thereof, are defined in further detail in the Credit Agreement.

Convertible Notes

At December 29, 2012, our convertible notes, in the aggregate principal amount of $1.725 billion, are recorded at $1.57 billion, which is net of the unamortized debt discount attributed to the embedded conversion feature of the convertible notes. These notes consist of:

•	$775 million of our 2.00% Convertible Senior Notes due 2037 issued in December 2007 (the “2007 Notes”);

•	$450 million of our 2.00% Convertible Exchange Senior Notes due 2037 issued in November 2010 (the “2010 Notes”); and

•	$500 million of our 2.00% Convertible Senior Notes due 2042 issued in March 2012 (the “2012 Notes”).

The 2012 Notes were issued on March 5, 2012 pursuant to agreements entered into on February 29, 2012 in exchange for an equal principal amount of the 2007 Notes.

Holders may require us to repurchase the 2007 Notes on December 13, 2013, and on each of December 15, 2017, 2022, 2027 and 2032, or upon a fundamental change, as provided in the indenture for the 2007 Notes, at a repurchase price equal to 100% of their accreted principal amount, plus accrued and unpaid interest.

Holders may require us to repurchase the 2010 Notes on each of December 15, 2016, 2020, 2025, on December 13, 2030 and on December 14, 2035 or upon a fundamental change, as provided in the indenture for the 2010 Notes, at a repurchase price equal to 100% of their accreted principal amount, plus accrued and unpaid interest.

Holders may require us to repurchase the 2012 Notes on each of March 1, 2018, 2022, 2027 and 2032, and on March 2, 2037 or upon a fundamental change, as provided in the indenture for the 2012 Notes, at a repurchase price equal to 100% of their accreted principal amount, plus accrued and unpaid interest.

We may redeem any of the 2007 Notes, 2010 Notes and 2012 Notes beginning December 13, 2013, December 19, 2016, and March 6, 2018, respectively. We may redeem all or a portion of the 2007 Notes, 2010 Notes, and 2012 Notes (i.e., in cash or a combination of cash and shares of our common stock) at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.

We have recorded deferred tax liabilities related to the convertible notes original issuance discount, representing the spread between the cash coupon rate and the higher interest rate deductible for tax purposes. When our convertible notes are extinguished, we are required to recapture the original issuance discount previously deducted for tax purposes. The 2007 Notes first put date is December 13, 2013 and the estimated tax due if the 2007 Notes are put to us on this date is approximately $144 million.

For additional information on the terms of our indebtedness, see Note 5 to the consolidated financial statements contained in Item 15 of our Annual Report on Form 10-K for the fiscal year ended September 29, 2012 and Note 5 to the consolidated financial statements contained in Item 1 of our Quarterly Report on Form 10-Q for the three months ended December 29, 2012, which are incorporated by reference in this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material United States (“U.S.”) federal income tax consequences to a holder of old notes relating to the exchange of old notes for the new notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and applicable Treasury regulations, all of which are subject to change. Any such change could be applied retroactively in a way that could cause the tax consequences to differ from the consequences described below, possibly with adverse effect. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal tax consequences described herein.

This summary addresses investors who hold old notes, and will hold the new notes, as “capital assets” (generally, property held for investment) under the Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular circumstances or status nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar, or persons in special situations, such as those who have elected to mark securities to market or those who hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction.

Exchange of Old Notes for New Notes

The exchange of old notes for the new notes in connection with the exchange offer should not be a taxable sale or exchange for U.S. federal income tax purposes. Consequently, a holder should not recognize gain or loss upon receipt of the new notes in the exchange offer, the holder’s basis in the new notes should be the same as its basis in the corresponding old notes immediately before the exchange and the holder’s holding period in the new notes should include its holding period in the old notes.

The preceding summary of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging old notes for the new notes, including the applicability and effect of any United States state or local or non-United States tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Based on interpretations of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

•	the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act;

•	the holder is acquiring the new notes in its ordinary course of business;

•

neither the holder, nor, to the actual knowledge of such holder, any other person receiving new notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the new notes;

•	if the holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of the new notes issued in the exchange offer; and

•	if the holder is a broker-dealer, such broker-dealer will receive the new notes for its own account in exchange for old notes and:

•	such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (and not directly from us or any of our affiliates), and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any new notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of old notes) by delivery of the prospectus relating to the exchange offer.)

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that it meets each of these conditions and agree to these terms.

However, because the SEC has not considered the exchange offer for our old notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer a new note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders old notes in the exchange offer for the purpose of participating in a distribution or that is a broker-dealer who purchased the old notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•

may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (May 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders offering or selling the new notes. We currently do not intend to register or qualify the offer or sale of the new notes in any state where we would not otherwise be required to qualify. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities. Under the registration rights agreement we have agreed that, for a period of up to the earlier of (i) 180 days after the effective date of the registration statement of which this prospectus forms a part and (ii) the date on which such broker-dealers no longer own any of the old notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer (where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities) may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement other than underwriting discounts and commissions and concessions and transfer taxes, if any, relating to the sale or disposition of any old notes by a holder of the old notes and we will indemnify the holders of the old notes (including any broker-dealers, and certain parties related to such holders), against certain types of liabilities, including liabilities under the Securities Act.

By acceptance of the exchange offer, each broker-dealer that receives new notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of new notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and furnished copies of the amended or supplemented prospectus to such broker-dealer.

LEGAL MATTERS

The validity of the new notes offered hereby will be passed upon for us by Brown Rudnick LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Hologic, Inc. incorporated by reference in Hologic, Inc.’s Current Report filed January 28, 2013 (Form 8-K) for the year ended September 29, 2012 and the effectiveness of Hologic, Inc.’s internal control over financial reporting incorporated by reference in Hologic, Inc.’s Annual Report (Form 10-K) as of September 29, 2012 (excluding the internal control over financial reporting of Gen-Probe Incorporated), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of internal controls over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Gen-Probe Incorporated from the scope of such firm’s audit of internal control over financial reporting incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Hologic, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of September 29, 2012 (which did not include an evaluation of the internal control over financial reporting of Gen-Probe Incorporated) have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Gen-Probe Incorporated incorporated by reference in Hologic, Inc.’s Current Report filed January 28, 2013 (Form 8-K) for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Hologic, Inc.

Offer to Exchange

$1,000,000,000 Outstanding 6.25% Senior Notes due 2020 Issued on August 1, 2012 (CUSIP Nos. 436440 AD3, U38284 AA0, 436440 AE1)

for

$1,000,000,000 6.25% Senior Notes due 2020 (CUSIP No. 436440 AF8),

which have been registered under the Securities Act of 1933, as amended

PROSPECTUS

                    , 2013

Until                     , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors, Officers, Managers and Members

Hologic, Inc.

Delaware General Corporation Law. Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Certificate of Incorporation of Hologic, Inc. Article Tenth of the registrant’s Certificate of Incorporation, as amended, provides that the registrant’s directors shall not be personally liable to the registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

By-laws of Hologic, Inc. Article VII of the registrant’s Fourth Amended and Restated By-laws provide that the registrant shall indemnify any person who is or was a director or officer of the registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the registrant’s By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of the indemnification provisions of the registrant’s By-laws will not adversely affect any right or protection thereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

Other Indemnification Agreements. The registrant has also entered into indemnification agreements with each of its directors. These agreements are intended to indemnify such directors against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection. The registrant may also enter into similar agreements with certain of its officers who are not also directors. The registrant also maintains directors’ and officers’ liability insurance.

Subsidiary Guarantor Registrants

Delaware Corporation Guarantors—Cruiser, Inc.; Cytyc Corporation; Cytyc Interim, Inc.; Cytyc International, Inc.; Cytyc Prenatal Products Corp.; Direct Radiography Corp.; Gen-Probe Incorporated; Gen-Probe Sales & Service, Inc.; Gen-Probe International, Inc.; Gen-Probe Holdings, Inc.; Gen-Probe Transplant Diagnostics, Inc.; Gen-Probe GTI Diagnostics Holding Company; Interlace Medical, Inc.; SST Merger Corp.; Suros Surgical Systems, Inc.; Third Wave Agbio, Inc.; Third Wave Technologies, Inc.

See above under the heading “Hologic, Inc.” in this item for a description of the indemnification requirements under Delaware law.

Cruiser, Inc. Article Seventh of Cruiser, Inc.’s Certificate of Incorporation provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article V of Cruiser, Inc.’s By-Laws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Section 7 of Article V provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Cytyc Corporation. Article Eighth of Cytyc Corporation’s Certificate of Incorporation provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Cytyc Interim, Inc. Article Seventh of Cytyc Interim, Inc.’s Certificate of Incorporation provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article V of Cytyc Interim, Inc.’s By-Laws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Section 7 of Article V provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Cytyc International, Inc. Article Seventh of Cytyc International, Inc.’s Certificate of Incorporation provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article V of Cytyc International, Inc.’s By-Laws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Section 7 of Article V provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Cytyc Prenatal Products Corp. Article Eighth of Cytyc Prenatal Products Corp.’s Certificate of Incorporation, as amended, provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article VI of Cytyc Prenatal Products Corp.’s Bylaws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Section 8 of Article VI provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Direct Radiography Corp. Article V of Direct Radiography Corp.’s Certificate of Incorporation, as amended, provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.

Article VIII of Direct Radiography Corp.’s Bylaws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Section 8.4 of Article VIII provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Gen-Probe Incorporated. Article Ninth of Gen-Probe Incorporated’s Amended and Restated Certificate of Incorporation provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article V of Gen-Probe Incorporated’s Bylaws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law provided that the corporation may modify the extent of such indemnification by individual contract and provided further that the corporation shall not be required to indemnify any director or officer in connection with any proceeding initiated by such person unless:

•	such indemnification is expressly required to be made by law;

•	the proceeding was authorized by the Board of Directors of the corporation; or

•	such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law.

Gen-Probe Sales & Service, Inc. Article Eighth of Gen-Probe Sales & Service, Inc.’s Certificate of Incorporation provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law.

Article VI of Gen-Probe Sales & Service, Inc.’s Bylaws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law.

Gen-Probe International, Inc. Article VI of Gen-Probe International, Inc.’s Certificate of Incorporation provides that the corporation shall indemnify directors to the fullest extent permitted by law.

Article XI of Gen-Probe International, Inc.’s Bylaws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law provided that the corporation may modify the extent of such indemnification by individual contract and provided further that the corporation shall not be required to indemnify any director or officer in connection with any proceeding initiated by such person unless:

•	such indemnification is expressly required to be made by law;

•	the proceeding was authorized by the Board of Directors of the corporation; or

•	such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law.

Article XI also provides that the corporation may maintain insurance on an indemnitee’s behalf.

Gen-Probe Holdings, Inc. Article Seventh of Gen-Probe Holdings, Inc.’s Certificate of Incorporation, as amended, provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of Gen-Probe Holdings, Inc.’s By-laws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law provided that the corporation shall only indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. Section 7.4 of Article VII provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Gen-Probe Transplant Diagnostics, Inc. Article Seventh of Gen-Probe Transplant Diagnostics, Inc.’s Certificate of Incorporation, as amended, provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of Gen-Probe Transplant Diagnostics, Inc.’s By-laws provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law provided that the corporation shall only indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. Section 7.4 of Article VII provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Gen-Probe GTI Diagnostics Holding Company. Articles Sixth and Seventh of Gen-Probe GTI Diagnostics Holding Company’s Certificate of Incorporation, as amended, provide that the corporation shall indemnify directors and officers to the fullest extent provided by law provided that the corporation may modify the extent of such indemnification by individual contract.

Interlace Medical, Inc. Article VIII of Interlace Medical, Inc.’s Restated Certificate of Incorporation provides that the corporation shall indemnify all persons it has power to indemnify to the fullest extent permitted by law. Article X provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Section 7.6 of Article VII of Interlace Medical, Inc.’s Bylaws provides that the corporation shall indemnify directors to the fullest extent provided by law provided that the corporation shall only indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation.

SST Merger Corp. Article Eighth of SST Merger Corp.’s Certificate of Incorporation provides that the corporation may indemnify directors and officers to the fullest extent permitted by law and that the corporation may maintain insurance on an indemnitee’s behalf. Article Seventh provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of SST Merger Corp.’s By-laws provides that the corporation shall indemnify directors and officers to the fullest extent provided by law provided that the corporation shall only indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. Section 7.4 of Article VII provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Suros Surgical Systems, Inc. Article Seventh of Suros Surgical Systems, Inc.’s Amended and Restated Certificate of Incorporation provides that the corporation may indemnify all persons it has power to indemnify to the fullest extent permitted by law. Article Ninth provides that the corporation’s directors shall not be personally liable to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of Suros Surgical Systems, Inc.’s Amended and Restated Bylaws provides that the corporation may indemnify directors and officers to the fullest extent permitted by law. Section 7.12 of Article VII provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Third Wave Agbio, Inc. Article 7 of Third Wave Agbio, Inc.’s Certificate of Incorporation provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Article 6 states that a director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Article VI of Third Wave Agbio, Inc.’s Amended and Restated Bylaws provides that the corporation may indemnify directors and officers to the fullest extent permitted by law provided that the corporation shall only indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. Section 6.5 of Article VI provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Third Wave Technologies, Inc. Article Seventh of Third Wave Technologies, Inc.’s Certificate of Incorporation provides that the corporation may indemnify all persons it has power to indemnify to the fullest extent permitted by law and that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.

Article VI of Third Wave Technologies, Inc.’s Amended and Restated Bylaws provides that the corporation may indemnify directors and officers to the fullest extent permitted by law provided that the corporation shall only indemnify any indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. Section 6.5 of Article VI provides that the corporation may also maintain insurance on an indemnitee’s behalf.

Delaware LLC Guarantors—Cytyc Surgical Products III, LLC; BioLucent, LLC; Cytyc Development Company LLC; Cytyc Limited Liability Company

Delaware Limited Liability Company Act. Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Cytyc Surgical Products III, LLC. Article 13 of Cytyc Surgical Products III, LLC’s Limited Liability Company Agreement provides that the Member shall not have any liability for the obligations or liabilities of the company except to the extent provided in the DLLCA. Article 15 provides that the company shall indemnify members, managers, directors, and officers to the fullest extent permitted by law. Article 15 also provides that, to the fullest extent permitted by law, the Manager shall have no personal liability to the company or its members for monetary damages for breach of fiduciary duty as manager, except for liability:

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the Manager derived an improper personal benefit.

BioLucent, LLC. Article 13 of BioLucent, LLC’s Limited Liability Company Agreement, as amended, provides that the Member shall not have any liability for the obligations or liabilities of the company except to the extent provided in the DLLCA. Article 15 provides that the company shall indemnify members, managers, directors, and officers to the fullest extent permitted by law. Article 15 also provides that, to the fullest extent permitted by law, the Manager shall have no personal liability to the company or its members for monetary damages for breach of fiduciary duty as manager, except for liability:

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the Manager derived an improper personal benefit.

Cytyc Development Company LLC. Subsection (d) of Article 9 of Cytyc Development Company LLC’s Limited Liability Company Agreement provides that the company shall indemnify any Manager or officer of the company to the fullest extent permitted by law in connection with any act performed or omitted in connection with the business of the company. Article 18 provides that no Member or Manager shall have any liability for the obligations of the company except to the extent required by the DLLCA.

Cytyc Limited Liability Company. Subsection (d) of Article 3 of Cytyc Limited Liability Company’s Operating Agreement, as amended, provides that in no event shall the Member be personally liable for any liabilities or obligations of the company. Article 8 provides that the company’s Member, shareholders, and directors shall have no liability and shall be indemnified for any loss suffered by the company or such Member that arises out of any action or inaction as long as such action or inaction was in good faith and did not constitute gross negligence or willful misconduct.

Massachusetts Limited Partnership Guarantors—Hologic Limited Partnership; Cytyc Surgical Products, Limited Partnership; Cytyc Surgical Products II, Limited Partnership

Massachusetts Limited Partnership Law. Pursuant to the provisions of Chapters 108A and 109 of the Massachusetts General Laws (the “MGL”) and subject to any partnership agreement, a Massachusetts limited partnership must indemnify every general partner for payments made and personal liabilities reasonably incurred in the ordinary and proper conduct of its business, or for the preservation of its business or property. The MGL also provides that limited partners do not participate in the control of the business and therefore do not have any liability for the obligations of the limited partnership unless they (a) actually do exercise control of the business or (b) lead a third party to reasonably believe they are a general partner—in either of (a) or (b) the limited partner is treated as a general partner.

Hologic Limited Partnership. Subsection 3.3 of Article III of Hologic Limited Partnership’s Limited Partnership Agreement provides that the General Partner and any of its shareholders, directors, officers, employees, and other agents shall be indemnified by the partnership and shall have no liability to the partnership or any partner for any loss suffered by the partnership or such partner that arises out of any action or inaction of any such indemnitee as long as such action or inaction was in good faith and did not constitute gross negligence or willful misconduct.

Cytyc Surgical Products, Limited Partnership. Subsection 3.3 of Article III of Cytyc Surgical Products, Limited Partnership’s Limited Partnership Agreement provides that the General Partner and any of its shareholders, directors, officers, employees, and other agents shall be indemnified by the partnership and shall have no liability to the partnership or any partner for any loss suffered by the partnership or such partner that arises out of any action or inaction of any such indemnitee as long as such action or inaction was in good faith and did not constitute gross negligence or willful misconduct.

Cytyc Surgical Products II, Limited Partnership. Subsection 3.3 of Article III of Cytyc Surgical Products II, Limited Partnership’s Limited Partnership Agreement provides that the General Partner and any of its shareholders, directors, officers, employees, and other agents shall be indemnified by the partnership and shall have no liability to the partnership or any partner for any loss suffered by the partnership or such partner that arises out of any action or inaction of any such indemnitee as long as such action or inaction was in good faith and did not constitute gross negligence or willful misconduct.

Nevada Corporation Guarantor—Sentinelle Medical USA Inc.

Chapter 78 of the Nevada Revised Statutes. Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

Pursuant to the provisions of NRS 78.7502, a corporation may indemnify any person who was or is a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person (1) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), had no reasonable cause to believe the conduct was unlawful, or (2) is not liable pursuant to NRS 78.138. In the case of actions brought by or in the right of the corporation, no indemnification shall be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced by the corporation pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances. Such determination must be made by (1) the stockholders, (2) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (3) independent legal counsel in a written opinion if a majority vote of a quorum of disinterested directors so orders or if a quorum of such disinterested directors cannot be obtained.

NRS 78.751(2) provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition, upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Sentinelle Medical USA Inc. The articles of incorporation and bylaws of Sentinelle Medical USA Inc. are silent with respect to indemnification and exculpation. Thus, the default statutory provisions of the NRS apply.

Wisconsin Corporation Guarantors—Gen-Probe GTI Diagnostics, Inc.; Gen-Probe Prodesse, Inc.

Wisconsin Business Corporation Law. Section 180.0851 of the Wisconsin Business Corporation Law (the “WBCL”) requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation. Indemnification is also required in other instances, unless the liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and such breach or failure to perform constitutes one of the enumerated items in WBCL Section 180.0851(2)(a)1-4. A director or officer who seeks indemnification must make a written request to the corporation. Indemnification is not required to the extent limited by the articles of incorporation under Section 180.0852. Section 180.0852 permits a corporation to limit its obligation to indemnify under section 180.0851. Moreover, a corporation is not required to indemnify a director or officer who previously received indemnification or an allowance of expenses from any person, including the corporation, in connection with the same proceeding.

WBCL Section 180.0853 provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good-faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts (with reasonable interest) advanced if it is determined that indemnification by the corporation is not required.

Under Wisconsin corporate law, a director or officer of a corporation can also seek a court-ordered indemnification of his or her expenses incurred for defending a proceeding. This provision does not apply if there is a written agreement between the director or officer and the corporation specifically prohibiting court-ordered indemnification. WBCL Section 180.0854 states the court shall order indemnification of the director or officer if: (1) the director or officer is entitled to indemnification under Section 180.0851(1) or (2) or (2) the director or officer is fairly and reasonably entitled to indemnification in light of the relevant circumstances. If the court determines that the corporation unreasonably refused the director or officer’s request for indemnification under Section 180.0851(1) or (2), the court will order that the corporation pay the reasonable expenses associated with seeking the court-ordered indemnification.

Wisconsin has stated, in WBCL Section 180.0859, that as a matter of public policy, it requires or permits indemnification and insurance for any liability incurred in connection with a proceeding involving securities regulation.

Under Section 180.0828, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for liabilities arising from a breach of any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following: (1) willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (2) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director derived an improper personal profit; or (4) willful misconduct. A corporation may limit this immunity by its articles of incorporation

Gen-Probe GTI Diagnostics, Inc. Article 9 of the Amended and Restated Articles of Incorporation of Gen-Probe GTI Diagnostics, Inc. provides that no director shall be personally liable to the corporation or its stockholders for acts or omissions in the performance of his or her duties as a director of the corporation to the fullest extent permitted by law. Article 10 provides that any director or officer shall be indemnified by the corporation to the fullest extent permitted by law provided that the corporation may modify the extent of such indemnification by individual contract to provide for indemnification greater or different from that provided in such Article.

Section 5.02 of Article V of Gen-Probe GTI Diagnostics, Inc.’s By-laws provides that the corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of a proceeding where such person was a party because he or she was a director or officer of the corporation. Section 5.02 also provides that the corporation shall indemnify directors and officers against liability and expenses incurred in other proceedings where such person was a party because he or she was a director or officer of the corporation unless such person breached or failed to perform a duty owed to the corporation. Section 5.04 provides that the corporation may also purchase and maintain insurance against liability for directors and officers.

Gen-Probe Prodesse, Inc. Section 5.2 of Article V of Gen-Probe Prodesse, Inc.’s By-laws provides that the corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of a proceeding where such person was a party because he or she was a director or officer of the corporation. Section 5.2 also provides that the corporation shall indemnify directors and officers against liability and expenses incurred in other proceedings where such person was a party because he or she was a director or officer of the corporation unless such person breached or failed to perform a duty owed to the corporation. Section 5.4 provides that the corporation may also purchase and maintain insurance against liability for directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

See the “Index to Exhibits” following the signature pages hereto.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 8, 2013.

HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Cascella	Director and President and Chief Executive Officer (Principal Executive Officer)	February 8, 2013

* David R. LaVance, Jr.	Chairman of the Board	February 8, 2013

/s/ Glenn P. Muir Glenn P. Muir	Director and Executive Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer)	February 8, 2013

* Robert H. Lavallee	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 8, 2013

* Sally W. Crawford	Director	February 8, 2013

* Nancy L. Leaming	Director	February 8, 2013

* Lawrence M. Levy	Director	February 8, 2013

* Christiana Stamoulis	Director	February 8, 2013

* Elaine S. Ullian	Director	February 8, 2013

* Wayne Wilson	Director	February 8, 2013

*By:	/s/ Glenn P. Muir
Glenn P. Muir Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 8, 2013.

CRUISER, INC.

CYTYC CORPORATION

CYTYC INTERIM, INC.

CYTYC INTERNATIONAL, INC.

CYTYC PRENATAL PRODUCTS CORP.

DIRECT RADIOGRAPHY CORP.

GEN-PROBE INCORPORATED

GEN-PROBE SALES & SERVICE, INC.

GEN-PROBE INTERNATIONAL, INC.

GEN-PROBE HOLDINGS, INC.

GEN-PROBE TRANSPLANT DIAGNOSTICS, INC.

GEN-PROBE GTI DIAGNOSTICS HOLDING COMPANY

GEN-PROBE GTI DIAGNOSTICS, INC.

GEN-PROBE PRODESSE, INC.

INTERLACE MEDICAL, INC.

SENTINELLE MEDICAL USA INC.

SST MERGER CORP.

SUROS SURGICAL SYSTEMS, INC.

THIRD WAVE AGBIO, INC.

THIRD WAVE TECHNOLOGIES, INC.

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer, and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Cascella	Director and President (Principal Executive Officer)	February 8, 2013

/s/ Glenn P. Muir Glenn P. Muir	Director and Executive Vice President, Treasurer, and Assistant Secretary (Principal Financial Officer)	February 8, 2013

* Robert H. Lavallee	Vice President and Assistant Treasurer (Principal Accounting Officer)	February 8, 2013

*By:	/s/ Glenn P. Muir
Glenn P. Muir Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 8, 2013.

BIOLUCENT, LLC

By:	Hologic, Inc., its sole Manager

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Cascella	Director and President and Chief Executive Officer of the Manager (Principal Executive Officer)	February 8, 2013

* David R. LaVance, Jr.	Chairman of the Board of the Manager	February 8, 2013

/s/ Glenn P. Muir Glenn P. Muir	Director and Executive Vice President, Finance and Administration, and Chief Financial Officer of the Manager (Principal Financial Officer)	February 8, 2013

* Robert H. Lavallee	Senior Vice President, Chief Accounting Officer of the Manager (Principal Accounting Officer)	February 8, 2013

* Sally W. Crawford	Director of the Manager	February 8, 2013

* Nancy L. Leaming	Director of the Manager	February 8, 2013

* Lawrence M. Levy	Director of the Manager	February 8, 2013

* Christiana Stamoulis	Director of the Manager	February 8, 2013

* Elaine S. Ullian	Director of the Manager	February 8, 2013

* Wayne Wilson	Director of the Manager	February 8, 2013

*By:	/s/ Glenn P. Muir
Glenn P. Muir Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 8, 2013.

CYTYC DEVELOPMENT COMPANY LLC

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Cascella	Manager and President (Principal Executive Officer)	February 8, 2013

/s/ Glenn P. Muir Glenn P. Muir	Manager and Executive Vice President, Treasurer, and Assistant Secretary (Principal Financial Officer)	February 8, 2013

* Robert H. Lavallee	Vice President and Assistant Treasurer (Principal Accounting Officer)	February 8, 2013

*By:	/s/ Glenn P. Muir
Glenn P. Muir Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 8, 2013.

CYTYC LIMITED LIABILITY COMPANY

CYTYC SURGICAL PRODUCTS III, LLC

By:	Cytyc Corporation, its sole Manager

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer, and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Cascella	Director and President of the Manager (Principal Executive Officer)	February 8, 2013

/s/ Glenn P. Muir Glenn P. Muir	Director and Executive Vice President, Treasurer, and Assistant Secretary of the Manager (Principal Financial Officer)	February 8, 2013

* Robert H. Lavallee	Vice President and Assistant Treasurer of the Manager (Principal Accounting Officer)	February 8, 2013

*By:	/s/ Glenn P. Muir
Glenn P. Muir Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 8, 2013.

HOLOGIC LIMITED PARTNERSHIP

CYTYC SURGICAL PRODUCTS, LIMITED PARTNERSHIP

CYTYC SURGICAL PRODUCTS II, LIMITED PARTNERSHIP

By:	Cytyc Corporation, its General Partner

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer, and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Cascella	Director and President of the General Partner (Principal Executive Officer)	February 8, 2013

/s/ Glenn P. Muir Glenn P. Muir	Director and Executive Vice President, Treasurer, and Assistant Secretary of the General Partner (Principal Financial Officer)	February 8, 2013

* Robert H. Lavallee	Vice President and Assistant Treasurer of the General Partner (Principal Accounting Officer)	February 8, 2013

*By:	/s/ Glenn P. Muir
Glenn P. Muir Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Index

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Filing Date/ Period End Date

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Hologic, Gold Acquisition Corp. and Gen-Probe Incorporated.	8-K	05/01/2012

3.1	Certificate of Incorporation of Hologic.	S-1	01/24/1990

3.2	Amendment to Certificate of Incorporation of Hologic.	10-Q	03/30/1996

3.3	Certificate of Amendment to Certificate of Incorporation of Hologic.	10-K	09/24/2005

3.4	Certificate of Amendment to Certificate of Incorporation of Hologic.	8-K	10/22/2007

3.5	Certificate of Amendment to Certificate of Incorporation of Hologic.	8-K	03/11/2008

3.6	Fourth Amended and Restated By-laws of Hologic.	8-K	03/08/2012

3.7	Amended and Restated Certificate of Designations of Series A Junior Participating Preferred Stock of Hologic.	8-A	04/03/2008

3.8††	Certificate of Incorporation of Cruiser, Inc.

3.9††	By-laws of Cruiser, Inc.

3.10††	Certificate of Incorporation of Cytyc Corporation.

3.11††	Second Amended and Restated By-laws of Cytyc Corporation.

3.12††	Certificate of Incorporation of Cytyc Interim, Inc.

3.13††	By-laws of Cytyc Interim, Inc.

3.14††	Certificate of Incorporation of Cytyc International, Inc.

3.15††	By-laws of Cytyc International, Inc.

3.16††	Certificate of Incorporation of Cytyc Prenatal Products Corp.

3.17††	By-laws of Cytyc Prenatal Products Corp.

3.18††	Certificate of Formation of Cytyc Surgical Products III, LLC.

3.19††	Limited Liability Company Agreement of Cytyc Surgical Products III, LLC.

3.20††	Certificate of Incorporation of Direct Radiography Corp.

3.21††	By-laws of Direct Radiography Corp.

3.22††	Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated.

3.23††	Amended and Restated By-laws of Gen-Probe Incorporated.

3.24††	Certificate of Incorporation of Gen-Probe Sales & Service, Inc.

3.25††	By-laws of Gen-Probe Sales & Service, Inc.

3.26††	Certificate of Incorporation of Gen-Probe International, Inc.

3.27††	By-laws of Gen-Probe International, Inc.

3.28††	Certificate of Incorporation of Gen-Probe Holdings, Inc.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Filing Date/ Period End Date

3.29††	By-laws of Gen-Probe Holdings, Inc.

3.30††	Certificate of Incorporation of Gen-Probe Transplant Diagnostics, Inc.

3.31††	By-laws of Gen-Probe Transplant Diagnostics, Inc.

3.32††	Certificate of Incorporation of Gen-Probe GTI Diagnostics Holding Company.

3.33††	By-laws of Gen-Probe GTI Diagnostics Holding Company.

3.34††	Restated Articles of Incorporation of Gen-Probe GTI Diagnostics, Inc.

3.35††	Amended and Restated By-laws of Gen-Probe GTI Diagnostics, Inc.

3.36††	Second Amended and Restated Articles of Incorporation of Gen-Probe Prodesse, Inc.

3.37††	By-laws of Gen-Probe Prodesse, Inc.

3.38††	Restated Certificate of Incorporation of Interlace Medical, Inc.

3.39††	By-laws of Interlace Medical, Inc.

3.40††	Articles of Incorporation of Sentinelle Medical USA Inc.

3.41††	By-laws of Sentinelle Medical USA Inc.

3.42††	Certificate of Incorporation of SST Merger Corp.

3.43††	By-laws of SST Merger Corp.

3.44††	Amended and Restated Certificate of Incorporation of Suros Surgical Systems, Inc.

3.45††	Amended and Restated By-laws of Suros Surgical Systems, Inc.

3.46††	Certificate of Incorporation of Third Wave Agbio, Inc.

3.47††	Amended and Restated By-laws of Third Wave Agbio, Inc.

3.48††	Certificate of Incorporation of Third Wave Technologies, Inc.

3.49††	Second Amended and Restated By-laws of Third Wave Technologies, Inc.

3.50††	Certificate of Formation of BioLucent, LLC.

3.51††	Limited Liability Company Agreement of BioLucent, LLC.

3.52††	Certificate of Formation of Cytyc Development Company LLC.

3.53††	Limited Liability Company Agreement of Cytyc Development Company LLC.

3.54††	Certificate of Formation of Cytyc Limited Liability Company.

3.55††	Limited Liability Company Operating Agreement of Cytyc Limited Liability Company.

3.56††	Certificate of Formation of Hologic Limited Partnership.

3.57††	Limited Partnership Agreement of Hologic Limited Partnership.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Filing Date/ Period End Date

3.58††	Certificate of Formation of Cytyc Surgical Products, Limited Partnership.

3.59††	Limited Partnership Agreement of Cytyc Surgical Products, Limited Partnership.

3.60††	Certificate of Formation of Cytyc Surgical Products II, Limited Partnership.

3.61††	Limited Partnership Agreement of Cytyc Surgical Products II, Limited Partnership.

4.1	Specimen Certificate for Shares of Hologic’s Common Stock.	8-A	01/31/1990

4.2	Description of Capital Stock (Contained in Hologic’s Certificate of Incorporation, as amended, filed as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 hereto).

4.3	Amended and Restated Rights Agreement dated April 2, 2008.	8-A	04/03/2008

4.4	Form of Rights Certificate.	8-K	09/26/2002

4.5	Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	12/10/2007

4.6	First Supplemental Indenture, dated December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	12/10/2007

4.7	Form of 2.00% Convertible Senior Note due 2037 (included in Exhibit 4.6).	8-K	12/10/2007

4.8	Second Supplemental Indenture, dated November 23, 2010, by and between Wilmington Trust Company, as Trustee, and Hologic.	10-K	09/25/2010

4.9	Form of 2.00% Convertible Exchange Senior Note due 2037 (included in Exhibit 4.8).	10-K	09/25/2010

4.10	Third Supplemental Indenture, dated March 5, 2012, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	03/08/2012

4.11	Form of 2.00% Convertible Senior Note due 2042 (included in Exhibit 4.10).	8-K	03/08/2012

4.12	Indenture, dated as of August 1, 2012, by and among Wells Fargo Bank, National Association, as Trustee, Hologic and certain subsidiaries of Hologic party thereto.	8-K	08/01/2012

4.13	Forms of 6.25% Senior Note due 2020 (included in Exhibit 4.12).	8-K	08/01/2012

4.14	Exchange and Registration Rights Agreement, dated as of August 1, 2012, by and among Goldman Sachs & Co., Hologic and certain subsidiaries of Hologic party thereto.	8-K	08/01/2012

5.1††	Opinion of Brown Rudnick LLP.

5.2††	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.3††	Opinion of Whyte Hirschboeck Dudek S.C.

10.1*	Second Amended and Restated 1999 Equity Incentive Plan.	10-Q	03/25/2006

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Filing Date/ Period End Date

10.2*	Amendment No. 1 to Second Amended and Restated 1999 Equity Incentive Plan.	S-8	10/23/2007

10.3*	Amendment No. 2 to Second Amended and Restated 1999 Equity Incentive Plan.	8-K	10/22/2007

10.4*	Amendment No. 3 to Second Amended and Restated 1999 Equity Incentive Plan.	8-K	12/12/2008

10.5	2000 Acquisition Equity Incentive Plan.	10-K	09/29/2001

10.6*	2008 Equity Incentive Plan.	8-K	03/11/2008

10.7*	Form of Employee Stock Option Award Agreement Under 2008 Equity Incentive Plan.	8-K	11/17/2008

10.8*	Form of Employee Restricted Stock Unit Award Agreement Under 2008 Equity Incentive Plan.	8-K	11/17/2008

10.9*	Form of Special Retention Employee Restricted Stock Unit Award Agreement Under 2008 Equity Incentive Plan.	10-Q	06/26/2010

10.10*	Form of Independent Director Stock Option Award Agreement Under 2008 Equity Incentive Plan.	8-K	12/12/2008

10.11*	Form of Independent Director Restricted Stock Unit Award Agreement Under 2008 Equity Incentive Plan.	8-K	12/12/2008

10.12*	Form of Market Stock Unit Award Agreement.	8-K	11/13/2012

10.13*	Hologic, Inc. 2012 Employee Stock Purchase Plan.	8-K	03/08/2012

10.14*	Hologic, Inc. 2012 Short-Term Incentive Plan.	8-K	11/07/2011

10.15*	Hologic, Inc. 2013 Short-Term Incentive Plan.	8-K	11/13/2012

10.16*	Hologic, Inc. 2013 Synergy Bonus Plan.	8-K	11/13/2012

10.17*	Cytyc Corporation 1995 Stock Plan.	S-8	10/23/2007

10.18*	Cytyc Corporation 1995 Non-Employee Director Stock Option Plan.	S-8	10/23/2007

10.19*	Cytyc Corporation 2004 Omnibus Stock Plan.	S-8	10/23/2007

10.20*	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as amended and restated.	S-8	08/02/2012

10.21*	Transition Agreement dated November 5, 2009, by and between Hologic and John W. Cumming.	8-K	11/09/2009

10.22*	Transition Acknowledgement dated July 28, 2011, by and between Hologic and John W. Cumming.	8-K	08/01/2011

10.23*	Form of Indemnification Agreement (as executed with each director of Hologic).	8-K	03/06/2009

10.24*	Amended and Restated Deferred Compensation Program.	10-K	11/28/2012

10.25*	Rabbi Trust Agreement.	10-K	09/30/2006

10.26*	Form of Officer Severance Agreement including list of officers to whom provided.	10-Q	03/25/2006

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Filing Date/ Period End Date

10.27*	Form of Senior Vice President Change of Control Agreement including list of officers to whom provided.	10-Q	02/07/2013

10.28*	Form of Senior Executive Officer Change of Control Agreement including list of officers to whom provided.	8-K	11/17/2009

10.29*	Retention and Severance Agreement by and between Hologic and Carl W. Hull dated as of July 10, 2012.	8-K	07/12/2012

10.30*	Change of Control Agreement by and between Hologic and Carl W. Hull dated as of July 10, 2012.	8-K	07/12/2012

10.31*	Restricted Stock Unit Award Agreement by and between Hologic and Carl W. Hull dated as of August 1, 2012.	8-K	08/01/2012

10.32*	Separation and Release Agreement by and between Hologic and Carl W. Hull dated as of January 22, 2013.	8-K	01/22/2013

10.33*	Consulting Agreement by and between Hologic and Carl W. Hull dated as of January 22, 2013.	8-K	01/22/2013

10.34	Facility Lease (Danbury) dated as of December 30, 1995 by and among Melvin J. Powers and Mary P. Powers D/B/A M&N Realty and Lorad.	Trex Medical Corporation S-1	03/29/1996

10.35	Lease Agreement (Danbury and Bedford) by and between BONE (DE) QRS 15-12, INC., and Hologic dated as of August 28, 2002.	10-K	09/28/2002

10.36	First Amendment to Lease Agreement (Danbury and Bedford) by and between BONE (DE) QRS 15-12, INC., and Hologic dated as of October 29, 2007.	10-K	09/29/2007

10.37	Office Lease dated December 31, 2003 between Cytyc and Marlborough Campus Limited Partnership.	Cytyc Corporation 10-K	12/31/2003

10.38	Lease Agreement by and between Zona Franca Coyol S.A. and Cytyc Surgical Products Costa Rica S.A. dated April 23, 2007.	10-K	09/29/2007

10.39	Lease Agreement by and between 445 Simarano Drive, Marlborough LLC and Cytyc dated July 11, 2006.	10-K	09/29/2007

10.40	Lease Guaranty dated October 22, 2007 between Bel Marlborough I LLC and Hologic, as guarantor thereunder.	8-K	10/22/2007

10.41	Supply Agreement between Cytyc, Whatman, Inc. and Whatman SA dated as of December 31, 2000, as amended, October 16, 2001 and May 2, 2002.	Cytyc Corporation 10-K	12/31/2002

10.42	Form of Exchange Agreement.	8-K	02/29/2012

10.43	Credit and Guaranty Agreement, dated as of August 1, 2012, by and among Hologic, the guarantors party thereto, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the lenders party thereto. †	8-K/A	10/15/2012

10.44	Pledge and Security Agreement, dated as of August 1, 2012, by and among the grantors party thereto and Goldman Sachs Bank USA, as Collateral Agent.	8-K/A	10/15/2012

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Filing Date/ Period End Date

10.45	Purchase Agreement, dated July 19, 2012, by and among Hologic, Inc., the guarantors party thereto, Goldman, Sachs & Co.	8-K	07/19/2012

10.46	Restated Agreement dated as of July 24, 2009 by and between Gen-Probe Incorporated and Novartis Vaccines and Diagnostics, Inc. †	Gen-Probe 10-Q/A	09/30/2009

10.47	Supply Agreement for Panther Instrument System effective November 22, 2006 between Gen-Probe Incorporated and STRATEC Biomedical Systems AG. †	Gen-Probe 10-Q	09/30/2007

12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Hologic.	10-K	11/28/2012

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Independent Registered Public Accounting Firm.

23.3††	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

23.4††	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2).

23.5††	Consent of Whyte Hirschboeck Dudek S.C. (included in Exhibit 5.3).

24.1††	Power of Attorney.

25.1††	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3††	Form of Letter to Registered Holders and DTC Participants.

99.4††	Form of Letter to Beneficial Holders.

*	Indicates management contract or compensatory plan or arrangement.
**	Filed herewith.
†	Confidential treatment has been granted with respect to certain portions of this exhibit. A complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.
††	Previously filed on January 28, 2013.